Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

“[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE

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COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (this “Agreement”) is made as of July 30, 2021 (the “Effective Date”), by and between Marinus Pharmaceuticals, Inc. a corporation incorporated and existing under the laws of the State of Delaware (“Marinus”), having a principal place of business at 5 Radnor Corporate Center, 100 Matsonford Rd, Suite 500, Radnor, PA 19087, and Orion Corporation, a corporation incorporated and existing under the laws of Finland, business identity code 1999212-6 (“Licensee”), having a principal place of business at Orionintie 1, 02200 Espoo, Finland. Marinus and Licensee are referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

BACKGROUND

A.Marinus is a pharmaceutical company focused on developing and commercializing innovative therapeutics to treat patients suffering from rare seizure disorders and controls certain patents and know-how relating to such therapeutics;

B.Licensee is a pharmaceutical company with expertise in the commercialization of pharmaceutical products in the Territory (as defined below); and

C.Licensee wishes to obtain from Marinus an exclusive license to commercialize Licensed Products in the Field in the Territory (each, as defined below), and Marinus is willing to grant such an exclusive license to Licensee, all in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by both Parties, the Parties agree as follows:

ARTICLE 1

DEFINITIONS & INTERPRETATION

Whenever used in this Agreement with an initial capital letter, the terms defined in this 0 and elsewhere in this Agreement, whether used in the singular or plural, shall have the meanings specified.

1.1“Acquiring Entity” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than (a) the applicable Party in the definition of Change of Control, and (b) such Party’s Affiliates, determined immediately prior to the closing of such Change of Control.

1.2“Active Ingredient” means a clinically active material that provides pharmacological activity in a pharmaceutical product.

1.3“Affiliate” means, with respect to a Person, any other Person which, directly or indirectly through one (1) or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) direct or indirect ownership of more than fifty percent (50%) of the voting securities or other voting interest of any Person, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, as a general partner,  or otherwise. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

1.4 “Annual Net Sales” means, for a given Licensed Product, all Net Sales of such Licensed Product in the Territory during each Calendar Year by Licensee, its Affiliates and sublicensees.

1.5 “Applicable Laws” means collectively all laws, regulations, ordinances, decrees, judicial and administrative orders (and any license, franchise, permit or similar right granted under any of the foregoing), including Data Protection Laws and Anti-Corruption Laws, and any policies and other requirements of any applicable Governmental Authority that govern or otherwise apply to a Party’s activities in connection with this Agreement.

1.6“Biodefense Purposes” means the purchase of any Licensed Product by a Governmental Authority (or a non-Governmental Authority that is acting at the direction of or on behalf of a Governmental Authority) for use solely in the treatment of organophosphate intoxication, as, and to the extent, permitted by Applicable Laws.

1.7“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in Philadelphia, Pennsylvania or Helsinki, Finland are authorized or required by Applicable Laws to remain closed.

1.8“Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided that, the final Calendar Quarter shall end on the last day of the Term.

1.9“Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided that, the final Calendar Year shall end on the last day of the Term.

1.10“CDD” means CDKL5 deficiency disorder.

1.11“CDKL5” means cyclin-dependent kinase-like 5.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

“[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE

THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.12“Change of Control” means, with respect to a Party: (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation; (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party or the parent of such Party; or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business.

1.13“Clinical Data” means any and all data (together with all clinical trial reports and the results of analyses thereof) derived or generated in any Clinical Trial conducted by or on behalf of a Party or any of its Affiliates.

1.14“Clinical Trial” means any human clinical trial of a Licensed Product.

1.15“Commercialization” or “Commercialize” means any and all activities directed to marketing, detailing, promoting, advertising and obtaining pricing and reimbursement approvals of a product (if applicable) (including using, importing, pricing, selling and offering for sale such product), and will include post-launch marketing, promoting, advertising detailing, marketing, research, distributing, order processing, handling returns and recalls, booking sales, customer service, administering and commercially selling such product, importing, exporting or transporting such product for commercial sale, and regulatory compliance with respect to the foregoing. For clarity, “Commercialization” does not include the conduct of any Clinical Trials or Manufacturing. When used as a verb, “Commercialize” means to engage in Commercialization.

1.16“Commercially Reasonable Efforts” means, with respect to a Party’s obligations or activities under this Agreement, the carrying out of obligations or activities using efforts not less than the efforts a company similar to such Party would devote to a product having similar market potential, profit potential or strategic value as the Licensed Products, based on conditions then prevailing.

1.17“Competing Indication” means TSC, RSE, and CDD and/or any other Indication for which Licensee has Commercialized the Licensed Product in the Field in the Territory pursuant to the terms of this Agreement.

1.18“Competing Product” means any product other than a Licensed Product that is being Developed, Manufactured or Commercialized for the treatment or prevention of a Competing Indication. For the avoidance of doubt, generic products (products that are not protected by valid Patent Rights or Regulatory Exclusivity) other than branded generic products (carrying a proprietary brand name/logo other than the company name and/or logo) shall not be considered Competing Products even if such products would otherwise fall within the definition of the Competing Product in accordance with this Section 1.18.

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1.19“Confidential Information” of a Party (a “Disclosing Party”) means, subject to Section 9.2, all technical, scientific, trade, research, business, financial, marketing, product, supplier, intellectual property, and other non-public or proprietary data or information that is disclosed by a Disclosing Party or its Affiliates to the other Party (a “Receiving Party”) or any of its Affiliates pursuant to this Agreement (or any such information disclosed prior to the Effective Date pursuant to the Confidentiality Agreement), whether made available orally, in writing, or in electronic form. For purposes of clarity, unless excluded pursuant to Section 9.2, (a) all Clinical Data and results generated in any Clinical Trial conducted by or on behalf of Marinus pursuant to the Development Plan shall be deemed Confidential Information of Marinus; (b) all Manufacturing information shall be deemed Confidential Information of the Disclosing Party; (c) all Inventions shall be deemed the Confidential Information of the owning Party as set forth in Section 12.1(a); (d) any scientific, technical or financial information, including (except as set forth in (a) above) Clinical Data and information disclosed through an audit report, Commercialization report, Development report or other report, shall constitute Confidential Information of the Disclosing Party; (e) any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party; and (f) the existence and terms of this Agreement shall be deemed Confidential Information of both of the Parties.

1.20“Contemplated Clinical Trials” means the Clinical Trials set forth on Schedule 1.20.

1.21“Control” or “Controlled” means, with respect to any Patent Rights, Know-How, other intellectual property right, compounds, molecules or Confidential Information, the ability of a Party (whether through ownership, license or sublicense (other than a license, sublicense or other right granted pursuant to this Agreement)) to grant to the other Party the licenses, sublicenses or rights as provided herein, or to otherwise disclose such intellectual property, compounds, molecules or Confidential Information to the other Party, without violating the terms of any then-existing agreement with any Third Party at the time such Party would be required hereunder to grant the other Party such license, sublicenses or rights as provided herein or to otherwise disclose such intellectual property, compounds, molecules or Confidential Information to the other Party. Notwithstanding the foregoing, a Party will be deemed not to Control any Patent Rights, Know-How, other intellectual property right, Confidential Information, compound, or molecule that is owned or in-licensed by an Acquiring Entity.

1.22“Cover” means, with respect to a Licensed Product and any Patent Rights in a particular country, that the Manufacture, Development or Commercialization of such Licensed Product, as applicable, in such country would, but for the licenses granted herein, infringe a Valid Claim of such Patent Rights. Cognates of the word “Cover” shall have correlative meanings.

1.23“Data Protection Laws” means all applicable laws, rules and regulations, including the United States Health Insurance Portability and Accountability Act of 1996 and its

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implementing regulations (“HIPAA”), European Data Protection Laws, including the General Data Protection Regulation of 2016, and any other supranational or national legislation relating to privacy or data protection, direct marketing or the interception or communication of electronic messages, in each case as amended, consolidated, re-enacted or replaced from time to time.

1.24“Develop” or “Development” means research, preclinical and clinical drug development activities with respect to a compound or product, including test method development and stability testing, toxicology, formulation, process development (including Chemistry Manufacturing and Controls (“CMC”)), qualification and validation, quality assurance/quality control, Clinical Trials (including Clinical Trials and other studies commenced after Regulatory Approval whether or not necessary, recommended or required to obtain Regulatory Approval), statistical analysis and report writing, the preparation and submission of applications for Regulatory Approvals, regulatory affairs with respect to the foregoing and all other activities related to obtaining and maintaining  a Regulatory Approval (including labeling). When used as a verb, “Develop” means to engage in Development. For clarity, “Develop” or “Development” does not include Manufacturing.

1.25“Development Costs” means, with respect to a Clinical Trial or other Development activities for Licensed Products, the costs and expenses incurred by either Party or any of its respective Affiliates in connection with such Clinical Trial or Development activities, calculated as the sum of: (a) FTE Development Costs; and (b) Out-of-Pocket Development Costs.

1.26“EEA” means collectively (a) all countries in Europe that are covered by the centralized marketing authorization procedure, comprised of all member states of the European Union on the Effective Date, whether or not such countries remain member states of the European Union or remain covered by the centralized marketing authorization procedure, and (b) Iceland, Lichtenstein and Norway.

1.27“Encumbrance” means any mortgage, pledge, hypothecation, license, adverse claim, security interest, encumbrance, title defect, title retention agreement, Third Party right, option, lien, charge, or installment purchase agreement, right of first refusal, right of preemption or right to acquire, or other restriction or limitation on the right to sell or otherwise dispose of the subject property, but excluding any restriction, right or limitation imposed by this Agreement.

1.28“European Data Protection Laws” means the General Data Protection Regulation 2016/679 (the “GDPR”), the e-Privacy Directive 2002/58/EC, the e-Privacy Regulation, once adopted and applicable, and any relevant law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding instrument which implements, replaces, adds to, amends, extends, reconstitutes or consolidates such laws from time to time, including the Data Protection Act 2018 of the United Kingdom and the UK General Data Protection Regulation, in each case as amended, consolidated, re-enacted or replaced from time to time.

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1.29“Excluded Field” means and includes (a) the treatment of any unpleasant sensory or emotional experience associated with actual or potential tissue damage, or described in terms of such damage, including discomfort, either acute or chronic, caused by a primary lesion or dysfunction in the peripheral or central nervous system (e.g., neuropathic pain, post-herpetic neuralgia, trigeminal neuralgia), phantom pain, back pain, surgical pain, cancer pain, and pain associated with inflammation or damage of any tissues (e.g., muscle, bone, organs, tendons, nerves, and skin) by disease, injury, infection, surgery, or at birth. For the avoidance of doubt, Licensee shall not be permitted hereunder to pursue or obtain any Regulatory Approval or labeling for a Licensed Product as an analgesic or anesthetic agent or for the treatment of pain and/or any other Indication other than those for which Licensee has rights to Commercialize the Licensed Product pursuant to the terms of this Agreement.

1.30“Field” means the diagnosis, prevention and treatment of all diseases, disorders or conditions in humans, other than those diseases, disorders or conditions which are in the Excluded Field. Examples of diseases, disorders or conditions that are within the Field include psychiatric and stress related disorders (e.g., generalized anxiety, obsessive-compulsive disorders, panic disorders, sleep disorders, depression psychoses, schizophrenia, premenstrual dysphoric disorder, posttraumatic stress disorder, and social isolation), addiction (i.e., alcoholism, benzodiazepine abuse, amphetamine abuse, and cocaine abuse), seizure disorders, disorders involving neurodegeneration and neuronal apoptosis where neuronal protection or neurogenesis provides a functional benefit (e.g., Alzheimer’s disease, pre and post-natal treatment for autism, attention deficit disorder, fragile X syndrome), lysosomal storage disorders, and atherosclerosis.

1.31“First Commercial Sale” means, with respect to any Licensed Product in any country or jurisdiction in the Territory, the first sale of such Licensed Product by Licensee, its Affiliates, or sublicensees to a Third Party for distribution, use or consumption in such country or jurisdiction.

1.32“FTE” means a full-time employee or, in the case of less than a full-time employee, a full-time equivalent employee based on one thousand seven hundred and fifty (1750) person-hours per year. For clarity, indirect personnel (including support functions such as managerial, financial, legal, or business development) shall not constitute FTEs.

1.33“FTE Development Costs” means, with respect to a Clinical Trial or other Development activity, the product of: (a) the number of FTEs utilized by either Party or any of their respective Affiliates in connection with such Clinical Trial or Development activity; and (b) the FTE Rate.

1.34“FTE Rate” means a [***] [***] [***] ([***] [***]) per annum during the first Calendar Year of the Term, such amount to be changed as of January 1 of the immediately-following Calendar Year and annually thereafter to reflect the year-to-year percentage increase or decrease (if any) in the US  Consumer Price Index for Marinus and the European Harmonized Consumer Price Index for Licensee. For clarity, the FTE Rate includes employee salaries, benefits,

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vacation, sick days, holidays and travel, and facilities, equipment, and ordinary laboratory consumables.

1.35“Future Clinical Trial” means any Clinical Trial which is intended to generate Clinical Data for any Licensed Product (including a reformulation of a Licensed Product) or Indication in the Territory, other than the Contemplated Clinical Trials.

1.36“Ganaxolone” means, as between the Parties, the compound referred to as 3-alpha-hydroxy-3-beta-methyl 5-alpha-pregnan-20-one, including any analogues or derivatives thereof owned or Controlled by Marinus at any time during the Term, including its salts, or derivatives but not prodrugs of Ganaxolone or its salts, congeners or other derivatives which involve forming or breaking a covalent bond with or of such compound.

1.37“GCP” means all applicable Good Clinic al Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) (the “ICH Guidelines”) and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 54 (Financial Disclosures by Clinical Investigators), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, (d) the Clinical Trials Directive 2001/20, the Commission Directive on good clinical practice 2005/28, and (e) the equivalent Applicable Laws in any country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.38“Generic Version” of a Licensed Product shall mean any generic medicinal  product (other than a product which was initially sold as a Licensed Product hereunder) that is sold by a Third Party. that contains an active ingredient that is the same as, or bioequivalent to, an active ingredient in the application for Regulatory Approval for such Licensed Product, and which  product is submitted for Regulatory Approval through an application for a Regulatory Approval that references any Regulatory Approval for the Licensed Product. For clarity, Generic Version will not include an authorized generic of a Licensed Product.  For clarity, a “generic medicinal product” is a medicinal product which has the same qualitative and quantitative composition in active substances and the same pharmaceutical form as the Licensed Product as a reference medicinal product, and whose bioequivalence with the reference Licensed Product has been demonstrated by appropriate bioavailability studies (Article 10(2) of Directive 2001/83/EC) and has received marketing authorisation on the basis of Article 10(1) of Directive 2001/83/EC without being required to submit the results of pre-clinical tests and clinical trials, but demonstrating that the product meets the definition of a generic medicinal products, i.e. that it is bioequivalent and may refer to the data in the Licensed Product’s marketing authorisation dossier.

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1.39“GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration, including as defined in 21 C.F.R. Part 58, Commission Directive 2005/28 and the equivalent Applicable Laws in any country, each as may be amended and applicable from time to time.

1.40“GMP” means applicable current Good Manufacturing Practices, including, as applicable, (a) standards set forth in the Federal Food, Drug and Cosmetic act, the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) Commission Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the International Conference on Harmonization’s Q7 guidelines, and (d) the Applicable Laws in any relevant country  corresponding to (a) through (d) above, each as may be amended and applicable from time to time.

1.41“Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.42“Indication” means a separate and distinct disease or medical condition in humans (a) which a compound or product that is in clinical Development is intended to treat in such clinical Development, or (b) for which a compound or product has received a separate and distinct Regulatory Approval with an approved label claim to treat such disease or condition, as applicable.

1.43“Invention” means any process, method, composition of matter, discovery, or other invention that is conceived and first reduced to practice, constructively or actually, by or on behalf of either Party or jointly by the Parties in connection with the Parties’ activities under this Agreement, including the Development, Manufacture, or Commercialization of Licensed Products under this Agreement.

1.44“Know-How” means all technical information, know-how, data, Inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, methods, protocols, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them, and all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data relevant to any of the foregoing. For clarity, Know-How excludes Patent Rights and physical substances.

1.45“Licensed IP” means, collectively, Licensed Know-How and Licensed Patent Rights.

1.46“Licensed Know-How” means all Know-How Controlled by Marinus or any of its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful for

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Licensee to Develop and Commercialize any Licensed Products in the Field in the Territory in accordance with this Agreement.

1.47“Licensed Patent Rights” means all Patent Rights Controlled by Marinus or its Affiliates as of the Effective Date or during the Term that are necessary or reasonably useful for Licensee to Develop and Commercialize any Licensed Products in the Field in the Territory in accordance with this Agreement. Licensed Patent Rights as of the Effective Date are set forth on Exhibit A, attached to this Agreement.

1.48“Licensed Product” means a biopharmaceutical product which incorporates Ganaxolone as sole Active Ingredient or in combination with one or more other Active Ingredients (in the same formulation) for CDD, RSE, TSE and all Indications for which Licensee is granted Commerialization rights pursuant to Article 4 of this Agreement.

1.49“Licensee IP” means all Patent Rights and Know-How that (a) are Controlled by Licensee or its Affiliates as of the Effective Date or (b) thereafter come into Licensee’s or its Affiliates’ Control independent of this Agreement, and in each case ((a) and (b)), that are used or applied by or on behalf of Licensee or its Affiliates or sublicensees in connection with the Licensed Product under this Agreement.

1.50“Licensee Patent Rights” means all Patent Rights in the Licensee IP.

1.51“Manufacture” or “Manufacturing” means all activities related to themanufacturing of a compound or product or, in either case, any raw material, component or ingredient thereof, including test method development and stability testing, formulation, process development and validation, manufacturing scale-up whether before or after Regulatory Approval, manufacturing any product in bulk or finished form for Development or Commercialization (as applicable), including filling and finishing, packaging, labeling, shipping and holding, in-process and finished product testing, release of a compound or product or, in either case, any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of a compound or product, and regulatory activities related to any of the foregoing.

1.52“Net Sales” means, with respect to a Licensed Product, the total invoiced amount billed for sales of a Licensed Product by Licensee, its Affiliates or its sublicensees, less the following items to the extent they are paid or allowed, whether or not such costs are invoiced separately to the customer:

(a)quantity, trade, prompt payment and/or cash discounts actually taken;

(b)amounts repaid or credited and allowances given by reason of chargebacks or billing, errors and rebates (including managed care, hospice and government-mandated rebates), actually allowed or paid;

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(c)amounts refunded or credited for Licensed Products that were rejected, spoiled, damaged, outdated, recalled, or returned;

(d)freight, shipment, and insurance costs incurred by Licensee, its Affiliates, or its sublicensees in transporting Licensed Product(s) from Licensee to customers and which are billed to customers separately from the product (whether in the same or a separate invoice);

(e)taxes, tariffs, customs duties and surcharges and other governmental charges incurred in connection with the sale, exportation or importation of Licensed Product(s); and

Net Sales shall not include (i) the sale or transfer of a Licensed Product among Licensee, its Affiliates or its sublicensees for later sale to an independent Third Party, provided, however, that Net Sales shall include the subsequent sale to an independent Third Party; (ii) the transfer by Licensee, its Affiliates or its sublicensees without charge of reasonable quantities of Licensed Product as samples or as donations to non-profit institutions or government agencies for a non-commercial purpose, or (iii) the use of a Licensed Product by Licensee, its Affiliates, or its sublicensees for quality assurance, research and development purposes.

If Licensee, its Affiliates or its sublicensees commercially use or dispose of any Licensed Product by itself other than in a bona fide sale to a bona fide customer at an arms-length price, the Net Sales hereunder shall be the price which would be then payable in an arm’s length transaction.

1.53“New Indication” means an Indication in the Field other than TSC, CDD or RSE.

1.54“Out-of-Pocket Development Costs” means, with respect to a Clinical Trial or other Development activity, the duly itemized costs and expenses paid by a Party or any of its Affiliates to Third Parties in connection with such Clinical Trial or Development activity, other than any items intended to be covered by the FTE Rate and for, clarity, not including capital expenditures or travel expenses incurred by a Party.

1.55“Patent Prosecution” means activities directed to (a) preparing, filing and prosecuting applications (of all types) for any Patent Rights, (b) managing any interference, opposition, re-issue, reexamination, supplemental examination, invalidation proceedings (including inter partes or post-grant review proceedings), revocation, nullification, or cancellation proceeding relating to the foregoing, (c) deciding whether to abandon, extend or maintain Patent Rights, (d) listing in regulatory publications (as applicable), (e) settling any interference, derivation proceeding, opposition, reexamination, invalidation, revocation, nullification or cancellation proceeding, but excluding the defense of challenges to such patent or patent application as a counterclaim in an infringement proceeding with respect to the particular patent or patent application, and any appeals therefrom, and (f) any other administrative proceedings involving Patent Rights before a patent granting authority of competent jurisdiction, such as the United States Patent and Trademark Office, European Patent Office or national patent office. For purposes of clarity, “Patent Prosecution” will not include any other enforcement actions taken with respect to a patent or patent application, such as e.g. enforcement or defense actions before a court of competent jurisdiction.

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1.56“Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country, including all provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications (including requests for continued examination), divisional applications and renewals, and all letters patent or certificates of invention granted thereon, and all reissues, reexaminations, extensions (including pediatric exclusivity patent extensions), term restorations, renewals, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of the foregoing, in each case, in any country.

1.57“Per Unit Supply Price” means, on a Licensed Product-by-Licensed Product basis, the supply price for each unit of such Licensed Product set forth on Section 6.3. With respect to any new Licensed Product, the Parties will negotiate and agree in good faith on the Per Unit Supply Price for such Licensed Product, which shall be based on the same methodology used to calculate the Per Unit Supply Price for the initial Licensed Products, and amend Section 6.3 to reflect such amount. For clarity, the Per Unit Supply Price for a given Licensed Product will be the same irrespective of the country within the Territory in which such unit is sold by Licensee, its Affiliates or sublicensees.

1.58“Person” means any individual, corporation, company, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.59“Personal Data” shall be construed in accordance with the GDPR to the extent applicable.

1.60“Post-Regulatory Approval Studies” means a Clinical Trial (other than a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial) having solely pharmacoeconomic endpoints which is conducted on the Licensed Product after Regulatory Approval for the Licensed Product has been obtained from an appropriate Regulatory Authority, such as e.g. investigator initiated studies. For clarity, pediatric or other studies required by the competent Regulatory Authority in the Territory shall be regarded as Contemplated Clinical Trials and not as Post-Regulatory Approval Studies.

1.61“Regulatory Approval” means, with respect to a given country, approval from the relevant Regulatory Authority (which approval may be in the form of an amendment or supplement to an existing approval) necessary to initiate marketing and selling of a product (including a Licensed Product) in such country, excluding pricing and reimbursement approval. For clarity, any such approval to initiate marketing and selling of a previously-approved product for a New Indication shall constitute a Regulatory Approval.

1.62“Regulatory Authority” means any applicable Governmental Authority with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, research, non-clinical testing, clinical testing or sale of a pharmaceutical product

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THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(including any Licensed Product), which may include the authority to grant the required pricing and reimbursement approvals for such sale.

1.63“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any applicable Regulatory Authority with respect to a Licensed Product in a given country, other than an issued and unexpired Patent Right, including any new chemical entity exclusivity, reference product exclusivity for biological products, pediatric exclusivity or orphan drug exclusivity, which rights grant an exclusive data protection or commercialization period during which Licensee, its Affiliates or sublicensees have the exclusive right to market and sell such Licensed Product in such country.

1.64“Regulatory Submissions” means, with respect to a Licensed Product, (a) any filings, applications or submissions with any Regulatory Authority, excluding authorizations, approvals or clearances arising from the foregoing, and excluding filings, applications or submissions for pricing and reimbursement approvals, (b) all correspondence or communications with or from the relevant Regulatory Authority, and (c) minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority.

1.65“RSE” means refractory status epilepticus.

1.66“Territory” means (a) the EEA, United Kingdom and Switzerland (including their overseas territories).

1.67“Third Party” means any Person other than a Party or an Affiliate of a Party.

1.68“TSC” means tuberous sclerosis complex.

1.69“United States” means the United States of America and its territories and possessions.

1.70“USD” means United States dollars.

1.71“Valid Claim” means a claim of (a) an issued and unexpired patent or (b) a pending patent application which has not lapsed or been revoked, abandoned or held unenforceable or invalid by a final decision of a court or governmental or supra-governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to being invalid or unenforceable through reissue, reexamination or disclaimer or otherwise; provided that, if a pending patent application has been pending for at least ten (10) years from the date of filing of the initial priority application, then such corresponding claim in such pending patent application will not be deemed to be a Valid Claim unless and until it subsequently issues.

1.72Additional Definitions. The following table identifies the location of additional definitions set forth in various Sections of this Agreement:

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Definition	Section	Definition	Section
Accounting Firm	8.9(b)	Improvement Inventions	12.1(a)
Agreement	Preamble	Indemnified Party	11.3(a)
Agreement Payments	8.10(a)	Indemnifying Party	11.3(a)
Alliance Manager	3.1
Annual Net Sales	1.4	Initial Term	13.1
Anti-Corruption Laws	10.7(a)(i)	Joint Inventions	12.1(a)
Applicable Cure Period	13.2(a)(i)	Joint Patent Rights	12.1(c)
		JSC	3.2(a)
Automatic Renewal Term	13.1	License	2.1
Breach Notification	Error! Reference source not found.	Licensee	Preamble
		Licensee Indemnitee(s)	11.2
		Licensee Inventions	12.1(a)
		Losses	11.1
Claims	11.1	Marinus	Preamble
Clinical Trial Notice	0	Marinus Indemnitee(s)	11.1
Commercialization Milestone Event	8.3	Marinus Inventions	12.1(a)
Commercialization Milestone Payment	8.3	Notice of Dispute	14.5(a)
Commercialization Plan	7.2(a)
Confidentiality Agreement	14.13	Party/Parties	Preamble
Data Breach	10.4(e)
Development Plan	4.2(a)	Pharmacovigilance Agreement	5.3
Development Milestone Event	8.2	Product Infringement	12.3(a)
Development Milestone Payment	8.2	Product Marks	12.7(a)
Disclosing Party	1.19	Public Official	10.7(d)
Dispute	14.5(a)	Receiving Party	1.19
Effective Date	Preamble	Royalty Term	8.4(b)
Executive Officers	3.4	Rules	14.5(a)
		SEC	9.7(c)
Finance Officers	4.5(c)	Securities Regulators	9.7(c)

Forecast	7.2(b)	Sub-Forecast Year	7.2(b)
GDPR	1.27	Supply Agreement	6.2
HIPAA	1.23	Taxes	8.10(a)
ICC	14.5(a)	Term	13.1
ICH Guidelines	1.36
		Working Group	3.2(c)

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1.73Interpretation. The captions and headings to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits to this Agreement and references to this Agreement include all Exhibits hereto. In the event of any conflict between the main body of this Agreement and any Exhibit hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) the word “or” shall have the inclusive meaning commonly associated with “and/or”; (g) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (h) words of any gender include the other gender; (i) words using the singular or plural number also include the plural or singular number, respectively; (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; and (k) neither Party nor its Affiliates shall be deemed to be acting “under authority of” the other Party.

ARTICLE 2

LICENSES

2.1License Grant to Licensee;

(a)License Grant to Licensee. Subject to the terms and conditions of this Agreement, Marinus hereby grants to Licensee an exclusive (subject to Marinus’ retained rights in Section 2.3 and Section 2.6), royalty-bearing license, with the right to grant sublicenses (subject to Section 2.2), under the Licensed IP, to Develop (but only to the extent of conducting Post Regulatory Approval Studies and/or participating in Future Clinical Trials as may be agreed by the Parties, all pursuant to the terms of this Agreement) and Commercialize Licensed Products in the Field in the Territory (the “License”). For clarity, and except as otherwise set forth in the Supply Agreement and/or this Agreement, the License does not include and Licensee is not granted a license to Manufacture any Licensed Product.  For clarity this License does not extend to the Excluded Field and does not include the license to Licensee of any Third Party Patent Rights or Know-How.

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2.2Right to Sublicense.

(a)Subject to the terms and conditions of this Agreement, Licensee shall not have the right to grant sublicenses under the License to any Third Party other than with the prior written approval by Marinus, such approval not to be unreasonably withheld or delayed, and further provided that any sublicenses shall only be through a single tier (so that the sublicense agreement shall specifically provide that the sublicensee has no right to sublicense other parties). Licensee shall have no rights to sublicense to any Third Party any rights to commercialize License Products in Germany, France, Italy, Spain or the United Kingdom.

(b)Each permitted sublicense shall be subject to a written agreement that is consistent with the terms and conditions of this Agreement, and Licensee shall ensure that all of its sublicensees comply with  terms and conditions that are consistent with the terms and conditions of this Agreement. Licensee will remain directly responsible for all its obligations under this Agreement, regardless of whether any such obligation is delegated, subcontracted or sublicensed to any of its Affiliates or sublicensees. Licensee shall provide, or cause to be provided, to Marinus a true and complete copy of each sublicense agreement, which may be redacted to exclude any financial terms (except that Licensee shall provide such terms to the extent reasonably necessary in order to obtain any necessary approvals pursuant to such agreement), within ten (10) days after it becomes effective, and if such agreement is not in English, a translation into English thereof within thirty (30) days after the execution of such sublicense agreement.

2.3Marinus Retained Rights. Notwithstanding the exclusive nature of the License, Marinus expressly retains the rights to use and practice the Licensed IP in the Field in the Territory (a) in order to (i) perform its obligations under this Agreement, (ii) conduct Development, Manufacturing, and regulatory activities, and (iii) conduct any other activities to support Development, Manufacturing, regulatory activities or Commercialization outside of the Territory or outside of the Field, and (b) in accordance with Section 2.6. Should Marinus at any time own or Control rights to any Indication(s) currently retained by a Third Party, Licensee’s rights under this Agreement shall automatically extend to cover such Indication(s). For clarity, Marinus retains the exclusive right to practice, license and otherwise exploit the Licensed IP outside the scope of the License.

2.4License Grants to Marinus. Subject to the terms and conditions of this Agreement, Licensee hereby grants to Marinus:

(a)a non-exclusive, perpetual, irrevocable, fully-paid, royalty-free and sublicensable (through multiple tiers) license, under the Licensee Inventions to Develop, Manufacture and Commercialize Licensed Products outside the Territory and outside of the Field; and

(b)a non-exclusive, fully-paid, royalty-free and sublicensable (through multiple tiers) license, under the Licensee IP to Develop, Manufacture and Commercialize Licensed Products to the extent necessary for Marinus to perform its obligations under this

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Agreement, including to Develop and Manufacture Licensed Products for use in the Territory and the Field.

2.5No Implied Licenses; Negative Covenants. Except as expressly set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication, estoppel or otherwise, under any trademarks, Patent Rights, Know-How or other intellectual property rights of the other Party. Licensee shall not, and shall not permit any of its Affiliates or sublicensees to, practice, license or otherwise exploit any Licensed IP outside the scope of the License.

2.6Biodefense Sales. Notwithstanding any provision contained herein to the contrary, the Parties agree and acknowledge that Marinus has the sole and exclusive right to Develop, Manufacture and Commercialize Licensed Products in or outside of the Territory for Biodefense Purposes.

2.7 Exclusivity. With respect to the Territory, during the period which is the shorter of (i) five (5) years from the First Commercial Sale of a Licensed Product or (ii) the period during which the Parties have agreed to jointly exploit the results of the Development of Licensed Products pursuant to this Agreement, Licensee and its Affiliates and sublicensees shall not market, import, offer for sale, sell or distribute any Competing Product in the Territory. Following expiry of such period, and as long as the Parties still jointly exploit the results of the Development of Licensed Products pursuant to this Agreement, Licensee shall have the right to market, import, offer for sale, sell or distribute, directly or indirectly, any Competing Product in one or more countries of the Territory, provided, however, that Licensee shall notify Marinus in writing of its intention to such effect (such notice identifying the affected countries and scheduled date of launch of a Competing Product) no less than [***][***] [***] prior to the planned launch of a Competing Product. Following the receipt of such notice, Marinus shall have the right to terminate this Agreement upon thirty (30) days’ written notice.

Notwithstanding the foregoing, if Licensee acquires any entity or all or substantially all of the assets of an entity and such entity markets, distributes, sells or offers for sale a Competing Product in any country of the Territory, or such assets include a Competing Product in any country of the Territory or if Licensee is acquired by such entity, Licensee or its successor may maintain compliance with this Article 2.7 by sublicensing such Competing Product to a Third Party so long as Licensee or its successor maintains no active role in the marketing, selling, offering for sale, promotion or distribution of such Competing Product in any country of the Territory.

ARTICLE 3

GOVERNANCE

3.1Alliance Managers. Each Party shall appoint an individual, who is an employee of such Party, to act as its alliance manager under this Agreement as soon as practicable after the Effective Date (the “Alliance Manager”). The Alliance Managers shall: (a) serve as the primary points of contact between the Parties for the purpose of providing the other Party with information on the progress of a Party’s activities under this Agreement; (b) be responsible for facilitating the

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flow of information and otherwise promoting communication, coordination and collaboration between the Parties; (c) facilitate the prompt resolution of any disputes; and (d) attend JSC meetings. An Alliance Manager may also bring any matter to the attention of the JSC if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

3.2Joint Steering Committee.

(a)Formation. No later than thirty (30) days following the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) to monitor and coordinate the Development and Commercialization of Licensed Products in the Field in the Territory. The JSC will be composed of two (2) representatives from each Party. Each representative to the JSC shall be an employee of the applicable Party, unless otherwise agreed by both Parties.

(b)Role. The JSC shall (i) provide a forum for the discussion of the Parties’ activities under this Agreement; (ii) review and discuss the overall strategy for the Development of Licensed Products for use in the Territory; (iii) review and discuss the strategy and progress of obtaining Regulatory Approvals for Licensed Products in the Territory; (iv) review and discuss commercialization and market access planning and strategy, branding, marketing, distribution and promotional activities pursuant to Section 7.2; (v) review Licensee’s plans and sequence for launch (or non-launch) of the Licensed Product in the countries in the Territory; (vi) review and discuss Manufacturing of Licensed Products; (vii) review and approve all amendments to the Development Plan (including with respect to any on-going or new Clinical Trial and the budgets therefor, provided that the JSC does not have the authority to increase either Party’s financial obligations under this Agreement); (viii) establish and oversee Working Groups as necessary or advisable to further the purposes of this Agreement; (ix) resolve any unresolved disputes arising in the Working Groups;  (x) perform such other functions as expressly set forth in this Agreement or allocated to the JSC by the Parties’ written agreement; (xi) discuss Post-Regulatory Approval Studies, (xii) discuss any life cycle management (LCM) opportunities for the Licensed Product in the Territory taking into account, inter alia, the commercial feasibility of such LCM activities in the Territory, provided, however, that any cost sharing with respect to LCM opportunities shall be subject to a separate written agreement by the Parties as set forth in Section 4.4 c) of this Agreement.

(c)Working Groups. From time to time, the JSC may establish joint working groups (each, a “Working Group”) on an as-needed basis to oversee specific functional areas or activities and coordinate the day-to-day performance of such activities under this Agreement, including Development and global branding initiatives and Manufacturing and supply of Licensed Products, which establishment of Working Groups shall be reflected in the minutes of the meetings of the JSC. Each such Working Group shall be constituted, shall meet as frequently and in such manner as, and shall operate as, the JSC may determine. Each Working Group and its activities shall be subject to the oversight of, and shall report to, the JSC, and the JSC shall resolve all disputes that arise within a Working Group. In no event shall the authority of any Working Group exceed the authority of the JSC. Each Party shall be responsible for all of its own expenses of participating in any Working Group.

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3.3JSC Authority; Meetings; Attendance.

(a)Limitation of Authority. The JSC shall only have the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement and shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions of this Agreement; or (iii) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement.

(b)Meetings. The JSC shall hold meetings at such times as it elects to do so, but shall meet no less frequently than four (4) times per Calendar Year until the first Regulatory Approval of a Licensed Product in the Field in the Territory, and thereafter, no less frequently than twice per Calendar Year unless otherwise mutually agreed by the Parties. The first JSC meeting shall be within sixty (60) days of the Effective Date. In addition, special meetings of the JSC may be convened by either Party’s Alliance Manager upon not less than thirty (30) days’ (or, if such meeting is proposed to be conducted by teleconference, as soon as reasonably practicable) written notice to the other Alliance Manager. The Alliance Managers shall jointly prepare and circulate an agenda for each meeting, which shall include agenda items proposed by either Party reasonably in advance of the meeting. The JSC may meet in person or by means of teleconference, Internet conference, videoconference or other similar communication method; provided that at least twice each Calendar Year until the first Regulatory Approval of a Licensed Product in the Field in the Territory and, thereafter, at least once each Calendar Year, such meetings will be conducted in person at locations selected alternatively by Marinus and Licensee or such other location as the Parties may agree, unless in person meetings are not reasonable for reasons of public health or travel restrictions. Each Party shall bear its own expenses related to participation in and attendance at such meetings by its respective JSC representatives. The Alliance Managers shall jointly prepare and circulate minutes for each JSC meeting within thirty (30) days of each such meeting and shall ensure that such minutes are reviewed and approved by their respective companies within thirty (30) days thereafter.

(c)Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its JSC representatives, to attend a meeting of the JSC (in a non-voting capacity) in the event that the planned agenda for such JSC meeting would require such participants’ expertise; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party, shall obtain approval from such other Party for such Third Party to attend, and shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

3.4Decision-Making. All matters requiring the approval of the JSC shall be made by consensus, with each Party’s representatives having, collectively, one vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the JSC cannot reach consensus as to such matter within twenty (20) days after such matter was brought to the JSC for resolution, such matter shall be referred to the Chief Executive Officer of Marinus (or an executive officer of Marinus designated by the Chief Executive Officer of Marinus who has the power and authority to resolve such matter) and the Chief Executive Officer of

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Licensee (or an executive officer of Licensee designated by the Chief Executive Officer of Licensee who has the power and authority to resolve such matter) (collectively, the “Executive Officers”) for resolution. If the Executive Officers cannot resolve such matter within twenty (20) days after such matter has been referred to them, then: (a) Marinus shall have final decision-making authority with respect to all matters within the scope of the JSC’s decision-making authority that relate to Development (including Clinical Trials and the protocol and design  of any Post-Regulatory Approval Studies) and Manufacturing activities, excluding 1)  any right to increase Licensee’s financial obligations under this Agreement, (2) other issues related to Post-Regulatory Approval Studies conducted and/or sponsored or supported by Licensee, 3) Manufacturing activities for which Licensee is responsible pursuant to this Agreement and/or the Supply Agreement; and (b) Licensee shall have final decision-making authority with respect to all matters within the scope of the JSC’s decision-making authority that relate to 1) Commercialization of the Licensed Products in the Field in the Territory, 2) except as set forth above, Post-Regulatory Approval Studies conducted and/or sponsored or supported by Licensee and 3) Manufacturing activities for which Licensee is responsible pursuant to this Agreement and/or the Supply Agreement, and (c)  with respect to any and all other matters within the scope of the JSC’s decision-making authority, neither Party shall have final decision-making authority, such that no action will be taken with respect to the proposed matter unless and until ultimately approved by the JSC or the Parties or as otherwise authorized by this Agreement such as regulatory activities which shall be controlled by Marinus pursuant to Article 5 of this Agreement.

Notwithstanding anything to the contrary contained in this Agreement, in exercising its final decision-making authority described in this Section 3.4, neither Party shall have the right to: (i) make a decision that is stated to require the mutual agreement or the mutual consent of the Parties (as would be the case for any decision that would increase the other Party’s costs or responsibilities); (ii) interpret, amend, modify, or determine or waive compliance with, this Agreement or otherwise act in contravention of the terms of this Agreement; (iii) resolve any dispute regarding whether a Development/Regulatory Milestone Event or a Commercialization Milestone Event has been achieved; or (iv) require the other Party to perform any act that such other Party reasonably believes would violate Applicable Law.

3.5Discontinuation of JSC and Working Groups. The JSC and any Working Groups shall continue to exist until the Parties mutually agree to disband the JSC. Once the JSC is disbanded, the JSC and Working Groups shall have no further authority or responsibilities under this Agreement and, thereafter, the Alliance Managers shall be the points of contact for the exchange of information under this Agreement and decisions between the Parties shall be decisions of the JSC, subject to the other terms and conditions of this Agreement.

ARTICLE 4

DEVELOPMENT

4.1Overview of Development. Except to the extent provided otherwise in the Development Plan and except for Licensee’s right to conduct Post-Regulatory Approval Studies, as between the Parties, Marinus shall be responsible for all Development of Licensed Products, including conducting and sponsoring all Clinical Trials. Each Party shall conduct the activities

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allocated to such Party under the Development Plan in accordance with the Development Plan and in compliance with all Applicable Laws, including GLP, GCP, GMP and Data Protection Laws. To the extent either Party transfers any Personal Data to the other Party or its Affiliates outside of the European Union or European Economic Area,  excluding, however, such countries, which are deemed by the European Commission to provide adequate protection to data subjects (pursuant to Article 45 of the EU GDPR), the Parties agree that the EU standard contractual clauses for the transfer of personal data to third countries pursuant to Regulation (EU) 2016/679 of the European Parliament and of the Council (EU Commission Decision 2021/914 of 4 June 2021 ), as applicable, shall be signed by the Parties. For the purposes of such transfer and processing of Personal Data, the Parties will determine and document in good faith the Parties’ respective roles as a data controller, data processor or joint controller.

4.2Development Plan.

(a)All Clinical Trials and other material Development activities with respect to Licensed Products in the Field in the Territory shall be conducted in accordance with a written development plan and budget (such plan and budget, as amended from time to time, the “Development Plan”). Without limiting the foregoing, the Development Plan shall include (i) an outline of all such Development activities (including all Contemplated Clinical Trials and any Future Clinical Trials) for Licensed Products, (ii) details and timelines of any Development activities assigned to Licensee, and (iii) subject to Section 4.5(b), a budget for each such Clinical Trial.

(b)The Development Plan is attached hereto as Exhibit B (the “Initial Development Plan”). The Development Plan shall be effective from the Effective Date until amended in accordance with Section 4.2(c).

(c)From time to time after the Effective Date, either Party may propose amendments to the Development Plan and submit such proposed amendments to the Development Plan to the JSC for its review, discussion and approval. Upon the JSC’s approval, such proposed amendments shall become effective.

4.3Diligence. Each Party shall use Commercially Reasonable Efforts to perform the Development activities assigned to such Party under the Development Plan.

4.4Clinical Trials and Future Clinical Trials.

(a)The JSC will discuss the design of each proposed Clinical Trial; provided that, for clarity, Marinus shall have final decision-making authority with respect to such design and the protocol for each Clinical Trial; provided, further, that Marinus will implement any scientific advise provided by the competent Regulatory Authority in the Territory as well as consider in good faith any comments to such design or protocol timely provided by Licensee’s JSC representatives that are directed to Clinical Trial sites in the Territory or which are intended to generate Clinical Data that would support Regulatory Approval for any Licensed Product in the Field and Territory.

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(b)Except to the extent provided otherwise in the Development Plan, as between the Parties, Marinus will be responsible for all other Development activities and costs (whether clinical or non-clinical) and day-to-day operational matters, and be the regulatory sponsor for each Clinical Trial (excluding Post-Regulatory Approval Studies conducted and/or sponsored (unless such study is required by Applicable Laws to be sponsored by Marinus) or supported by Licensee).

(c)In the event Marinus proposes to conduct a Future Clinical Trial, Marinus shall provide written notice to Licensee, which notice shall include in reasonable detail a description of the Future Clinical Trial, including the proposed Indication or the proposed new formulation (including any prodrug) of the Licensed Product and means of administration which would be studied pursuant to such Future Clinical Trial, a summary of any Clinical Data supporting Marinus’ decision to pursue the Future Clinical Trial, a draft protocol for the Future Clinical Trial, a proposed budget and  proposed sharing of Development Costs between the Parties for the Future Clinical Trial, and any information and calculation that Marinus may have showing the reasons that Marinus believes it is commercially feasible and useful to conduct the Future Clinical Trial (the “Clinical Trial Notice”). The Parties shall,  upon Licensee’s receipt of the Clinical Trial Notice,  discuss in good faith any Future Clinical Trial taking into account, inter alia, a) commercial feasibility of conducting the Future Clinical Trial, b) expected research and development costs necessary to Develop and Commercialize the New Indication or the new formulation of the Licensed Product in the Territory, c) the market opportunity the Future Clinical Trial represents to either Party (considering e.g. the usefulness, market potential and/or strategic value of the proposed New Indication or the proposed new formulation of the Licensed Product in the Territory).  [***] [***] ([***]) days after receipt of Marinus’ Clinical Trial Notice, Licensee shall notify Marinus whether or not it is interested in Commercializing the related reformulated Licensed Product or New Indication in the Territory in the Field.  If  Licensee notifies such interest to Marinus, then the Parties shall [***] [***] ([***]) days, from the date of Marinus’ receipt of Licensee’s notice to negotiate in good faith an amendment to this Agreement for Licensee to obtain the right to Commercialize Licensed Products in such Indication or with such new formulation, [***] [***] which is the subject of such Future Clinical Trial, which negotiations shall take into [***] [***]. In the event the Parties enter into an amendment to this Agreement within such [***] ([***]) day period, then the results of such Future Clinical Trial will constitute Clinical Data, other data and/or results for the purposes of the Parties’ rights and obligations set forth in Section 4.8 and be included within the License.  If either (i) Licensee does not notify Marinus of its interest within the time period set forth in this Section 4.4(c), or (ii) if the Parties are not able to reach agreement on an amendment to this Agreement within such [***] period and either Party terminates negotiations by notice to the other Party, then (a) Marinus will have the right to conduct such Future Clinical Trial independently or in collaboration with a Third Party (including amending the protocol for such Clinical Trial to include or exclude trial sites in the Territory or otherwise); (b) the results of such Future Clinical Trial will neither constitute Clinical Data or other data or results for the purposes of the Parties’ rights and obligations set forth in Section 4.8 nor be included within the License; (c) Licensee will have no right to use such results for any purpose (except for safety and other mandatory reporting) regardless of subsequent publication, provided that in no event shall Licensee’s right to use any published data be more limited than any Third Party’s who is not Marinus’ licensee or sublicensee;

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(d) Licensee shall have no further rights with respect to such new formulation or New Indication(s), and (e) Marinus shall, either alone or in collaboration with a Third Party, be entitled to Develop and Commercialize (under an independent Regulatory Approval and a Product Mark other than the one used by Licensee) the new formulation and New Indication(s), as applicable, provided that, for a period of [***] after the occurrence of (ii) above, should Marinus offer or be prepared to accept more favourable terms and conditions for such new formulation and New Indication(s) to any Third Party than those offered to Licensee in the Clinical Trial Notice and/or in the course of the above mentioned negotiations, then Marinus shall again offer them first to Licensee before granting a license to any Third Party to Commercialize such new formulation or New Indication in the Field in the Territory. Within fifteen (15) days from receipt of Marinus’ offer (which shall include the material transactional terms), Licensee shall notify Marinus whether or not Licensee accepts such Marinus’ offer. Licensee’s failure to give a notice of acceptance within said fifteen (15) day period shall be deemed a full and final waiver of Licensee’s rights as to such Marinus’ offer.

4.5Development Costs.

(a)Licensee will reimburse Marinus for a maximum of seven million Euros (€7,000,000.00)   of the Development Costs for the Contemplated Clinical Trials set forth on Schedule 1.20. For clarity, the amount of €7,000,000 is for the amount to be reimbursed by Licensee to Marinus and shall not be reduced by any Development Costs of Licensee or other costs of the Licensee. Subject to the aforementioned in this Section 4.5 (a), Licensee’s above mentioned reimbursement amount shall be used for reimbursement for Development Costs incurred by Marinus for TSC and RSE Development and any required post approval pediatric studies for CDD.  At the end of each Calendar Quarter, Marinus will invoice Licensee in the amount of the lesser of Development Costs actually incurred by Marinus or [***] ([***])[***]incurred by Marinus in a Calendar Quarter in excess of [***] ([***]) shall be included in the Marinus invoices for one or more subsequent Calendar Quarters.

(b)Prior to November 30 of each Calendar Year, the JSC will approve a budget (or amended budget, as applicable) for each Contemplated Clinical Trial for which the Parties have agreed to share costs pursuant to Schedule 1.20 and which will be conducted during the subsequent Calendar Year and for each Future Clinical Trial for which the Parties have agreed to share costs pursuant to Section 4.4 (c) above and which will be conducted during the subsequent Calendar Year. Upon approval by the JSC, such budget shall be part of the Development Plan.

(c)Marinus shall, within thirty (30) days following each Calendar Quarter during which it incurs Development Costs, submit to a finance officer designated by Licensee (the “Finance Officer”) a report which sets forth the Development Costs incurred by it during such Calendar Quarter. Each such report will specify in reasonable detail FTE Development Costs and Out-of-Pocket Development Costs with respect to the applicable Calendar Quarter.  Each such report will be submitted together with an invoice for the amount payable to Marinus by Licensee.

(d)Licensee shall submit the amount of such payment to Marinus within thirty (30) days of receipt of Marinus’ invoice for the amount thereof.

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4.6Development Records. Each Party shall maintain reasonably complete, current and accurate records of all Development activities conducted by or on behalf of such Party, its Affiliates or its sublicensees pursuant to this Agreement and all data and other information resulting from such activities, in each case in accordance with all Applicable Laws. Each Party shall maintain such records during the Term and for a period of time after the Term consistent with Applicable Laws and reasonable industry practices on record retention and destruction (which shall not be less than three (3) years). Such records shall fully and properly reflect all material activities conducted and results achieved by or on behalf of such Party in the performance of the Development activities in the Territory hereunder, in good scientific manner appropriate for regulatory and patent purposes. Each Party shall document all non-clinical studies and Clinical Trials of the Licensed Product in formal written study reports in accordance with Applicable Laws and national and international guidelines (e.g., GCP, GLP and GMP). Upon the other Party’s request, each Party shall, and shall cause its Affiliates and sublicensees to, promptly provide the other Party with copies of such records.

4.7Development Reports.

(a)Marinus shall provide Licensee with written reports, at each regular JSC meeting, summarizing its, its Affiliates’ and its sublicensees’ activities with respect to the Development of Licensed Products for use in the Field in the Territory. Such reports and all data therein shall constitute Confidential Information of Marinus pursuant to Article 9.

(b)Licensee shall provide Marinus with written reports, at each regular JSC meeting, summarizing its, its Affiliates’ and its sublicensees’ activities with respect to Development of Licensed Products for use in the Field in the Territory. Such reports and all data therein shall constitute Confidential Information of Licensee pursuant to Article 9.

4.8Data Ownership, Exchange and Use. As between the Parties, all Clinical Data and other data and results generated by or on behalf of Marinus in connection with Development activities conducted under this Agreement will be owned by Marinus and be subject to Licensee’s rights to use such data and results as set forth in this Agreement. As between the Parties, all Clinical Data and other data and results generated by or on behalf of Licensee in connection with Post-Regulatory Approval Studies conducted by it under this Agreement will be owned by Licensee and be subject to Marinus’ rights to use such data and results as set forth in this Agreement. In addition to its adverse event and safety data reporting obligations pursuant to Section 5.3,  each Party shall promptly (but in any event no later than thirty (30) days from the other Party’s reasonable request) provide the other Party with copies of and access to all data and results, including all Clinical Data, and all supporting documentation (e.g. protocols, case report forms, analysis plans) Controlled by such Party or its Affiliates that are generated by or on behalf of such Party or any of its Affiliates or sublicensees, if applicable, in the Development of Licensed Products. Subject to the other terms and conditions of this Agreement, including Sections 4.4(c) and 0, Licensee shall have the right to use and reference such data and results, without additional consideration, for purposes of Development or Commercialization activities (including any regulatory activities and filing any Patent Rights covering Licensee Inventions) in accordance with this Agreement. Marinus and its designees shall have the right to use and reference such data and

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results provided by Licensee, without additional consideration, for the purpose of Developing, Manufacturing and Commercializing (outside the Territory) Licensed Products, filing Patent Rights covering Marinus Inventions and obtaining and maintaining Regulatory Approvals for Licensed Products. For clarity, any such data or results that are Inventions will be owned in accordance with Section 12.1 and subject to the licenses, rights and obligations set forth herein.

4.9Subcontractors.

(a)Marinus may conduct any activities assigned to it under the Development Plan or for which it is responsible under this Agreement through one or more Affiliates or subcontractors for example, contract research organizations. Marinus shall cause any subcontractor engaged by it to be bound by written obligations of confidentiality and non-use that are substantially equivalent to those provided in this Agreement prior to performing any activities. Marinus shall cause its subcontractors to assign to Marinus all intellectual property that specifically and necessarily incorporate Licensed Products and are discovered and reduced to practice by such subcontractors in the course of performing such subcontracted work. Marinus shall remain directly responsible for any obligations under this Agreement that have been delegated or subcontracted to any subcontractor and shall be directly responsible for the performance of its subcontractors.

(b)Licensee may conduct activities assigned to it under the Development Plan or for which it is responsible under this Agreement through one or more Affiliates or subcontractors for example contract research organizations. Licensee shall cause any subcontractor engaged by it to be bound by written obligations of confidentiality and non-use that are substantially equivalent to those provided in this Agreement prior to performing any activities. Licensee shall cause its subcontractors to assign to Licensee all intellectual property that specifically and necessarily incorporate Licensed Products and are discovered and reduced to practice by such subcontractor in the course of performing such subcontracted work. Licensee shall remain directly responsible for any obligations under this Agreement that have been delegated or subcontracted to any subcontractor and shall be directly responsible for the performance of its subcontractors.

ARTICLE 5

REGULATORY

5.1Holder of Regulatory Approvals and Regulatory Submissions; Regulatory Responsibilities. A Marinus Affiliate located in the European Union, Marinus Pharmaceuticals Emerald Limited, limited liability company formed corporation incorporated and existing under the laws of Ireland, registration number 688211, having a principal registered address place of business at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, or another  Marinus Affiliate located in the European Union will be the initial marketing authorization holder for all Regulatory Approvals of Licensed Products in the Territory. Marinus shall have the right to transfer the Regulatory Approvals to other Marinus wholly owned subsidiaries located in the Territory for tax or other corporate purposes.  Additionally, should Marinus be required to hold local Regulatory Approvals within specific countries in the Territory, Marinus shall set up such local subsidiaries as are required within such countries in the Territory.  Marinus will be

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responsible for the conduct of all regulatory activities with respect to Licensed Products. Marinus shall promptly inform Licensee in writing of any plan to transfer the Regulatory Approvals and the Parties shall discuss in good faith implications of such transfer. Marinus will be responsible for the conduct of all regulatory activities with respect to Licensed Products in the Field and in the Territory, including (i) developing regulatory plans, strategies and interactions with Regulatory Authorities in the Field in the Territory in support of obtaining such Regulatory Approvals, and (ii) preparing, obtaining, submitting, engaging and maintaining Regulatory Submissions for Licensed Products and obtaining and maintaining Regulatory Approvals of Licensed Products in the Field in any country in the Territory and Licensee shall provide such information, data and support to Marinus (including information and data with respect to Licensee’s conduct of Post-Regulatory Approval Studies) as may be reasonably requested by Marinus from time to  time, provided, however, that details of such support shall be subject to a separate written agreement by the Parties. Marinus shall promptly inform Licensee about any Regulatory Approvals of the Licensed Products in the Territory. Notwithstanding the foregoing, as part of its Commercialization activities, Licensee shall be responsible for using Commercially Reasonable Efforts for obtaining all pricing and reimbursement approvals for Licensed Products in the Field in the Territory.

5.2Updates. Each Party shall keep the other Party reasonably informed of regulatory developments related to Licensed Products in the Field in the Territory of which it becomes aware and shall promptly notify the other Party in writing or through the JSC of any material decision by any Regulatory Authority in the Field in the Territory of which it becomes aware regarding any Licensed Product.

5.3Pharmacovigilance Activities.

(a)Within one hundred eighty (180) days after the Effective Date or such earlier date as may be required to comply with Applicable Laws, and in no case later than Marinus obtaining Regulatory Approval for a Licensed Product in the Field in the Territory, Licensee and Marinus shall develop and agree in a written agreement to safety and pharmacovigilance procedures for the Parties with respect to Licensed Products, such as safety data sharing and exchange, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement will be appended to the Supply Agreement.

(b)Marinus shall maintain a global adverse event database for Clinical Trials conducted under the Development Plan and with respect to the Commercialization of the Licensed Product. Licensee will forward any adverse event reports in the Territory to Marinus (in accordance with the Pharmacovigilance Agreement) for inclusion in Marinus’ global safety database. Marinus as the holder of the Regulatory Approvals for the Licensed Products shall be responsible for all regulatory reporting obligations in the Territory.

5.4Safety and Regulatory Inspections. Licensee shall promptly (but in any event no later than forty-eight (48) hours after receiving the applicable notice) notify Marinus of any audit or inspection of Licensee, its Affiliates, its Third Party sublicensees or subcontractors (including Clinical Trial sites, if any) by any Regulatory Authority relating to Licensed Products and shall

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provide Marinus with all information in Licensee’s Control pertinent thereto. Without limiting the foregoing, (i) Licensee shall permit Regulatory Authorities outside the Territory to conduct audits or inspections of Licensee, its Affiliates, sublicensees or subcontractors (including Clinical Trial sites, if any) relating to Licensed Products, and shall ensure that such Affiliates, sublicensees and subcontractors permit such inspections. Subject to any required approvals of the Regulatory Authority and of any relevant Third Party, Marinus shall have the right, but not the obligation, to be present at and participate in any such audit or inspection described in this Section 5.4 relating to Licensed Products, at its sole cost and expense. Licensee will provide Marinus with a written summary of any findings of a Regulatory Authority relating to Licensed Products following a regulatory audit or inspection within ten (10) Business Days following Licensee’s receipt of Regulatory Authority’s final report for any such audit or inspection, unless otherwise agreed in a Quality Assurance Agreement by and between the Parties. Marinus shall promptly (but in any event no later than forty-eight (48) hours after receiving the applicable notice) notify Licensee of any audit or inspection of Marinus, its Affiliates, its Third Party sublicensees or subcontractors (including Clinical Trial sites, if any) by any Regulatory Authority relating to Licensed Products in the Territory and shall provide Licensee with all information in Marinus’s Control pertinent thereto. Without limiting the foregoing, (i) Marinus shall permit Regulatory Authorities in the Territory to conduct audits or inspections of Marinus, its Affiliates, sublicensees or subcontractors (including Clinical Trial sites, if any) relating to Licensed Products, and shall ensure that such Affiliates, sublicensees and subcontractors permit such inspections. Subject to any required approvals of the Regulatory Authority’s and of any relevant Third Party, Licensee shall have the right, but not the obligation, to be present at and participate in any such audit or inspection described in this Section 5.4 relating to Licensed Products, at its sole cost and expense. Marinus will provide Licensee with a written summary of any findings of a Regulatory Authority relating to Licensed Products following a regulatory audit or inspection within ten (10) Business Days following Marinus’ receipt of Regulatory Authority’s final report for any such audit or inspection, unless otherwise agreed in a Quality Assurance Agreement by and between the Parties.

5.5Adverse Regulatory Actions. If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity of a Party relating to a Licensed Production the Territory, then such Party shall notify the other Party of such notice within forty-eight (48) hours of its receipt thereof. The other Party shall have the right to review and comment on any responses to Regulatory Authorities that pertain to a Licensed Product promptly and in any event within ten (10) Business Days of receipt of such proposed response. The costs and expenses of any such regulatory action arising from any activity of Licensee relating to a Licensed Product in the Territory will be borne by Licensee. The costs and expenses of any such regulatory action arising from any activity of Marinus relating to a Licensed Product will be borne by Marinus. In addition, each Party shall promptly notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from a Third Party that, in the case of notice to Marinus, would reasonably be expected to materially affect the Development, Manufacture or Commercialization of the Licensed Products, and in the case of notice to Licensee, would reasonably be expected to materially affect the Development or Commercialization of the Licensed Products in the Field in the Territory.

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5.6 Right to Audit. Upon reasonable notice and during regular business hours, and not more than once every Calendar Year (except in the case of a for-cause audit), each Party or its designee may inspect the other Party’s facilities and may audit the other Party’s records to the extent that such facilities or records relate to the Development, Manufacture, distribution, storage, warehousing or, subject to Section 8.9 b), Commercialization of Licensed Products in and/or for the Territory. Each Party will make all such records available and will provide reasonable assistance in each such inspection or audit. The Parties acknowledge that Licensee has been able to conduct a virtual inspection of Marinus’ facilities prior to the Effective Date of this Agreement. Licensee shall have the right to audit such facilities through a physical on-site audit as soon as practically possible after the Effective Date of this Agreement.

ARTICLE 6

MANUFACTURING

6.1Manufacture of Licensed Product for the Territory. Subject to the terms and conditions of this 0, Licensee shall purchase all of its requirements of Licensed Products  Manufactured by or on behalf of Marinus from Marinus or its Affiliates pursuant to the Supply Agreement (as defined below).

6.2Supply. The Parties shall, as of the Effective Date, enter into the Supply  Agreement attached to this Agreement as Exhibit C, which shall govern the supply by Marinus to Licensee of Licensed Products for Development and Commercialization by Licensee in the Field in the Territory (including a Quality Assurance Agreement; the “Supply Agreement”) .

Marinus will be responsible for ensuring that Marinus and its Third Party manufacturers and suppliers at all times have the capacity and capabilities to timely supply Licensed Products for the Territory in accordance with and subject to Licensee’s forecasts and all other terms and conditions set forth in the Supply Agreement.

6.3Per Unit Supply Price. For each unit of conforming Licensed Product Manufactured and supplied to Licensee by Marinus pursuant to the Supply Agreement, Licensee shall pay Per Unit Supply Price (as set forth in the Supply Agreement), [***][***] [***] [***] [***] [***] [***] [***]. [***]  invoice Licensee for the applicable Licensed Product upon delivery in accordance with the Supply Agreement. Licensee shall, subject to the terms of the Supply Agreement, pay the undisputed invoiced amounts with respect to such Licensed Product within the timeframe set forth in the Supply Agreement. Marinus shall supply to Licensee free-of-charge reasonable and customary quantities of Licensed Products (to be agreed in good faith and in writing by the Parties) for research, development and quality assurance purposes and, as agreed by the Parties and to the extent allowed under Applicable Laws, for use as samples and donations.

ARTICLE 7

COMMERCIALIZATION

7.1Commercialization Responsibility.

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(a)Licensee shall be solely responsible, at its sole cost and expense, for Commercializing Licensed Products in the Field in the Territory in accordance with this Article 7, including booking all sales of and setting the price for such Licensed Products in the Field in the Territory. Licensee shall use Commercially Reasonable Efforts to Commercialize each Licensed Product in the Field in the Territory. Licensee shall conduct all Commercialization of Licensed Products in accordance with all Applicable Laws.

(b)Licensee may conduct Commercialization activities for which it is responsible under this Agreement through engaging subcontractors in the ordinary course provided that Licensee shall not engage any subcontractor who has been debarred or disqualified by any Regulatory Authority or by Applicable Law or is subject of debarment or disqualification proceedings by a Regulatory Authority Licensee shall cause any subcontractor engaged by it to be bound by written obligations of confidentiality and non-use that are substantially equivalent to those provided in this Agreement prior to performing any activities. Licensee shall cause its subcontractors to assign to Licensee all intellectual property that specifically and necessarily incorporate Licensed Products and are discovered and reduced to practice by such subcontractor in the course of performing such subcontracted work. Licensee shall remain directly responsible for any obligations under this Agreement that have been delegated or subcontracted to any subcontractor and shall be directly responsible for the performance of its subcontractors.

7.2Commercialization Plan; Forecasts; Reports

(a)At least six (6) months prior to the anticipated First Commercial Sale of a Licensed Product in the Territory, Licensee shall prepare and provide to the JSC a written Commercialization plan (the “Commercialization Plan”) describing in reasonable detail the planned brand, positioning and launch strategies and messages, and marketing/promotional activities for Commercialization of the applicable Licensed Product in the Territory for the balance of the then-current Calendar Year and the following Calendar Year. Licensee shall use Commercially Reasonable Efforts to Commercialize Licensed Products in a manner consistent with the Commercialization Plan. A revised Commercialization Plan shall be delivered annually  (no later than thirty (30) days prior to the beginning of a Calendar Year) for the following Calendar Year.

(b)With each Commercialization Plan, Licensee shall also deliver to the JSC a  good-faith estimate (prepared in accordance with Licensee’s standard forecasting practices consistently applied) for Net Sales in the Territory over the balance of the then current Calendar Year and the following Calendar Year  (the “Forecast”). In the event that Licensee’s actual Net Sales in any Calendar Year fall below the estimated Net Sales for such Calendar Year set forth in the Forecast (a “Sub-Forecast Year”), Licensee may not estimate Net Sales in a Calendar Year  thereafter as less than the actual Net Sales during the most recent Sub-Forecast Year, except in case of material adverse changes in the overall economic conditions in the Territory as reasonably demonstrated  by Licensee.

(c)For each Calendar Year following receipt of the first Regulatory Approval for any Licensed Product in any country in the Territory, Licensee shall provide to the JSC within

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forty-five (45) days after the end of such Calendar Year a written report that summarizes the Commercialization activities on a Licensed Product-by-Licensed Product basis, as applicable, performed by or on behalf of Licensee, its Affiliates and sublicensees in the Territory, and in each of the five (5) largest major country markets within the Territory, since the prior report provided by Licensee.

(d)Licensee shall keep Marinus reasonably informed on the status of any application for reimbursement approval for Licensed Products in the Field in the Territory. Licensee shall have the right, subject to compliance with Applicable Laws, to determine the price of Licensed Products sold in the Territory.

7.3Diversion. Except as contemplated by Section 2.6, each Party covenants and agrees that it shall not, and shall ensure that its Affiliates and sublicensees shall not, either directly or indirectly, knowingly or actively promote, market, distribute, import, sell or have sold any Licensed Products, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like in the other Party’s territory; provided that each Party shall have the right to attend conferences and meetings of congresses in the other Party’s territory and to promote and market Licensed Products to Third Party attendees at such conferences and meetings, subject to this Section 7.3 and coordination through the JSC. Except as contemplated by Section 2.6, neither Party shall engage, nor permit its Affiliates or sublicensees to engage, in any advertising or promotional activities relating to any Licensed Products for use directed primarily to customers or other buyers or users of Licensed Products located in any country or jurisdiction in the other Party’s territory, or solicit orders from any prospective purchaser located in any country or jurisdiction in the other Party’s territory.

7.4Licensee’s Promotional Materials. Upon Marinus’ reasonable request, Licensee shall supply to Marinus samples of the relevant marketing, advertising and/or promotional materials, training manuals and/or educational materials solely for the Licensed Products and that are developed, generated or otherwise prepared by or on behalf of Licensee or its Affiliates or sublicensees in the Territory, which Marinus, its Affiliates and sublicensees may adapt for use outside the Field and outside the Territory to the extent that the same are in Licensee’s Control (excluding any information on prices). Licensee will use Commercially Reasonable Efforts to negotiate a sublicensable license to use Licensed Product promotional materials developed, generated or otherwise prepared by or on behalf of Licensee or its Affiliates or sublicensees, including results of any market surveys.

7.5Marinus’ Promotional Materials. Upon Licensee’s reasonable request, Marinus shall supply to Licensee samples of the relevant marketing, advertising and/or promotional materials, training manuals and/or educational materials solely for the Licensed Products and which are developed, generated or otherwise prepared by or on behalf of Marinus or its Affiliates or sublicensees, which Licensee, its Affiliates and sublicensees may adapt for use in the Field in the Territory to the extent that the same are in Marinus’ Control (excluding any information on prices). Marinus will use Commercially Reasonable Efforts to negotiate a sublicensable license to use promotional materials for the Licensed Products and which are developed, generated or

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otherwise prepared by or on behalf of Marinus or its Affiliates or sublicensees, including results of any market surveys.

ARTICLE 8

PAYMENTS

8.1Fees. Licensee shall, within five (5) Business Days of the Effective Date, provided that Licensee has received Marinus’ relevant invoice, pay an upfront payment of twenty-five Million Euros (€ 25,000,000.00) to Marinus. Marinus shall be solely responsible for any payments due to Third Parties based on such upfront payment paid to Marinus by Licensee.  Licensee shall make the said payment against Marinus’ invoice by wire transfer using the bank account in Marinus’ name the bank account information to be provided in writing by Marinus. Marinus shall be solely responsible for paying any fees due to the bank whose services Marinus uses for receiving such wire transfer. Licensee shall be solely responsible for paying any fees due to the bank whose services Licensee uses for making such wire transfer. The Parties acknowledge that Marinus shall conduct a certain genotoxicity study “Combined Micronucleus & Comet study in vivo” promptly after the Effective Date. In the event results of such study are positive based on the criteria set forth in the protocol for such study, then Licensee shall have the right, upon written notice to Marinus within ninety (90) days after Licensee’s receipt of the final report of the genotoxicity study, to terminate this Agreement and Marinus shall  refund to Licensee seventy-five percent (75%) of the above mentioned upfront payment  paid by Licensee in accordance with this section 8.1 and Licensee shall have no further rights to any Licensed Products. Such refund shall be paid within thirty (30) days after termination.

8.2Development/Regulatory Milestones. Following the achievement of each milestone event set forth in the table below with respect to the Licensed Products (each, a “Development/Regulatory Milestone Event”), Licensee shall make the corresponding milestone payment to Marinus (each, a “Development Milestone Payment”) in accordance with Section 8.6(a).

Development Milestone Event	Milestone Payment

1.

Upon receipt of the positive data readout from the EU RSE Phase III Clinical Trial for the Licensed Product. The positive data readout means that the primary endpoint for the above Clinical Trial have been met as defined in the study protocol for the said Clinical Trial. For clarity, the JSC shall have no decision-making authority with respect to whether or not the primary endpoints have been met.

[***] [***]

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In the event that Licensee does not make the Development Milestone Payment, then Licensee shall have no further rights to Develop or Commercialize a Licensed Product for RSE and RSE shall be deleted for all purposes from the definition of Licensed Product and Competing Indication.

8.3Commercialization Milestones. Upon the first achievement of each milestone event set forth in the table below with respect to Licensed Products (each, a “Commercialization Milestone Event”), Licensee shall make the corresponding milestone payment to Marinus (each, a “Commercialization Milestone Payment”) in accordance with Section 8.6(b):

Commercial Milestone Event	Milestone Payment

1.    Upon the earlier of (a) First Commercial Sale of the Licensed Product in two of the following countries: Germany, France, Italy, Spain or the United Kingdom or, (b) the 18 month anniversary of First Commercial Sale of the Licensed Product in the Territory:

a) [***] b) [***]
c) [***]
a) CDD

b) TSC

c) RSE
[***]
2. For oral formulation of Licensed Product:

a) Upon the first achievement of Annual Net Sales of the Licensed Product in the Territory of [***]
[***]
b) Upon the first achievement of Annual Net Sales of the Licensed Product in the Territory of [***]

c) Upon the first achievement of Annual Net Sales of the Licensed Product in the Territory of [***]	[***]

3. For i.v. formulation of Licensed Product:

a) Upon the first achievement of Annual Net Sales of the Licensed Product in the Territory of [***]	[***]

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Commercial Milestone Event	Milestone Payment

b) Upon the first achievement of Annual Net Sales of the Licensed Product in the Territory of [***]	[***]

c) Upon the first achievement of Annual Net Sales of the Licensed Product in the Territory of [***]	[***]

For the avoidance of doubt, no milestone payment shall be made more than once irrespective of the number of Licensed Products that have achieved the milestone. In the event that more than one Commercialization Milestone Event is achieved in a given Calendar Year, Licensee shall pay Marinus the Commercialization Milestone Payment associated with each such Commercialization Milestone Event achieved during such Calendar Year. For example, if Annual Net Sales for the oral formulation of the Licensed Product in the first Calendar Year after First Commercial Sale of any oral formulation of the Licensed Product equal EUR [***], Licensee shall pay Marinus EUR [***] in Commercialization Milestone Payments pursuant to this Section 8.3, representing payment for achieving both Commercial Milestone Events 2(a) and 2(b).

8.4Royalty Payments to Marinus.

(a)Royalty Rates. Licensee shall, during each applicable Royalty Term for a given Licensed Product, pay to Marinus a royalty on Annual Net Sales of such Licensed Product, at the percentage rates set forth below (subject to adjustment in accordance with Section 8.4(a)). The Royalty Rates set forth in Section I below shall, for all Licensed Products, be replaced by the Royalty Rates in Section II below on the first day of the first Calendar Quarter after the [***] ([***]) [***] Territory.

For Annual Net Sales of Licensed Product	I. Royalty Rate (%)	II. Royalty Rate (%)

1. For oral formulation of Licensed Product:

a) The Annual Net Sales of the Licensed Product are less than or equal to [***]	[***]	[***]

b) For the portion of the Annual Net Sales of the Licensed Product that [***] [***] ([***]) [***] [***] ([***])	[***]	[***]

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For Annual Net Sales of Licensed Product	I. Royalty Rate (%)	II. Royalty Rate (%)
c) For the portion of the Annual Net Sales of the Licensed Product that [***] [***] ([***])	[***]	[***]

2. For i.v. formulation of Licensed Product:

a) The Annual Net Sales of the Licensed Product are less than or equal [***] [***] ([***])	[***]	[***]

b) For the portion of the Annual Net Sales of the Licensed Product that exceed [***] ([***]) [***] [***]	[***]	[***]

c) For the portion of the Annual Net Sales of the Licensed Product that exceed [***]	[***]	[***]

(b)Royalty Term. Licensee’s obligation to make royalty payments with respect to each Licensed Product in each country in the Territory will commence on the date of First Commercial Sale of such Licensed Product in such country and continue until the latest of (i) ten (10) years following the First Commercial Sale of such Licensed Product in such country, (ii) the expiration of the last to-expire Valid Claim of any Licensed Patent Rights that Covers such Licensed Product or its Manufacture or use in such country and (iii) the expiration of Regulatory Exclusivity for such Licensed Product in such country (the “Royalty Term”).

(c)Generic Competition.  If a Generic Version of a Licensed Product is sold by a Third Party in a country in the Territory after which sales of Licensed Product by Licensee, its Affiliates and sublicensees in any two consecutive Calendar Quarters [***] [***]  percent ([***]) or less of the combined sales (in value) of Licensed Product and Generic Versions of Licensed Product in each of such Calendar Quarters according to generally accepted third party industry market share data in such country for such Calendar Quarters, then the applicable royalty rate pursuant to Section 8.4(a) in such country shall be reduced by [***] ([***]), effective on the first day of the first calendar month following such two consecutive Calendar Quarters.  Notwithstanding the foregoing, if, at any time during the [***] ([***])[***], [***] on the market in such country, then royalties shall resume with respect to Net Sales of such Licensed Product in such country.  In the event of the introduction of a Generic Version of a Licensed Product in any country in the Territory, the parties may cooperate to challenge (but have no obligation to challenge) such introduction in a legal and appropriate manner, including pursuant to Section 12.3. In no event, however, will the royalty at any time be reduced to less than [***] ([***]).

8.5Payments to Third Parties. Each Party shall be solely responsible for any payments due to Third Parties under any agreement entered into by such Party with respect to the

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Licensed Product, as a result of activities hereunder. Without limiting the foregoing, Marinus will be solely responsible for any payments due pursuant to any contract or agreement with any Third Party pursuant to which Marinus in-licenses or otherwise maintains Control of Patent Rights, Know-How or other intellectual property rights encompassing the Licensed Products without recourse to Licensee.

8.6Payment Terms.

(a)Development Milestone Payments. In the event that any Development Milestone Event is achieved by or on behalf of a Party, its Affiliates or sublicensees, such Party shall provide the other Party with notice of such achievement within ten (10) days thereafter, which, in the case of a Development Milestone Event achieved by Marinus, shall include an invoice for the corresponding Development Milestone Payment. In the case of a Development Milestone Event achieved by Licensee, Marinus will invoice Licensee for the corresponding Development Milestone Payment, following receipt of such notice. Licensee will make the corresponding Development Milestone Payment within thirty (30) days after receipt of Marinus’ invoice.

(b)Commercialization Milestone Payments and Royalty Payments. During the Term, beginning upon the initial First Commercial Sale of any Licensed Product in the Territory and continuing through the remainder of the Term, Licensee shall furnish to Marinus a written report for each Calendar Quarter showing  Net Sales of each Licensed Product sold by Licensee and its Affiliates and sublicensees in each country of the Territory  during the reporting Calendar Quarter and the Licensed Product royalties payable under this Agreement  in sufficient detail to allow Marinus to verify the amount of Licensed Product royalties paid by Licensee with respect to such Calendar Quarter. Without limiting the foregoing, each such report shall include, on a country-by-country and Licensed Product-by-Licensed Product basis, for such Calendar Quarter: (i) the number of units sold and the gross amount invoiced for such Licensed Product in such country; (ii)  deductions permitted by the definition of Net Sales; (iii) the Net Sales of such Licensed Product in such country;  (iv) the Licensed Product royalties (in EUR) payable for each Licensed Product in each country and in total for all Licensed Products in all countries; and (v) the manner and basis for any currency conversion in accordance with Section 8.7. In addition, such report shall specify if any Commercialization Milestone Event has been achieved during such Calendar Quarter. A final written report shall be due within thirty (30) calendar days following the end of each Calendar Quarter. The corresponding Commercialization Milestone Payment(s) and Licensed Product royalties shown to have accrued by each report provided under this Section 8.6(b) shall be due and payable within thirty (30) days after receipt of Marinus’ invoice.

(c)Shared Development Costs. For clarity, Section 4.5 shall govern the payment terms with respect to shared Development Costs.

8.7Payment Currency; Exchange Rate. Unless otherwise specified herein, all payments to be made under this Agreement shall be made in EUR. Payments to Marinus shall be made by electronic wire transfer of immediately available funds to the bank account of Marinus, as designated in Section 8.1. If any currency conversion is required in connection with the

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calculation of amounts payable hereunder, such conversion shall be made in a manner consistent with Licensee’s normal practices used to prepare its audited financial statements for external reporting purposes; provided that such practices use a widely accepted source of published exchange rates.

8.8Late Payments. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear annual interest at a rate equal to the lesser of: (a) two (2) percentage points above the prime rate as published by The Financial Times Europe Edition or any successor thereto or (b) the maximum rate permitted by Applicable Laws.

8.9Records and Audit Rights.

(a)Records. Licensee will keep (and will cause its Affiliates and sublicensees to keep) complete, true and accurate books and records in sufficient detail for Marinus to determine payments due to Marinus under this Agreement, including Licensed Product royalty payments. Licensee will keep such books and records for at least three (3) years following the end of the Calendar Year to which they pertain (or such longer period to the extent required by applicable law).

(b)Audit Rights. Marinus shall have the right during the period described in Section 8.9(a) to (A) appoint at its expense an independent certified public accountant of internationally recognized standing reasonably acceptable to Licensee (the “Accounting Firm”) to audit the relevant records of Licensee and its Affiliates to verify that the amount of such payments were correctly determined or (B) require Licensee to (x) appoint such an Accounting Firm to conduct such an audit of the applicable sublicensee and (y) provide the results of such audit to Marinus. Licensee and its Affiliates shall each make its records available for audit by the Accounting Firm during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Marinus, solely to verify the payments hereunder were correctly determined. Such audit right shall not be exercised by Marinus more than once in any Calendar Year nor more than once with respect to sales of a particular Licensed Product in a particular period and may cover a period ending not more than thirty-six (36) months prior to the date of such request. All records made available for audit pursuant to this Section 8.9(b) shall be deemed to be Confidential Information of Licensee. The results of each audit, if any, shall be binding on both Parties, unless the amount in dispute exceeds two million Euros (€ 2,000,000.00). In such case the results serve as an expert opinion and shall be without prejudice to any remedies available to either Party under this Agreement. If the amount of any payment hereunder was underpaid, and not disputed under Section 14.5 (Dispute Resolution), as applicable, Licensee shall promptly (but in any event no later than forty-five (45) days after its receipt of the Accounting Firm’s report so concluding) make payment to Marinus of the underpaid amount, including interest from the due date as set forth in Section 8.8 of this Agreement. If the amount of payment hereunder was overpaid, and not disputed under Section 14.5 (Dispute Resolution), as applicable, Licensee will credit such overpayment against future royalties or other payments which would otherwise be due and owing under this Agreement. Marinus shall bear the full cost of an audit that it conducts pursuant to this Section 8.9(b) unless such audit discloses an undisputed underpayment by

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Licensee of more than five percent (5%) of the aggregate amount of the payments due hereunder described in the records subject to the audit, in which case Licensee shall reimburse Marinus for the reasonable audit fees for such audit, in addition to paying the underpaid amount. If such amount is disputed and later resolved in favor of Marinus, such fees shall be reimbursed promptly upon such resolution.

8.10Taxes and Blocked Currency.

(a)Taxes. Each Party shall be responsible for its own tax liabilities arising under this Agreement. Subject to this Section 8.10, Marinus shall be liable for all of its income and other taxes (including interest) (“Taxes”) imposed upon any payments made by Licensee to Marinus under this Agreement (“Agreement Payments”). If Applicable Laws require the withholding of Taxes, Licensee shall make such withholding payments in a timely manner and shall subtract the amount thereof from the Agreement Payments. Licensee shall promptly (as available) submit to Marinus appropriate proof of payment of the withheld Taxes as well as the official receipts within a reasonable period of time. Licensee shall provide Marinus reasonable assistance in order to allow Marinus to obtain the benefit of any present or future treaty against double taxation or refund or reduction in Taxes which may apply to the Agreement Payments. Without limiting the generality of the foregoing, if Marinus is entitled under any applicable tax treaty to a reduction of rate of, or the elimination or recovery of, applicable withholding Taxes, it may deliver to Licensee or the appropriate Governmental Authority in the Territory the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Licensee of its obligation to withhold Taxes. In such case, Licensee shall apply the reduced rate of withholding, or not withhold, as the case may be.

(b)Blocked Currency. If, by Applicable Law in a country  in the Territory, conversion into EUR or transfer of funds of a convertible currency to the United States becomes materially restricted, forbidden or substantially delayed, then Licensee shall promptly notify Marinus and, thereafter, amounts accrued in such country  under this Article 8 shall be paid to Marinus (or its designee) in such country  in local currency by deposit in a local bank account of Marinus designated in writing by Marinus and to the credit of Marinus, unless the Parties otherwise agree.

8.11No Refunds; Offsets. All payments under this Agreement shall be irrevocable, non-refundable, and non-creditable once paid, except as otherwise provided in Section 8.1 of this Agreement or the Supply Agreement. Neither Party will have any right to offset, set off, or deduct any amounts from or against the amounts due to the other Party hereunder.

ARTICLE 9

CONFIDENTIALITY

9.1Duty of Confidence. During the Term and for ten (10) years thereafter, all Confidential Information disclosed by a Disclosing Party or any of its Affiliates to a Receiving Party or any of its Affiliates hereunder shall be maintained in confidence by the Receiving Party and shall not be disclosed to any Third Party or used for any purpose, except as set forth herein,

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without the prior written consent of the Disclosing Party. The Receiving Party may only use Confidential Information of the Disclosing Party for purposes of exercising its rights and fulfilling its obligations under this Agreement and may disclose Confidential Information of the Disclosing Party and its Affiliates to its Affiliates and employees, personnel, agents, contractors, consultants and advisers of the Receiving Party and its Affiliates, licensees and sublicensees to the extent reasonably necessary for such purposes; provided that such Persons are bound by obligations of confidentiality and non-use of the Confidential Information consistent with the confidentiality provisions of this Agreement as they apply to the Receiving Party.

9.2Exceptions. The obligations under this Article 9 shall not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:

(a)is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the Receiving Party or its Affiliates;

(b)was known to, or was otherwise in the possession of, the Receiving Party or its Affiliates prior to the time of disclosure by the Disclosing Party, as evidenced by the Receiving Party’s written records;

(c)is disclosed to the Receiving Party or an Affiliate on a non-confidential basis by a Third Party that, to the knowledge of the Receiving Party, is entitled to disclose it without breaching any confidentiality obligation to the Disclosing Party or any of its Affiliates; or

(d)is or was independently developed by or on behalf of the Receiving Party or its Affiliates, as evidenced by its written records, without use of or reference to the Confidential Information disclosed by the Disclosing Party or its Affiliates under this Agreement.

9.3Authorized Disclosures. Subject to this Section 9.3, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent permitted as follows:

(a)disclosure by a Receiving Party or its Affiliates to such Receiving Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the Receiving Party in connection with this Agreement, on the condition that such attorneys, independent accountants and financial advisors are bound by customary confidentiality and non-use obligations;

(b)disclosure by a Receiving Party or its Affiliates to governmental or other regulatory agencies in order to obtain and maintain Patent Rights consistent with Article 12;

(c)disclosure by a Receiving Party to any Affiliate, or to its or its Affiliates’ employees, personnel, consultants, contractors, subcontractors, agents or sublicensees, on a need-to-know basis in order to enable such Receiving Party to exercise its rights, or to carry out its responsibilities, under this Agreement including, with respect to Licensee as the Receiving Party, to any Third Party that is engaged by Licensee to perform services in connection with the

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Development or Commercialization of any Licensed Products in the Field in the Territory in accordance with this Agreement; provided, in each case, that such Persons are bound by confidentiality and non-use obligations consistent with those contained in this Agreement as they apply to the Receiving Party;

(d)disclosure by Licensee or a Licensee Affiliate or sublicensee as reasonably necessary to Develop and Commercialize Licensed Products in the Field in the Territory, in each case, in accordance with this Agreement;

(e)disclosure by Marinus or a Marinus Affiliate or sublicensee as reasonably necessary to gain or maintain approval to conduct Clinical Trials for a Licensed Product, to obtain and maintain Regulatory Approval or to otherwise Develop, Manufacture and Commercialize Licensed Products outside the Territory;

(f)disclosure by a Party required in connection with any judicial or administrative process relating to or arising from this Agreement (including any enforcement hereof) or to comply with applicable laws, court orders or governmental regulations (or the rules of any recognized stock exchange or quotation system); or

(g)disclosure by a Party to potential or actual investors or potential or actual acquirers or actual or potential sublicensees in connection with due diligence or similar investigations by such Third Parties; provided, in each case, that any such potential or actual investor or acquirer or sublicensee agrees to be bound by confidentiality and non-use obligations  consistent with those contained in this Agreement as they apply to the Receiving Party.

If the Receiving Party or its Affiliate is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of this Article 9, such Receiving Party shall, to the extent reasonably possible and legally permissible, promptly inform the Disclosing Party of the disclosure that is being sought in order to provide the Disclosing Party an opportunity to challenge or limit the disclosure obligations, and, if requested by the Disclosing Party, cooperate in all reasonable respects with the Disclosing Party’s efforts to obtain confidential treatment or a protective order with respect to any such disclosure, at the Disclosing Party’s expense. Confidential Information that is disclosed as permitted by this Section 9.3 shall remain otherwise subject to the confidentiality and non-use provisions of this Article 9, and the Party disclosing Confidential Information as permitted by this Section 9.3 shall take all steps reasonably necessary, including seeking an order of confidentiality and otherwise cooperating with the other Party, to ensure the continued confidential treatment of such Confidential Information.

9.4Publications.   This Section 9.4 shall govern the review of all scientific publications made or authorized by the Parties in relation to Contemplated Clinical Trial results, Future Clinical Trial results for Clinical Trials which are cost-shared by the Parties, results of Post-Regulatory Approval Studies, Clinical Data associated with such trials and studies, and non-clinical data or any associated results or conclusions of any such Clinical Trial.  As between the parties, Marinus  shall have the sole right to publish or present scientific publications pertaining to the results of

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Contemplated Clinical Trials and Future Clinical Trials and (ii) Licensee shall have the sole right to publish or present scientific publications only pertaining to Post-Regulatory Approval Studies conducted by Licensee, all in each case, subject to the prior review and comment by the other Party for (i) patentability, (ii) protection of the reviewing Party’s Confidential Information or (iii) possible presentation at a scientific congress or meeting whose rules may require material to be presented not to have been previously published. The publishing Party shall provide to other Party the opportunity to review any proposed abstracts, manuscripts or summaries of presentations which cover any Licensed Product.  Each Party shall designate a person who shall be responsible for coordinating review of such publications.  Such designated person shall respond in writing promptly and in no event later than fifteen (15) Business Days after receipt of the proposed material with a statement of any specific concerns, based upon the criteria set forth above. In the event of any such concern, the publishing Party agrees not to submit such publication or to make such presentation that contains such information until the other Party’s Confidential Information has been removed and agrees to consider in good faith other concerns raised by such designated person. With respect to any proposed abstracts, manuscripts or summaries of presentations by investigators or other Third Parties, the Parties will make Commercially Reasonable Efforts to provide such materials for review under this Section 9.4 to the extent that the Parties have the right to do so.

9.5Attorney-Client Privilege.In the event of a dispute or potential dispute with any Third Party where the Parties: (a) share a common legal and commercial interest in such disclosure that is subject to attorney work product protections, attorney-client privileges or similar protections and privileges; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that both the Receiving Party and the Disclosing Party will have the right to assert such protections and privileges, the Parties may negotiate and enter into a common or joint defense agreement. Notwithstanding the foregoing, nothing in this Section 9.4 will apply with respect to a Dispute between the Parties (including their respective Affiliates).

9.6Publication and Listing of Clinical Trials. Each Party agrees to comply, with respect to the listing of Clinical Trials or the publication of Clinical Trial results with respect to Licensed Products  to the extent applicable to its activities conducted under this Agreement, with (a) the Pharmaceutical Research and Manufacturers of America (PhRMA) Guidelines on the listing of Clinical Trials and the publication of Clinical Trial results, (b) https://clinicaltrials.gov/, https://www.clinicaltrialsregister.eu/ and any other register in which registration is required by Applicable Laws, and (c) any Applicable Law or applicable court order, stipulations, consent agreements and settlements entered into by such Party.

9.7Publicity.

(a)The Parties will mutually agree to a joint press release with respect to this Agreement promptly after the Effective Date. Either Party may make subsequent public disclosure of the contents of such press release. Subject to the foregoing, each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the terms hereof or any

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of the activities conducted hereunder without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), provided, however, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws or pursuant to the rules of any recognized stock exchange or quotation system, subject to, if reasonably possible and legally permissible, that Party notifying the other Party of such duty and limiting such disclosure as reasonably requested by the other Party (and using reasonable efforts to give the other Party sufficient time to review and comment on any proposed disclosure).

(b)For clarity, to the extent required by Applicable Laws or by any Securities Regulator, Marinus has the right to publicly disclose (i) the achievement of any milestones under this Agreement, (ii) the amount of any payment received by Marinus under this Agreement, and (iii) subject to Section 9.4, the commencement, completion, data and results of Clinical Trials conducted under this Agreement. After a publication has been made available to the public, each Party may post such publication or link to it on its corporate website without the prior written consent of the other party.

(c)The Parties hereby acknowledge and agree that either Party may be required by Applicable Laws to submit a copy of this Agreement to the U.S. Securities and Exchange Commission (the “SEC”) or any national or sub-national securities regulatory body in any jurisdiction (collectively, the “Securities Regulators”). If a Party is required by Applicable Laws to submit a description of the terms of this Agreement to or file a copy of this Agreement with any Securities Regulator, such Party agrees to consult and coordinate with the other Party with respect to such disclosure or the preparation and submission of a confidential treatment request for this Agreement. Notwithstanding the foregoing, if a Party is required by Applicable Laws or any Securities Regulator to submit a description of the terms of this Agreement to or file a copy of this Agreement with any Securities Regulator and such Party has (a) promptly notified the other Party in writing of such requirement and any respective timing constraints, (b) provided copies of the proposed disclosure or filing to the other Party reasonably in advance of such filing or other disclosure (with a goal of providing such proposed filing at least five (5) Business Days in advance) and (c) given the other Party a reasonable time under the circumstances to comment upon and request confidential treatment for such disclosure, then such Party will have the right to make such disclosure or filing at the time and in the manner it reasonably determines to be required by Applicable Laws or the applicable Securities Regulator. If a Party seeks to make a disclosure or filing as set forth in this Section 9.7(c) and the other Party provides comments within the respective time periods or constraints specified herein, the Party seeking to make such disclosure or filing will in good faith consider incorporating such comments.

ARTICLE 10

REPRESENTATIONS, WARRANTIES, AND COVENANTS

10.1Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

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(a)it is an entity duly incorporated or organized, validly existing, and in good standing under the laws of the jurisdiction of incorporation or formation;

(b)it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by Applicable Laws and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

(c)this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity, whether or not such enforceability is considered in a proceeding at law or in equity); and

(d)the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not (i) conflict with or result in a breach of any provision of its organizational documents, (ii), result in a breach of any agreement to which it is a party; or (iii) violate any Applicable Laws.

10.2Representations and Warranties of Marinus. Except as set forth in the Schedule of Exceptions referencing this Section 10.2 and provided by Marinus to Licensee on or prior to the Effective Date, Marinus represents and warrants to Licensee as of the Effective Date that:

(a)Exhibit A sets forth a complete and accurate list of all Licensed Patent Rights Controlled by Marinus as of the Effective Date;

(b)Marinus Controls all right, title, and interest in and to the Licensed Patent Rights set forth on Exhibit A;

(c)Marinus has the right under the Licensed IP to grant the License to Licensee, and it has not granted any license or other right under the Licensed IP that is inconsistent with the License.

(d)there are no written claims, judgments or settlements against Marinus pending, or to Marinus’ knowledge, threatened that invalidate or seek to invalidate any Licensed Patent Rights in the Field in the Territory;

(e)The Licensed IP is free from any lien, restriction and other Encumbrance;

(f)Marinus is not a party to any agreement with any Governmental Authority or an agency thereof pursuant to which such Governmental Authority or such agency provided funding for the development of any of the Licensed Patent Rights or Licensed Know-How and which gives such Governmental Authority or such agency any rights to any Licensed Patent Rights or Licensed Know-How that conflicts with, or limits the scope of, the License granted to Licensee hereunder;

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(g)to Marinus’ knowledge, the Development, manufacture, use, sale, offer for sale or importation of the Licensed Products currently under Development by Marinus as of the Effective Date does not infringe the Patent Rights of any Third Party; to its knowledge, Marinus has complied in all material respects with all Applicable Laws applicable to its Development and Manufacture of Licensed Products in the Field;

(h)There is no contract or agreement with any Third Party pursuant to which Marinus in-licenses or otherwise maintains Control of Patent Rights, Know-How, or other intellectual property rights that constitute Licensed IP for purposes of this Agreement in effect as of the Effective Date.

(i)Marinus and its Affiliates are not, and have not been, debarred or disqualified by any Regulatory Authority;

(j)none of Marinus’ or its Affiliates’ employees or contractors who will be involved in the Development, Manufacture or Commercialization of the Licensed Products are, or have been, debarred or disqualified by any Regulatory Authority;

(k)to Marinus’ knowledge, there is no material infringement of any of the Licensed IP by any Third Party;

(l)Marinus and its Affiliates have duly paid all registration, application, filing, recordation and maintenance fees concerning the Licensed IP as they have become due;

(m)There is no action, suit, litigation, proceeding, claim, governmental investigation or administrative action to which Marinus is a party pending or, to Marinus’ knowledge, threatened involving the Licensed Products prior to the Effective Date;

(n)To the best of Marinus’ knowledge, all Personal Data and/or other coded data relating to Clinical Trial patients enrolled in Clinical Trials conducted by or on behalf of Marinus has been collected and processed in accordance with the applicable Data Protection Laws; Marinus is fully entitled to transfer such data to Licensee;

(o)Marinus has not withheld from Licensee any material information in Marinus’ Control relating to the Licensed Product.

10.3Representations and Warranties of Licensee. Licensee represents and warrants to Marinus as of the Effective Date that:

(a)Licensee and its Affiliates are not, and have not been, debarred or disqualified by any Regulatory Authority;

(b)none of Licensee or its Affiliates’ employees or contractors who will be involved in the Development or Commercialization of the Licensed Products are, or have been, debarred or disqualified by any Regulatory Authority; and

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(c)neither Licensee nor any of its Affiliates (i) is on the Effective Date directly or indirectly, either alone or with any Third Party Developing or Commercializing any Competing Product for the treatment or prevention of TSC, RSE, or CDD for Commercialization in the Territory, or (ii) has granted a license, sublicense, option or other rights to any Third Party to conduct any of the activities in the foregoing clause (i).

10.4Covenants of Licensee. Licensee covenants to Marinus that:

(a)in the course of performing its obligations or exercising its rights under this Agreement, Licensee shall comply with all Applicable Laws, including, as applicable, GMP, GCP, and GLP standards and applicable Data Protection Laws, and shall not employ or engage any Person who has been debarred or disqualified by any Regulatory Authority or is the subject of debarment or disqualification proceedings by a Regulatory Authority;

(b)Licensee will only engage Clinical Trial sites under the Development Plan that conduct all Clinical Trials in compliance with Applicable Laws, including GCP and the ICH Guidelines, and are approved by the applicable Regulatory Authority;

(c)Licensee and its Affiliates will not use any employees or contractors in the Development or Commercialization of the Licensed Products who are, or have been, debarred or disqualified by any Regulatory Authority;

(d)except as otherwise expressly permitted in this Agreement, commencing on the Effective Date and continuing until the end of the Term, Licensee and its Affiliates will not (i) assign or otherwise transfer ownership of any Licensee Inventions outside the Territory, except to the extent such assignment or transfer does not conflict with any of the licenses granted to Marinus hereunder, or (ii) grant to any Third Party any license rights to any Licensee Inventions or Licensee IP outside the Territory or the Field if such license grant conflicts with any of the licenses granted to Marinus hereunder; and

(e)Licensee shall notify Marinus promptly upon learning of any actual or suspected misappropriation or unauthorized access to, or disclosure or use of Personal Data collected, processed, hosted or transmitted (a “Data Breach”) in performance by Licensee, its Affiliates or sublicensees of activities under this Agreement.

(f)Neither Licensee nor its Affiliates nor any member of their board of directors nor any of their managing directors are a) listed in any sanctions list, b) except for Licensee’s Affiliate in Russia, located in or incorporated under the laws of a country or territory that is the target of country-wide or territory-wide sanctions, or c) otherwise a target of economic sanctions, embargoes or other restrictive measures administered, implemented or enforced by competent Governmental Authorities or imposed pursuant to the United Nations Security Council Resolution; Licensee and its Affiliates will not do business with any Person that is a target of such sanctions; Licensee acknowledges that should Licensee or any of its Affiliates become a sanctioned party or do business with a sanctioned party, Marinus cannot effect any payments to Licensee under this Agreement until a relevant party is no longer a target of sanctions.

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10.5Covenants of Marinus. Marinus covenants to Licensee that:

(a)in the course of performing its obligations or exercising its rights under this Agreement, Marinus shall comply with all Applicable Laws, including, as applicable, GMP, GCP, and GLP standards and applicable Data Protection Laws, and shall not employ or engage any Person who has been debarred by any Regulatory Authority or is the subject of debarment or disqualification proceedings by a Regulatory Authority;

(b)Marinus will only engage Clinical Trial sites under the Development Plan that conduct all Clinical Trials in compliance with Applicable Laws, including GCP and the ICH Guidelines, and are approved by the applicable Regulatory Authority;

(c)Marinus and its Affiliates will not use any employees or contractors in the Development or Manufacture of the Licensed Products who are, or have been, debarred or disqualified by any Regulatory Authority;

(d)except as otherwise expressly permitted in this Agreement, commencing on the Effective Date and continuing until the end of the Term, Marinus and its Affiliates will not (i) assign or otherwise transfer ownership of any Licensed Patent Rights or Licensed Know-How in the Territory, except to the extent such assignment or transfer does not conflict with the License granted to Licensee hereunder, or (ii) grant to any Third Party any license rights to any Licensed Patent Rights or Licensed Know-How in the Field in the Territory if such license grant conflicts with the License granted to Licensee hereunder; and

(e)Marinus shall notify Licensee promptly upon learning of any actual or suspected Data Breach in performance by Marinus or its Affiliates or sublicensees of activities under this Agreement.

(f)Neither Marinus nor its Affiliates nor any member of their board of directors nor any of their managing directors are a) listed in any sanctions list, b) located in or incorporated under the laws of a country or territory that is the target of country-wide or territory-wide sanctions, or c) otherwise a target of economic sanctions, embargoes or other restrictive measures administered, implemented or enforced by competent Governmental Authorities or imposed pursuant to the United Nations Security Council Resolution; Marinus and its Affiliates will not do business with any Person that is a target of such sanctions; Marinus acknowledges that should Marinus or any of its Affiliates become a sanctioned party or do business with a sanctioned party, Licensee cannot effect any payments to Marinus under this Agreement until a relevant party is no longer a target of sanctions.

(g)Marinus shall fulfil all Marinus’ obligations under the Third Party agreements material to Licensee’s rights hereunder wherein the failure to so fulfill the obligations would (if uncured) have a material adverse effect on Licensee’s rights under this Agreement.

10.6NO OTHER WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND

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EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENT RIGHTS OR KNOW-HOW, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE, AND NON-INFRINGEMENT OF ANY THIRD PARTY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT. WITHOUT LIMITING THE FOREGOING, THE PARTIES AGREE THAT THE DEVELOPMENT/REGULATORY MILESTONE EVENTS, COMMERCIALIZATION MILESTONE EVENTS, AND ANNUAL NET SALES LEVELS SET FORTH IN THIS AGREEMENT OR THAT HAVE OTHERWISE BEEN DISCUSSED BY THE PARTIES ARE MERELY INTENDED TO DEFINE THE DEVELOPMENT/REGULATORY MILESTONE PAYMENTS, COMMERCIALIZATION MILESTONE PAYMENTS, AND ROYALTY OBLIGATIONS IF SUCH DEVELOPMENT/REGULATORY MILESTONE EVENTS, COMMERCIALIZATION MILESTONE EVENTS, OR ANNUAL NET SALES LEVELS ARE ACHIEVED. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DEVELOP, MANUFACTURE, OR COMMERCIALIZE LICENSED PRODUCTS OR, IF COMMERCIALIZED, THAT ANY PARTICULAR SALES LEVEL OF SUCH LICENSED PRODUCTS WILL BE ACHIEVED.

10.7Compliance with Anti-Corruption Laws.

(a)Notwithstanding anything to the contrary in this Agreement, each Party agrees that:

(i)it shall not, in the performance of this Agreement, perform any actions that are prohibited by local and other anti-corruption laws (including the provisions of the United States Foreign Corrupt Practices Act and the UK Bribery Act) (the “Anti-Corruption Laws”) that may be applicable to it;

(ii)it shall adhere to its own internal anti-corruption policies and shall not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party, in each case, with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws;

(iii)it will (A) promptly provide written notice to the other Party of any violations of Anti-Corruption Laws by it, its Affiliates or sublicensees, or persons employed by or subcontractors used by it or its Affiliates or sublicensees in the performance of this Agreement of which it becomes aware; and (B) no later than forty-five (45) days following the other Party’s written request at the end of each Calendar Year, verify in writing that, to the best of its knowledge, there have been no violations of Anti-Corruption Laws by it, its Affiliates or sublicensees, or

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persons employed by or subcontractors used by it or its Affiliates or sublicensees in the performance of this Agreement, or shall provide details of any exception to the foregoing; and

(iv)it shall maintain according to its standard practices (as consistently applied) records (financial and otherwise) and supporting documentation related to the subject matter of this Agreement in order to document or verify compliance with the provisions of this Section 10.7.

(b)Each Party represents and warrants to the other Party that, to its knowledge,   neither such Party nor any of its Affiliates, or its or their directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties acting on behalf of such Party or any of its Affiliates, has been alleged to:

(i)have taken any action in violation of any applicable Anti-Corruption Laws; or

(ii)have corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of, anything of value, directly or indirectly, to any Public Official for the purposes of:

(1)influencing any act or decision of any Public Official in his or her official capacity;

(2)inducing such Public Official to do or omit to do any act in violation of his or her lawful duty;

(3)securing any improper advantage; or

(4)inducing such Public Official to use his or her influence with a government, governmental entity, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever.

(c) Each Party further represents and warrants to the other Party that, as of the Effective Date, none of the officers, directors or employees of such Party or of any of its Affiliates or agents acting on behalf of such Party or any of its Affiliates is a Public Official, other than such who may lawfully be active in city, municipal or local government, or lawfully be an representative of any commercial enterprise owned or controlled by government or of any public international organization.

(d)For purposes of this Section 10.7, “Public Official” means (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary, laboratory or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the

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International Monetary Fund, the United Nations or the World Bank; or (iv) any person acting in an official capacity for any government or government entity, enterprise or organization identified above.

ARTICLE 11

INDEMNIFICATION

11.1Indemnification by Licensee. Licensee shall indemnify and hold harmless Marinus, its Affiliates, and their respective directors, officers, employees, contractors, agents and permitted assigns (individually and collectively, the “Marinus Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) (individually and collectively, “Losses”) incurred in connection with any claims, demands, actions or other proceedings by any Third Party for damage to physical property or personal injury (including loss of injured person’s earnings) or death (including such claims made on the basis of product liability) or other direct damage (individually and collectively, “Claims”) against such Marinus Indemnitee(s) to the extent arising from (a) Licensee’s actions in the Development (to the extent applicable for the Territory) or Commercialization of Licensed Products by or on behalf of Licensee or any of its Affiliates or sublicensees, in the Territory (b) the gross negligence or willful misconduct of Licensee or its Affiliates or sublicensees, (c) Licensee’s breach of any of its representations or warranties made in this Agreement or any covenants or obligations set forth in this Agreement,  (d) the failure of Licensee or its Affiliates or sublicensees to abide by any Applicable Laws, or (e) Licensee acting in the name of Marinus in instituting and/or directing legal proceedings irrespective of whether or not it occurs with the consent of Marinus, in each case of clauses (a) through (e) above, except to the extent such Losses or Claims arise out of a Marinus Indemnitee’s gross negligence or willful misconduct, breach of this Agreement, or material failure to abide by any Applicable Laws. For the avoidance of doubt, infringement of third party patent rights are not subject to indemnification hereunder and are governed solely by Section 12.4 hereunder.

11.2Indemnification by Marinus. Marinus shall indemnify and hold harmless Licensee, its Affiliates, and their directors, officers, employees, contractors, agents and permitted assigns (individually and collectively, the “Licensee Indemnitee(s)”) from and against all Losses incurred in connection with Claims against such Licensee Indemnitee(s) to the extent arising from (a) the Development, patient use of Licensed Product, Manufacture, supply of Licensed Products to Licensee, or Commercialization of Licensed Products by or on behalf of Marinus or any of its Affiliates, licensees or sublicensees (not including Licensee or its Affiliates or sublicensees), including Claims with respect to product liability  except to the extent such Claims would be indemnifiable pursuant to Section 11.1 of this Agreement,  (b) the gross negligence or willful misconduct of Marinus or its Affiliates, licensees or sublicensees, (c) Marinus’ breach of any of its representations or warranties made in this Agreement or any covenants or obligations set forth in this Agreement, (d) failure of Marinus or its Affiliates, licensees or sublicensees to abide by any Applicable Laws, or e) Marinus acting in the name of Licensee in instituting and/or directing legal proceedings irrespective of whether or not it occurs with the consent of Licensee, in each case of clauses (a) through (e) above, except to the extent such Losses or Claims arise out of any of a Licensee Indemnitee’s gross negligence or willful misconduct, breach of this Agreement or

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material failure to abide by any Applicable Laws.  For the avoidance of doubt, infringement of third party patent rights are not subject to indemnification, hereunder and are governed solely by Section l2.4 hereunder.

11.3Indemnification Procedure.

(a)Notification. If either Party is seeking indemnification under Sections 11.1 or 11.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the Claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

(b)Control. The Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within thirty (30) days after receipt of notice from the Indemnified Party of the commencement of or assertion of any Claim, to assume the direction and control of the defense, litigation, settlement, appeal or other disposition of any such Claim for which it is obligated to indemnify the Indemnified Party (including the right to settle the Claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. During such time as the Indemnifying Party is controlling the defense of such Claim, the Indemnified Party shall reasonably cooperate with the Indemnifying Party. In the event that the Indemnifying Party does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Claim within thirty (30) days after notice thereof, the Indemnified Party may (with notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense and with counsel of its choice, in the defense of any Claim that has been assumed by the other Party.

(c)Settlement. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 11.1 or 11.2 as to any Claim, pending resolution of such dispute, the Parties may conduct separate defenses of such Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 11.1 or 11.2 upon resolution of the underlying Claim.

11.4Mitigation of Loss. Each Indemnified Party shall take and shall cause its Affiliates to take all such reasonable steps and action as are reasonably necessary in order to mitigate any Losses under this Article 11. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

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11.5Limitation of Liability. NEITHER MARINUS NOR LICENSEE, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR SUCH OTHER PARTY’S AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES), WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY, CONTRIBUTION OR OTHERWISE, AND IRRESPECTIVE OF WHETHER MARINUS OR LICENSEE, AS APPLICABLE, OR ANY REPRESENTATIVE OF THE APPLICABLE PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (1)THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY FOR THIRD PARTY CLAIMS UNDER SECTIONS 11.1 OR 11.2, OR (2) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 9, OR (3) DAMAGES AVAILABLE FOR A PARTY’S GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

11.6Insurance. Each Party shall procure and maintain insurance, including product liability insurance, with respect to its activities hereunder and which is consistent with Applicable Laws and normal business practices of prudent companies similarly situated at all times during which any Licensed Product is being clinically tested in human subjects or commercially distributed or sold in the Territory or outside of the Territory. All such insurance coverage may be maintained through one or more policies, including an umbrella policy; provided, however, that the other Party will provide to the requesting Party a certificate of insurance evidencing such coverage in accordance with this Agreement. Each Party will maintain such insurance coverage without interruption during the Term and thereafter until the expiry of the approved shelf life of the last batch of Licensed Products delivered to Licensee under the Supply Agreement, and, if applicable, will provide certificates or letters evidencing such insurance coverage without interruption as reasonably requested during the period of time for which such coverage must be maintained. Each Party will be provided at least thirty (30) days’ prior written notice of any cancellation or material decrease in the other Party’s insurance coverage limits described above. Notwithstanding the foregoing, either Party’s failure to maintain adequate insurance will not relieve that Party of its obligations set forth in this Agreement.

ARTICLE 12

INTELLECTUAL PROPERTY

12.1Inventions.

(a)Ownership. Subject to this Section 12.1(a), as between the Parties, (i)  Licensee will solely own all Inventions conceived and first reduced to practice solely by employees or agents of Licensee or any of its Affiliates (“Licensee Inventions”), (ii) Marinus will solely own all Inventions conceived and first reduced to practice solely by employees or agents of Marinus or any of its Affiliates (“Marinus Inventions”), and (iii) Inventions conceived and first reduced to

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practice jointly by employees or agents of Licensee and Marinus or their respective Affiliates (“Joint Inventions”) will be jointly owned, with each Party having the right to freely practice, license and convey their ownership interest in any such jointly-owned Inventions without seeking consent of or accounting to the other Party, subject to and under the terms of the Agreement. Notwithstanding the foregoing, as between the Parties, any Invention conceived and first introduced to practice by employees or agents of Marinus or any of its Affiliates that relates to Ganaxolone or any Licensed Product shall be solely owned by Marinus (any such Inventions, “Marinus Improvement Inventions”). Any Invention conceived and first introduced to practice by employees of agents of Licensee or any of its Affiliates that relates to Ganaxolone or any Licensed Product shall be solely owned by Licensee (any such Inventions, “Licensee Improvement Inventions”) and Licensee hereby grants to Marinus a non-exclusive , fully paid-up, perpetual  license, under such Licensee Improvement Inventions, to Develop, Manufacture and Commercialize the Licensed Products, provided that, for the Term, such license is limited to such use outside of the Field and outside of the Territory, except to the extent necessary for Marinus to perform its obligations under this Agreement. Licensee agrees to take such further actions and execute such further documents as may be reasonably requested by Marinus with respect to the license granted to Marinus under this section.

(b)Disclosure.  Each Party shall promptly disclose to the other Party all Inventions, including all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating thereto, and shall also promptly respond to reasonable requests from the other Party for additional information relating thereto. Each Party shall be solely liable for dealing with, paying out or settling any employee-inventor or similar claims against it or any of its Affiliates or sublicensees and for ensuring that any rights claimed or asserted by the same are purchased or exhausted in accordance with Applicable Laws to the extent needed for it to comply with its obligations under this Section 12.1 or otherwise under this Agreement.

(c)Joint Inventions. Subject to the rights granted under and the restrictions set forth in this Agreement, it is understood that neither Party shall have any obligation to account to the other Party for profits, or to obtain any approval of the other Party to license, assign or otherwise exploit any Joint Inventions (or any Patent Rights claiming the same, “Joint Patent Rights”), by reason of joint ownership thereof, and each Party hereby waives any right it may have under the Applicable Law of any jurisdiction to require any such approval or accounting.

12.2Patent Prosecution.

(a)Licensed Patent Rights.

(i)Subject to Section 12.2(c), as between the Parties, Marinus shall have the sole right to control the Patent Prosecution of all Licensed Patent Rights at Marinus’ expense.

(ii)Marinus shall provide Licensee with a reasonable opportunity to consult with Marinus regarding, and keep Licensee reasonably informed of, the Patent Prosecution

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of the Licensed Patent Rights in the Field in the Territory. Marinus shall provide Licensee with a reasonable opportunity to review and comment on material communications from any patent authority regarding such Licensed Patent Rights in the Field in the Territory and drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses. Further, Marinus shall promptly notify Licensee of any decision to cease Patent Prosecution or maintenance of any Licensed Patent Rights in the Field in the Territory. Marinus will consider Licensee’s timely-provided comments on Patent Prosecution in good faith but will have final decision-making authority under this Section 12.2(a)(ii).

(iii)If Marinus notifies Licensee in accordance with Section 12.2 (a)(ii) of its decision to cease Patent Prosecution or maintenance of any Licensed Patent Rights, Licensee shall have the right, but not the obligation, to require Marinus to continue such prosecution at Licensee’s sole expense and control.

(b)Licensee Patent Rights. As between the Parties, Licensee shall have the sole right to control the Patent Prosecution of all Licensee Patent Rights throughout the world, at Licensee’s own cost and expense.

(c)Joint Patent Rights. In the event that any Joint Invention is conceived and first reduced to practice hereunder, at either Party’s request, the Parties shall discuss a mutually acceptable filing and prosecution strategy for any Joint Patent Rights; provided that absent such agreement, Marinus shall control the Patent Prosecution of any Joint Patent Rights, as set forth in this Section 12.2(c). Unless the Parties agree in writing on an alternative arrangement, Marinus shall be responsible for all of its costs of Patent Prosecution of Joint Patent Rights. Marinus shall (A) consult with Licensee regarding such Joint Patent Rights, and any amendment, submission or response with respect to such Joint Patent Rights and keep Licensee reasonably informed of the Patent Prosecution of the Joint Patent Rights, and (B) provide Licensee with all material correspondence received from any patent authority in connection therewith in sufficient time to allow for review and comment by Licensee. Further, Marinus shall promptly notify Licensee of any decision to cease Patent Prosecution of any Joint Patent Rights in the Field in the Territory. Marinus will consider Licensee’s timely-provided comments on Patent Prosecution of the Joint Patent Rights in good faith but will have final decision-making authority under this Section 12.2(c). If Marinus notifies Licensee in accordance with this Section 12.2(c) of its decision to cease Patent Prosecution or maintenance of any Joint Patent Rights, Licensee shall have the right, but not the obligation, to take over and control the Patent Prosecution of the Joint Patent Rights, as applicable, in the Field in the Territory at its sole expense as it determines appropriate.

(d)Cooperation. Each Party shall provide the other Party with all reasonable assistance and cooperation in the Patent Prosecution efforts under this Section 12.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution. For the avoidance of doubt, Licensee’s obligation to cooperate with Marinus pursuant to this Article 12 shall not include any obligation to litigate.

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12.3Patent Enforcement.

(a)Notice. Each Party shall notify the other within ten (10) Business Days of becoming aware of any alleged or threatened infringement by a Third Party of (i) any of the Licensed Patent Rights or Joint Patent Rights in the Territory or (ii) any of the Licensee Patent Rights in the Territory, which infringement of such Licensee Patent Rights adversely affects or is reasonably expected to adversely affect any Licensed Product in the Field in the Territory, and, in each case, any related declaratory judgment or equivalent action alleging the invalidity, unenforceability or non-infringement of any Licensed Patent Rights or Joint Patent Rights in the Field in the Territory or any such Licensee Patent Rights in the Territory (collectively, “Product Infringement”). For clarity, Product Infringement excludes any adversarial Patent Prosecution proceedings.

(b)Enforcement Rights.

(i)As between the Parties, Marinus shall have the first right to bring and control any legal action to enforce Licensed Patent Rights or Joint Patent Rights against any Product Infringement in the Territory at its sole expense as it reasonably determines appropriate; provided that: if Marinus does not intend to prosecute or defend a Product Infringement, or ceases to diligently pursue an enforcement with respect to such a Product Infringement, it shall promptly inform Licensee in such a manner that such enforcement will not be prejudiced and Section 12.3(b)(ii) shall apply.

(ii)If Marinus or its designee fails to abate such Product Infringement in the Field in the Territory or to file an action to abate such Product Infringement in the Field in the Territory within six (6) months after receiving or providing notice thereof pursuant to Section 12.3(a), or if Marinus discontinues the prosecution of any such action after filing without abating such Product Infringement, then Licensee shall have the right, but not the obligation, to enforce the Licensed Patent Rights or Joint Patent Rights, as applicable, against such Product Infringement in the Field in the Territory at its sole expense as it reasonably determines appropriate and shall keep Marinus reasonably informed with respect to any such enforcement action; provided that Licensee shall not enter into any settlement admitting the invalidity of, or otherwise impairing, any Licensed Patent Rights or Joint Patent Rights in the Field in the Territory without the prior written consent of Marinus, which consent shall not be unreasonably withheld, delayed or conditioned.

(iii)As between the Parties, Licensee shall have the sole right, but not the obligation, to bring and control any legal action to enforce Licensee Patent Rights against any Product Infringement in the Territory at its sole expense as it reasonably determines appropriate, and shall keep Marinus reasonably informed with respect to any such legal action.

(iv)For clarity, Licensee shall not have the right to enforce any Licensed Patent Rights or Joint Patent Rights outside of the Territory or outside the Field. Marinus shall have the sole right to enforce any Licensed Patent Rights or Joint Patent Rights outside of the Territory and outside of the Field.

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(c)Cooperation. At the request of the Party bringing an action related to Product Infringement, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and, subject to a separate written agreement by the Parties, joining as a party to the action if required by Applicable Laws to pursue such action, at each such Party’s sole cost and expense, unless otherwise agreed in a separate written agreement by the Parties.

(d)Recoveries. Any recoveries resulting from an enforcement action relating to a claim of Product Infringement in the Territory will first be applied to costs and expenses incurred by each Party in connection with such action (including, for this purpose, a reasonable allocation of expenses of internal counsel) (provided that if the amount of such recovery is not sufficient to cover all such costs and expenses of each Party, then the amount of the recovery will be proportionately shared by the Parties based on the amount of such costs and expenses incurred by each Party), and, with respect to any remaining proceeds, (i) the Parties shall negotiate in good faith an appropriate allocation of such remaining proceeds to reflect the economic interests of the Parties under this Agreement with respect to such Product Infringement and (ii) unless otherwise agreed in subsection (i), seventy-five percent (75%) of such remaining proceeds will be allocated to the enforcing Party and twenty-five percent (25%) of such remaining proceeds will be allocated to the non-enforcing Party.

12.4Infringement of Third Party Rights. Subject to the Parties’ rights and obligations under Article 11, in the event that a claim is brought against either Party alleging the infringement, violation or misappropriation of any Third Party intellectual property right based on the manufacture, use, sale, offer for sale or importation of the Licensed Products in the Field in the Territory, the Parties shall promptly meet to discuss the defense of such claim, and the Parties may, as appropriate, enter into a joint defense agreement with respect to the common interest privilege protecting communications regarding such claim in a form reasonably acceptable to the Parties. The Parties shall cooperate to minimize any potential damages that may accrue to the third party asserting infringement.  Without prejudice to the foregoing, should it become necessary in order to defend against or avoid any such claim, for Marinus to enter into a license with the Third Party, (i) for claims relating to intellectual property rights listed on Schedule 10.2(g), the amounts payable to said Third Party under  such license (to the extent that they pertain to the Territory), to the extent not covered by Marinus, may be paid directly to such Third Party by Licensee and upon such payment deducted in full by Licensee from the amounts payable by Licensee to Marinus under this Agreement and (ii) for all other claims alleging infringement based on the Commercialization of Licensed Product as supplied by Marinus in accordance with this Agreement and the Supply Agreement, the Parties shall share equally the amounts payable to the Third Party under such license (as they pertain to the Territory). Insofar as such license would not be available under commercially reasonable terms and should the infringement persist, or in the event that there is an injunction issued that remains in place for greater than 90 days, the Parties shall discuss in good faith the appropriate course of action, provided, however, that should the Parties fail to agree on a mutually acceptable solution, then, notwithstanding any other provision of this Agreement, Licensee shall have the right to terminate this Agreement forthwith by written notice to Marinus and  without further obligation or liability of either Party of any kind whatsoever, except as necessary to the orderly winding up of this Agreement.  NEITHER MARINUS NOR LICENSEE, NOR ANY OF THEIR RESPECTIVE AFFILIATES,

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WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR SUCH OTHER PARTY’S AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES) SUFFERED BY SUCH PARTY AS A RESULT OF INFRINGEMENT OF THIRD PARTY RIGHTS, HOWEVER SUCH LIABILITY IS ASSERTED AND IRRESPECTIVE OF WHETHER MARINUS OR LICENSEE, AS APPLICABLE, OR ANY REPRESENTATIVE OF THE APPLICABLE PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

12.5Patent Rights Licensed from Third Parties. Each Party’s rights under this Article 12 with respect to the prosecution and enforcement of any Licensed Patent Rights that is licensed by Marinus from a Third Party,  shall be subject to the rights of such Third Party to prosecute and enforce such Patent Rights as such rights are set forth in the said agreement. The Parties acknowledge that as of the Effective Date there are no Patent Rights within the Licensed IP that are licensed by Marinus from Third Parties.

12.6Patent Term Extensions. Licensee will reasonably cooperate with Marinus, including providing reasonable assistance to Marinus in its efforts to seek and obtain patent term restoration or supplemental protection certificates or the like or their equivalents in any country in the Territory, where applicable to Licensed Patent Rights, including as may be available to the Parties under the provisions of Regulation (EC) No 469/2009 or comparable laws in other jurisdictions, in each case, in connection with any Licensed Product. Notwithstanding anything to the contrary contained herein, if elections with respect to obtaining such patent term restoration or supplemental protection certificates or the like or their equivalents in the Territory are to be made in connection therewith, the Parties will mutually agree upon the election. In the event that the Parties are unable to agree upon the election, Marinus shall have the right to make the election in its discretion.

12.7Product Trademarks.

(a)Licensee shall have the right, but not the obligation, after consultation with Marinus, to brand the Licensed Products using trademarks and trade names it determines appropriate in its sole discretion for the Licensed Products, which may vary within the Territory and/or which may be the same trademark and/or trade name Marinus uses for the Licensed Product outside the Territory (the “Product Marks”). Marinus shall own all right, title and interest in and to the Product Marks in the Territory and shall register and maintain the Product Marks to the extent it determines reasonably necessary. For the avoidance of doubt, Marinus shall not own any title, right, license or interest in Licensee’s Orion, Orion Corporation, Orion Pharma company names/marks nor Licensee’s logos for the same.  The Parties shall establish a Working Group to discuss a global brand for the Licensed Product. In the event this Agreement is terminated by Marinus at the end of the Initial Term for any reason other than Licensee’s material breach of this Agreement, then upon such termination, with regard to relevant country/ies of the Territory, as compensation for Licensee’s costs and efforts for creating goodwill in the Product Mark(s), Marinus shall pay Licensee a running royalty [***] [***] ([***]) of Net Sales of the Products sold under the Product Marks in the relevant country/ies of the Territory for a period of three (3) years

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from the effective date of termination of the Agreement with regard to such country/ies of the Territory.

(b)Licensee shall use the Product Marks to Commercialize the applicable Licensed Product in the Territory. Marinus hereby grants to Licensee a limited license to use Product Marks solely to perform its obligations under this Agreement and in connection with the packaging, labeling and Commercialization of the applicable Licensed Product. All use of the Product Marks shall comply with Applicable Laws.

12.8Patent Marking. Licensee shall mark all Licensed Products in accordance with Applicable Laws, including the applicable patent marking laws, and shall require all of its Affiliates and sublicensees to do the same. To the extent permitted by Applicable Laws, Licensee shall indicate on the product packaging, advertisement and promotional materials that certain of Licensee’s rights with respect to such Licensed Product are in-licensed from Marinus.

ARTICLE 13

TERM AND TERMINATION

13.1Term. This Agreement shall be effective as of the Effective Date, and shall continue in effect, on a country-by-country basis for a period ending upon expiration of the  Royalty Term in such country (with respect to each country, the “Initial Term”). Upon expiration of the Initial Term for a country, this Agreement shall automatically renew for additional, successive two (2) year terms (each, an “Automatic Renewal Term,” and any Automatic Renewal Terms, together with the Initial Term for a country, constituting the “Term” for such country), until either Party delivers notice of its intent not to renew at least six (6) months prior to end of either the Initial Term or the then-applicable Automatic Renewal Term for such country.

13.2Termination.

(a)Termination for Material Breach.

(i)If either Licensee or Marinus is in material breach of this Agreement, the non-breaching Party may give notice to the breaching Party specifying the claimed particulars of such breach (a “Breach Notification”). If the Party receiving a Breach Notification fails to cure, or fails to dispute, that material breach on or before sixty (60) days from the date of the Breach Notification (or thirty (30) days from the date of the Breach Notification in the event the Breach Notification relates to a failure to pay any amounts due under this Agreement) (the “Applicable Cure Period”), then, the Party delivering the Breach Notification may terminate this Agreement upon fifteen (15) days prior written notice to the other Party.

(b)Termination for Patent Challenge. Marinus may terminate this Agreement upon sixty (60) days’ written notice to Licensee in the event that Licensee or any of its Affiliates or sublicensees challenges or contests, or materially assists any other person to challenge or contest, the validity, enforceability or scope of any of the Licensed Patent Rights, unless, prior to the expiration of such sixty (60)-day period, Licensee or its Affiliate or sublicensee withdraws such challenge or contest; provided, however, that Marinus shall not be entitled to terminate this

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Agreement if Licensee or its Affiliate or sublicensee so challenges the Licensed Patent Rights in connection with defense, cross-claim or counterclaim to an action brought by Marinus or any of its Affiliates with respect to a product other than a Licensed Product; and further provided that Marinus shall not be entitled to terminate this Agreement if the challenge was initiated by an Affiliate of Licensee prior to such Affiliate being an Affiliate of Licensee (e.g., through an acquisition or other Change of Control) (provided, that Licensee causes such Affiliate to withdraw such challenge or contest within sixty (60) days following the consummation of such acquisition or other Change of Control).

(c)Termination for Forecast Failure. If at any time after the fifth (5th) anniversary of the First Commercial Sale of a given Licensed Product formulation, Annual Net Sales of units of such Licensed Product formulation by Licensee for a Calendar Year are equal to or less than [***] ([***]) of the projected unit Net Sales set forth in the Forecast (the “Forecast Threshold”) for such Calendar Year, Licensee shall provide written notice to Marinus of such failure. Licensee shall have an opportunity to cure such failure by returning Annual Net Sales in the subsequent Calendar Year to at least the Forecast Threshold for such subsequent Calendar Year, and if Annual Net Sales in such subsequent Calendar Year do not meet or exceed the Forecast Threshold for such subsequent Calendar Year, then Marinus shall, insofar as such failure has not been outside of Licensee’s control as provided in Section 14.6 of this Agreement, have the right (as its sole remedy), but not the obligation, to, at its option, either terminate this Agreement on a country-by-country basis and upon ninety (90) days written notice to Licensee or convert Licensee’s exclusive License to such Licensed Product formulation into a non-exclusive License, provided, however, that in either case Marinus shall so notify Licensee within sixty (60) days after receipt of Licensee’s sales and royalty report to Marinus for such Calendar Year.

(d)Termination for Insolvency. Each Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (i) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (ii) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within sixty (60) days of its filing, or (iii) such other Party makes an assignment of all or substantially all of its assets for the benefit of its creditors.

(e)Termination for Force Majeure. Each Party may terminate this Agreement in accordance with Section 14.6.

(f)Full Force and Effect During Notice Period. This Agreement shall remain in full force and effect until the expiration of the Applicable Cure Period or other termination notice period. For clarity, if any milestone event is achieved under Section 8.2 or 8.3 or royalty payments become payable under Section 8.4 during the termination notice period, the corresponding milestone payment or royalty payment, as applicable, is accrued and Licensee shall remain responsible for the payment of such milestone payment or royalty payment, as applicable, even if the due date of such milestone payment or royalty payment, as applicable, may come after the effective date of the termination.

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13.3Effect of Termination. Except as provided in Section 13.4, if this Agreement is terminated the following shall apply:

(a)License Grant to Licensee.  Except as otherwise specifically set forth in this Agreement, the License and all other rights granted by Marinus to Licensee under the Licensed IP pursuant to this Agreement shall terminate.

(b)License. Licensee shall grant and hereby grants (effective upon the effective date of such termination) to Marinus (i) an non-exclusive, fully-paid, royalty-free and sublicensable (through multiple tiers) license under the Licensee Inventions to Develop, Manufacture and Commercialize any Licensed Products in and outside of the Field and the Territory, and (ii) a non-exclusive, fully-paid, royalty-free and sublicensable (through multiple tiers) license under the Licensee IP to Develop, Manufacture and Commercialize any Licensed Products in the Field and the Territory.

(c)Regulatory Submissions and Approvals. Upon Marinus’ written request to the extent delivered on or before the effective date of termination or within thirty (30) days thereafter and to the extent permissible under Applicable Law, Licensee shall provide Marinus with copies of all Regulatory Submissions, Regulatory Approvals and pricing and reimbursement approvals for Licensed Products in the Territory. To the extent permissible under Applicable Law, Licensee shall assign to Marinus or shall provide Marinus with a right of reference with respect to such Regulatory Submissions, Regulatory Approvals and pricing and reimbursement approvals, in each case, as the Parties determine in good faith, at Marinus cost and expense. In addition, upon Marinus’ written request, Licensee shall, at Marinus’ cost and expense, provide to Marinus copies of all material related documentation, including material non-clinical, preclinical and clinical data that are held by or reasonably and readily available to Licensee or its Affiliates. The Parties shall discuss and establish appropriate arrangements with respect to safety data exchange.

(d)Inventory. At Marinus’ election and request, Licensee shall, to the extent reasonably possible and legally permissible, transfer to Marinus or its designee some or all inventory of Licensed Products (including all final product, bulk drug substance, intermediates, works-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, and the like) then in the possession or control of Licensee or its Affiliates or sublicensees; provided that, subject to Licensee providing customary warranties with respect to such inventory, Marinus will pay Licensee a price equal to the price paid by Licensee to Marinus for such transferred Licensed Products. Except in the case of termination of this Agreement pursuant to Section 13.2(a) in connection with Licensee’s material breach of this Agreement, Licensee will have the right to sell all remaining inventory of Licensed Products if Marinus does not purchase such inventory pursuant to this Section 13.3(d)).

(e)Access to Third Party Rights.  In the event that this Agreement is terminated by Licensee pursuant to Sections 13.2(a) or (d) or in the event of termination of any Third Party agreement material to Licensee’s rights hereunder wherein such termination would have a material adverse effect on Licensee’s rights under this Agreement, then Marinus shall use Commercially Reasonable Efforts to secure, by sublicense or otherwise, continuing rights for

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Licensee to any Third Party Patent Rights or Know-How Controlled by Marinus, if any, necessary for Licensee to continue to Commercialize, in the Field in the Territory those Licensed Products that are being Commercialized by Licensee on the date of such termination.

(f)Wind Down and Transition. Licensee shall be responsible, at its own cost and expense, for the wind-down of Licensee’s and its Affiliates’ and its sublicensees’ Development and Commercialization activities for Licensed Products. Licensee shall, and shall cause its Affiliates and its sublicensees to, reasonably cooperate with Marinus to facilitate the orderly transition of the Development and Commercialization of the Licensed Products to Marinus or its designee, including (i) assigning or amending, as appropriate and to the extent reasonably possible, upon request of Marinus, any agreements or arrangements with Third Party vendors (including distributors) to Develop, promote, distribute, sell or otherwise Commercialize Licensed Products or, to the extent any such Third Party agreement or arrangement is not assignable to Marinus, reasonably cooperating with Marinus to arrange to continue to provide such services for a reasonable time after termination, subject to a separate written agreement by the Parties; and (ii) to the extent that Licensee or its Affiliate is performing any activities described above in (i), use Commercially Reasonable Efforts to cooperate with Marinus or such Affiliate to transfer such activities to Marinus or its designee and continuing to perform such activities on Marinus’ or its Affiliate’s behalf for a reasonable time after termination until such transfer is completed, subject to a separate written agreement by the Parties.

(g)Ongoing Clinical Trials. If, at the time of such termination, Licensee or its Affiliates are conducting any Clinical Trials for a Licensed Product, then, at Marinus’ election on a Clinical Trial-by-Clinical Trial basis to the extent delivered on or before the effective date of termination: (i) to the extent permissible under Applicable Law, Licensee shall, and shall cause its Affiliates to, cooperate with Marinus to transfer the conduct of such Clinical Trial to Marinus or its designees and complete such transfer promptly and, in any case, within six (6) months after the termination effective date, and Marinus shall assume any and all liability for the conduct of such transferred Clinical Trial after the effective date of such transfer (except to the extent arising prior to the transfer date from any willful misconduct or negligent act or omission by Licensee, its Affiliates or their respective employees, agents and contractors); or (ii) except to the extent prohibited by Applicable Law, Licensee shall, at its cost and expense, orderly wind-down the conduct of any such Clinical Trial that is not assumed by Marinus under clause (i) above.

(h)Return of Confidential Information. At the Disclosing Party’s election, the Receiving Party will return (at the Disclosing Party’s expense) or destroy all tangible materials comprising, bearing, or containing any Confidential Information of the Disclosing Party or any of its Affiliates that are in the Receiving Party’s or its Affiliates’ possession or control and provide written certification of such destruction (except to the extent any information is the Confidential Information of both Parties or to the extent that the Receiving Party has the continuing right to use the Confidential Information under this Agreement); provided that, the Receiving Party may retain one copy of such Confidential Information for its legal archives. Notwithstanding anything to the contrary set forth in this Agreement, the Receiving Party will not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction

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practices that apply to its own general electronic files and information; provided, however, that any Confidential Information so maintained shall remain subject to the non-use and non-disclosure obligations set forth herein until such time as such Confidential Information is fully and finally destroyed.

13.4Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the provisions of Article I, Section 2.4 (a) (License Grants to Marinus), 5.3 (Safety and Regulatory Inspections), 5.4 (Adverse Regulatory Actions),  8.9 (Records and Audit Rights), Article 9 (Confidentiality), Section 10.6 (No other Warranties), Article 11 (Indemnification), Section 12.1 (Ownership), Section 12.4 (Infringement of Third Party Rights), Section 12.7 (Product Trademarks), Section 13.3 (Effects of Termination), Section 13.5 (Termination Not Sole Remedy) of  Article 14 (Miscellaneous) shall survive the expiration or termination of this Agreement.

13.5Termination Not Sole Remedy. Except only as provided in Section 12.4 and Section 13.2 (c) of this Agreement, termination is not the sole remedy under this Agreement and, whether or not termination is affected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

13.6Termination for Safety. If, at any time during the Term,  a) Marinus or its Affiliate decides not to file an application for Regulatory Approval for the Licensed Product (or a dosage form) in the Territory or decides to withdraw such application due to legitimate and documented adverse reactions or other safety issues with the Licensed Product (collectively, “Safety Issues”), b) Marinus’ or its Affiliate’s application for Regulatory Approval is rejected in the Territory due to Safety Issues, c) Marinus’ or its Affiliate’s application for Regulatory Approval in the Territory is subsequently withdrawn because of Safety Issues, d) the Licensed Product is recalled or withdrawn from the market because of Safety Issues, or e) the Development of the Licensed Product is discontinued due to Safety Issues, then either Party shall have the right to terminate this Agreement upon thirty (30) days prior written notice to the other Party. Prior to such termination, the Parties shall discuss and give good faith consideration to the other Party’s views (including without limitation those regarding label restrictions and/or warnings) regarding such termination.

ARTICLE 14

MISCELLANEOUS

14.1Assignment. Except as provided in this Section 14.1, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or otherwise transferred, by either Party without the consent of the other Party; provided, however, that (and notwithstanding anything elsewhere in this Agreement to the contrary) (a) either Party may, without the written consent of the other Party, assign or otherwise transfer this Agreement or any of its rights and obligations hereunder, in whole or in part: (i) to an Affiliate of such Party or (ii) in connection with the transfer or sale of all or substantially all of its assets or business that relate to the Licensed Product, or in the event of its merger or consolidation or similar transaction constituting a Change of Control of such Party; (b) Marinus may, without the written consent of Licensee, sell or transfer its right to receive unpaid royalty or other payments hereunder to a Third

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Party; and (c) Marinus may, without the consent of Licensee, assign its rights and obligations under this Agreement to a Third Party in connection with Marinus’ divestiture of rights related to a Licensed Product. Any attempted assignment not in accordance with this Section 14.1 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. Any permitted assignment of this Agreement to an Affiliate shall not operate to release the assigning Party from any of its obligations under this Agreement that have accrued prior to the assignment of this Agreement unless the Parties otherwise agree in writing.

14.2Extension to Affiliates. Except as expressly set forth otherwise in this Agreement, each Party shall have the right to extend the rights and obligations granted in this Agreement to one or more of its Affiliates by providing written notice to the other Party. All applicable terms and provisions of this Agreement, except this right to extend, shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the Party extending such rights and obligations. The Party extending the rights and obligations granted hereunder shall remain primarily liable for any acts or omissions of its Affiliates.

14.3Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Laws, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

14.4Governing Law; English Language. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. All reports and other communications under or in connection with this Agreement shall be in the English language.

14.5Dispute Resolution.

(a)If any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including any action or claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement (each, a “Dispute”), arises between the Parties and the Parties cannot resolve such Dispute through good faith discussions, within thirty (30) days of a written request by either Party to the other Party (“Notice of Dispute”), either Party may refer the Dispute to Executive Officers of each Party for resolution. Each Party, within five (5) Business Days after a Party has received such written request from the other Party to so refer such Dispute, shall notify the other Party in writing of the Executive Officer to whom such dispute is referred. If, after an additional thirty (30) days after the Notice of Dispute, such Executive Officers have not succeeded in negotiating a resolution of the Dispute, and a Party wishes to pursue the matter, each such Dispute shall be finally resolved by binding arbitration administered by the International Chamber of Commerce (“ICC”) (or any successor

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entity thereto) pursuant to the rules of  arbitration of the International Chamber of Commerce  then in effect (the “Rules”) by one or more arbitrators appointed in accordance with the said Rules.

(b) The place of arbitration shall be New York City and all proceedings and communications shall be in English.

(c) Decisions of the panel of arbitrators shall be based on the application of the governing law in accordance with Section 14.4 and, absent manifest error, shall be final and binding on the Parties. Judgment on the award so rendered may be entered in any court having competent jurisdiction thereof and the Parties hereby consent to the jurisdiction of any such court for purposes of enforcement of such award. No arbitrator (nor the panel of arbitrators) shall have the power to award punitive damages under this Agreement and such award is expressly prohibited, except to the extent allowed under Section 11.5.  The fees of the arbitrators and the costs of arbitration shall be paid by the Parties as the arbitrators determine. Except in a proceeding to enforce the results of the arbitration or as otherwise required by Applicable Laws, neither Party nor any arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties.

(d)In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations if brought in a court of the State of New York.

(e)Notwithstanding anything to the contrary in this Agreement, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage on a provisional basis, pending the decision of the arbitrators on the ultimate merits of any Dispute under this Section 14.5.

14.6Force Majeure. Neither Party shall be responsible to the other Party for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder (excluding, in each case, the obligation to make payments when due) if such delay or nonperformance is caused by pandemic, epidemic, strike, fire, flood, earthquake, accident, war, act of terrorism, act of God or of the government of any country or of any local government, or by any other cause unavoidable or beyond the reasonable control of such Party. In such event, the Party affected will use reasonable efforts to resume performance of its obligations and will keep the other Party informed of actions related thereto. If any such failure or delay in a Party’s performance of its material obligations hereunder continues for more than one hundred eighty (180) days, the other Party may terminate this Agreement upon written notice to the delayed Party.

14.7Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by

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the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

14.8Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Marinus and Licensee, or to constitute one as the agent of the other. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other Party.

14.9Notices. All notices, consents or waivers under this Agreement shall be in writing and will be deemed to have been duly given when (a) scanned and converted into a portable document format file (i.e., pdf file) and sent as an attachment to an e-mail message (and promptly confirmed by registered letter or overnight courier by an internationally recognized overnight delivery service (receipt requested)), or (b) the earlier of when received by the addressee or five (5) days after it was sent, if sent by registered letter or overnight courier by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and e-mail addresses set forth below (or to such other addresses and e-mail addresses as a Party may designate by notice):

If to Marinus:	Marinus Pharmaceuticals, Inc.
5 Radnor Corporate Center, 100 Matsonford Road
100 Matsonford Road, Suite 500
Radnor, PA 19087
Attention: [***]
Tel: [***]

with a copy to (which shall not constitute notice):

Hogan Lovells US LLP
1735 Market Street, Floor 23
Philadelphia, PA 19103
Attention: Steve J. Abrams
[***]: [***]

If to Licensee:	Orion Corporation
Orionintie 1,
02200 Espoo,
Finland
Attn: [***]
[***]: [***]

with a copy to (which shall not constitute notice):

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Orion Corporation Legal Affairs
Orionintie 1,
02200 Espoo, Finland
Attn: [***]
[***]: [***]

14.10Further Assurances. Licensee and Marinus hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

14.11Compliance with Law. Each Party shall perform its obligations under this Agreement in accordance with all Applicable Laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Laws.

14.12No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement.

14.13Entire Agreement. This Agreement, together which the Exhibits hereto, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter. The Parties acknowledge and agree that, as of the Effective Date, all Confidential Information disclosed pursuant to the Confidentiality Agreement by a Party or its Affiliates shall be included in the Confidential Information subject to this Agreement and the Confidentiality Agreement is hereby superseded in its entirety; provided that the foregoing shall not relieve any Person of any right or obligation accruing under the Confidentiality Agreement prior to the Effective Date. “Confidentiality Agreement” means the Confidential Disclosure Agreement between Marinus and Licensee dated November 22, 2020.

14.14Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.15Expenses. Except as otherwise set forth in this Agreement, each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation, completion and performance of this Agreement.

14.16Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

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14.17Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

14.18Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

14.19Export. Each Party acknowledges that the laws and regulations of the United States may restrict the export and re-export of certain commodities and technical data of United States origin. Each Party agrees that, to the extent applicable to the collaboration under this Agreement, it will not export or re-export restricted commodities or the technical data of the other Party in any form without appropriate United States and foreign government licenses.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

MARINUS PHARMACEUTICALS, INC.

By:	/s/ Steven Pfanstiel
Name:	Steven Pfanstiel
Title:	Chief Financial Officer

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ORION CORPORATION

By:	/s/ Satu Ahomäki
Name:	Satu Ahomäki
Title:	Senior Vice President, Commercial Operations

By:	/s/ Timo Lappalainen
Name:	Timo Lappalainen
Title:	President & CEO

[Signature Page to Collaboration Agreement]

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List of Exhibits

Exhibit A:	Licensed Patent Rights and Product Marks
Exhibit B:	Initial Development Plan
Exhibit C:	Supply Agreement

Schedule 1.20	Contemplated Clinical Trials

Schedule 10.2:	Exceptions

[List of Exhibits]

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EXHIBIT A

LICENSED PATENT RIGHTS

[***]

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EXHIBIT A

PRODUCT MARKS

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EXHIBIT B

INITIAL DEVELOPMENT PLAN*

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EXHIBIT C

SUPPLY AGREEMENT

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MANUFACTURING AND SUPPLY AGREEMENT

THIS MANUFACTURING AND SUPPLY AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date of the Collaboration Agreement (as defined below) (the “Effective Date”), by and between  Orion Corporation, a corporation incorporated and existing under the laws of Finland, business identity code 1999212-6  having a principal place of business at Orionintie 1, 02200 Espoo, Finland (“Customer”), on the one hand, and Marinus Pharmaceuticals, Inc. a corporation incorporated and existing under the laws of the State of Delaware  having a principal place of business at 5 Radnor Corporate Center, 100 Matsonford Rd, Suite 500, Radnor, PA 19087 USA, together with its Affiliates including Marinus Pharmaceuticals Emerald Limited, a limited liability company formed  and existing under the laws of Ireland, registration number 688211, having registered address at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, all as the context requires (“Supplier”), on the other hand.  Customer and Supplier are collectively referred to herein as the “Parties”, and each, a “Party”.

RECITALS

WHEREAS, Supplier through its subcontractors has the capability to manufacture Ganaxolone   oral suspension and Ganaxolone IV (as further defined in the definition of “Licensed Product” in the Collaboration Agreement between the Parties dated as of July 30, 2021 (the “Collaboration Agreement”)) finished drug product in bulk packaged form, such bulk packaged form including the primary packaging and the packaging necessary for delivery to Customer (“Primary Packaging”) meeting (i) the Specifications (as defined below) and  (ii) other requirements set forth in Supplier’s warranties under this Agreement (the “Product”);

WHEREAS, Pursuant to the Collaboration Agreement, Customer intends to market and sell Products in the Territory (as defined in the Collaboration Agreement); and

WHEREAS, Customer desires to purchase from Supplier the bulk Product in Primary Packaging for delivery to Customer and Supplier desires to supply the bulk Product in Primary Packaging to Customer on the terms and subject to the conditions set forth herein.

WHEREAS,  Supplier desires to have Customer pack the Product in finished consumer packs and to have Customer’s Qualified Person (QP) release the finished Product to the market in the Territory and Customer desires to do so on the terms and subject to the conditions set forth herein;  Customer shall act as the EU release site for Marinus who shall be the holder of the Regulatory Approval for the Product in the Territory.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	DEFINITIONS

1.1Definitions.  As used in this Agreement, the following capitalized terms have the meanings indicated below:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.1.1“Affiliate” means, with respect to a Person, any other Person which, directly or indirectly through one (1) or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) direct or indirect ownership of more than fifty percent (50%) of the voting securities or other voting interest of any Person, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, as a general partner,  or otherwise. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

1.1.2“Agreement” and “Collaboration Agreement” have the meanings set forth in the preamble hereto.

1.1.3“Supplier” has the meaning set forth in the preamble hereto.

1.1.4“Supplier Improvement” means any Invention that is developed  during the Term by Supplier  under this Agreement or any other written agreement between the Parties for the manufacture (including, for the avoidance of doubt, the Manufacture) and supply of Products and either relates exclusively to (i) Supplier Technology or (ii) manufacturing, processing or packaging pharmaceutical products generally.

1.1.5“Supplier Representatives” has the meaning set forth in Section 11.2.

1.1.6“Supplier Technology” means (a) all intellectual property and embodiments thereof, including any Inventions, owned by Supplier or its Affiliates as of the Effective Date hereof and (b) the Supplier Improvements.

1.1.7“Applicable Laws” has the meaning set forth in Section 6.1.

1.1.8“Backup Supplier” has the meaning set forth in Section 3.2.

1.1.9“Batch” means, at any given time, a discrete output or isolation from a set of unit operations described in the then-current batch record instructions for the Product.  The batch size for the Product shall be related to the capacity of a given equipment train and is dependent on the maximum utilization of the bottle-neck reactor or vessel.  As of the Effective Date, a Batch of the Product shall mean[  * ]units  of Product, which batch size may be modified from time to time. 1

1.1.10“Business Day” means a day on which banking institutions in the United States and Finland are open for business.

1.1.11“Calendar Quarter” means, with respect to any given Calendar Year, the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30

[1]	* [***]

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HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

or December 31; provided, however, that (a) the first Calendar Quarter of the Term shall end on  the last day of the Calendar Quarter in which the Effective Date falls and (b) the last Calendar Quarter of the Term shall end upon the effective date of expiration or termination of this Agreement.

1.1.12“Calendar Year” means each successive period of twelve (12) consecutive months commencing on January 1 and ending on December 31; provided, however, that (a) the first Calendar Year of the Term shall begin on the Effective Date and end on December 31, 2021 and (b) the last Calendar Year of the Term shall end on the effective date of expiration or termination of this Agreement.

1.1.13“Claims” has the meaning set forth in Section 11.1.

1.1.14“Confidential Information” of a Party (a “Disclosing Party”) means, subject to Section 9.2 (Exceptions) of the Collaboration Agreement, all technical, scientific, trade, research, business, financial, marketing, product, supplier, intellectual property, and other non-public or proprietary data or information that is disclosed by a Disclosing Party or its Affiliates to the other Party (a “Receiving Party”) or any of its Affiliates pursuant to this Agreement (or any such information disclosed prior to the Effective Date pursuant to the Confidentiality Agreement), whether made available orally, in writing, or in electronic form. For purposes of clarity such information shall include, but not be limited to, the formulation of pharmaceutical dosage forms and compounds, manufacturing procedures, manufacturing processes, manufacturing equipment, manufacturing batch records, plant layouts, product volumes, quality control procedures, and quality control standards and the like; any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party; and  the existence and terms of this Agreement shall be deemed Confidential Information of both of the Parties.

1.1.15“Current Good Manufacturing Practice” or “cGMP” means, at any given time, the applicable current standards for the manufacture of pharmaceuticals, as set forth in the FD&C Act, 21 C.F.R Parts 4, 210, 211, 601, 610 and 820 and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practice as are required by the applicable laws and regulations of the United States, the European Union (including, but not limited to, Commission Directive 2003/94/EC and Eudralex 4) and any relevant countries in which the applicable laws and regulations correspond to the aforementioned.

1.1.16“Effective Date” has the meaning set forth in the preamble hereto.

1.1.17“Facility” means the manufacturing facilities listed on Exhibit B, attached hereto,    any other facility approved in writing by the Parties and the competent Regulatory Authority for the Manufacture of the Product and referenced in the relevant Regulatory Approval for the Product, which  other facilities, if any, shall be added to Exhibit B at the time of  such approvals. The term “Facility” also includes all of the approved equipment, machinery and other facilities at such facility used in the manufacturing, handling, packaging, testing and storage of the Product.

1.1.18“FDA” means the United States Food and Drug Administration or any successor entity thereto.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.1.19“FD&C Act” means the Federal Food, Drug and Cosmetic Act, as the same may be amended or supplemented from time to time.

1.1.20“Force Majeure Event” has the meaning set forth in Section 0.

1.1.21“Inspection Period” has the meaning set forth in Section 7.2.1.

1.1.22“Invention”  means any process, method, composition of matter, discovery, or other invention that is conceived and first reduced to practice, constructively or actually, by or on behalf of either Party or jointly by the Parties in connection with the Parties’ activities under this Agreement.

1.1.23“Laboratory” has the meaning set forth in Section 7.3.1.

1.1.24“Latent Defect” shall mean any defect in a Product that is not reasonably discoverable through Customer’s (or Customer’s designee’s) normal incoming goods inspection,including the inspection of the Certificate of Analyses, Certificate of Conformity and other Product specific documents provided by Supplier in connection with the delivery of the Product and any   verification methods and procedures that may be agreed  in the Quality Agreement.

1.1.25“Losses” has the meaning set forth in Section 11.1.1.

1.1.26“Manufacture,” “Manufactured” or “Manufacturing” means all activities related to the manufacturing of Product or any raw material, component or ingredient thereof, including test method development,  stability testing, formulation, process development and validation, manufacturing scale-up, manufacturing any product in bulk or finished form, including filling and finishing, bulk Primary Packaging and labeling, storage, shipping and holding, in-process and finished bulk product testing, release of Product or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of Product, and regulatory activities related to any of the foregoing, as well as  disposal of any residues or wastes generated thereby.

1.1.27“Materials” means all materials, including all raw materials, and ingredients required for the Manufacture of the Product, the specifications for which are set out in the Specifications.

1.1.28“Methods of Analysis” means the methods of analysis for the Product set forth in the Regulatory Dossier for the Product and/or the Quality Agreement.

1.1.29“Customer” has the meaning set forth in the preamble hereto.

1.1.30“Customer Licensee” means any Third Party to whom Customer grants, pursuant to the terms and conditons of the Collaboration Agreement, a license or a right to sell the Product.

1.1.31“Customer Representatives” has the meaning set forth in Section 11.1.1.

1.1.32“Party” and “Parties” have the meaning set forth in the preamble hereto.

1.1.33“Person” means any individual, corporation, company, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.1.34“Product” has the meaning set forth in the recitals hereto.

1.1.35“Quality Agreement” means the written Quality Agreement between the Parties that will be concluded within  ninety (90) days of the Effective Date.

1.1.36“Recall” means any recall, withdrawal or similar corrective action (whether voluntary or mandatory) or issue of an “NDA Field Alert” (as defined in 21 CFR 314.81).

1.1.37“Regulatory Approval”  means, with respect to a given country, approval from the relevant Regulatory Authority (which approval may be in the form of an amendment or supplement to an existing approval) necessary to initiate marketing and selling of  Product in such country, excluding pricing and reimbursement approval. For clarity, any such approval to initiate marketing and selling of Product for a New Indication shall constitute a Regulatory Approval.

1.1.38“Regulatory Authority”    means any applicable Governmental Authority with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, research, non-clinical testing, clinical testing or sale of Product.

1.1.39“Regulatory Dossier” shall mean all updated documents, information, processes, techniques and data relating to the Product (including, without limitation, its Specifications, reports from a validation with EURS Validation Engine or other qualified NeeS or eCTD validation tool, as applicable, risk management plan (RMP) and readability test results required to obtain and maintain the Regulatory Approval in the Territory), written in English and (I) compiled according to the requirements of Applicable Laws in force from time to time in the Territory including those of the EU Notice to Applicants, and (II) in such form and content as is required by the Regulatory Authority, in order for them to accept the application for, grant and maintain the Regulatory Approval.

1.1.40“Rejection Notice” has the meaning set forth in Section 7.2.1.

1.1.41“Rolling Commercial Forecast” has the meaning set forth in Section 2.2.

1.1.42“Serialisation” means the serialisation of a Product as required to track and trace the passage of a Product through the entire supply chain process ensuring visibility and full traceability, including but not limited to printing the unique serial number or barcode on all packaging to include the required information, such as the product number, batch number, serial number and expiry date.

1.1.43“Seizure” means any action by FDA or any other Regulatory Authority to detain or destroy the Product or prevent the release of the Product.

1.1.44“Sourcing Requirement” has the meaning set forth in Section 3.1.1.

1.1.45“Specifications” means the specifications for the Product set forth in the Regulatory Dossier for the Product and/or Quality Agreement, as such may be amended from time to time in accordance with its terms.

1.1.46“Per Unit Supply Price” has the meaning set forth in Section 5.1.

1.1.47“Term” has the meaning set forth in Section 13.1 of the Collaboration Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.1.48“Territory” shall have the meaning set forth in Section 1.66 of the Collaboration Agreement.

1.1.49“Third Party” means any Person other than Customer, Supplier and their respective Affiliates.

1.2Construction of Certain Terms and Phrases.  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the term “or” shall have the inclusive meaning of the term “and/or”; (iv) “including” and its cognates shall have the non-limiting meaning of “including, without limitation”; (v) the term “will” shall have the same meaning and import as the term “shall”; (vi) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (vii) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; and (viii) Article and Section headings shall not affect the meaning or construction of any provision of this Agreement. Unless otherwise defined herein, whenever this Agreement uses a term defined in the Collaboration Agreement, such term shall have the meaning set forth in the Collaboration Agreement.

1.3Marinus Pharmaceuticals, Inc. shall be responsible for the performance of its Affiliates and subcontractors under this Agreement.

2.	GENERAL; FORECASTS, ORDERS, MATERIALS, SAFETY STOCKS

2.1Manufacture. Supplier shall supply bulk Product Manufactured, packaged in Primary Packaging and primary labeled to Customer or Customer’s designee in such quantities and at such times as ordered by Customer, in accordance with the Specifications and otherwise pursuant to the terms of this Agreement in exchange for payment of the applicable Per Unit Supply Price for such Product. During the Term, Supplier shall maintain access to the resources necessary to Manufacture the Product pursuant to the terms of this Agreement.

2.2Forecasts. By the end of each calendar month during the Term, Customer shall submit to Supplier a rolling monthly forecast of commercial supply of the Product that Customer anticipates ordering from Supplier during the eighteen(18) month period (broken down by month) following the date of such forecast  (each, a “Rolling Commercial Forecast”). The quantities for delivery in the first three (3) months of each Rolling Commerical Forecast shall be a firm purchase commitment by Customer and Customer shall place purchase orders for at least such quanitiy of Product.. The quantities for delivery in the last fifteen (15)  months of each Rolling Commercial Forecast shall be good faith estimates and shall not be binding commitments. Supplier may place orders with its suppliers for Materials or packaging materials as reasonably necessary in order to Manufacture the quantities of the Product specified in the first six (6) months of each Rolling Commercial Forecast. In addition, Customer shall annually submit to Supplier a non-binding forecast of its estimated requirements of the Product for the next three (3) Calendar Years for capacity planning purposes.

2.3Orders.  Customer may submit purchase orders for the Product to Supplier from time to time during the Term and at least ninety (90) days prior to the requested date of delivery. If, despite Supplier having used Commercially Reasonable Efforts, Supplier is not able to Manufacture or have the Product Manufactured and supplied to Customer within the said delivery time, the Parties shall discuss in

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HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

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good faith a reasonable extension of the said delivery time, such discussion to take place prior to Customer’s first purchase order of the Product to Customer. Supplier shall provide reasonable support and justification for such extension. Each purchase order shall specify (a) the quantity of the Product ordered for delivery; and (b) the delivery date for that order.  Supplier shall have Manufactured and shall supply the Product in accordance with this Agreement and each applicable purchase order.  Upon the fifth (5th) Business Day after receiving any purchase order from Customer, Supplier shall be deemed to have accepted such purchase order if such purchase order has not been rejected by Supplier in accordance with the terms and conditions of this Agreement.  On or prior to such acceptance, Supplier shall provide Customer with a Manufacturing schedule for the Product subject to such purchase order.  With respect to any of the first three (3) calendar months in the then most recent Rolling Commercial Forecast, Supplier may reject, by written notice to Customer, any portion of any purchase order to the extent that fulfilling the entirety of such purchase order would cause the aggregate number of units of the Product supplied by Supplier during such month to exceed one-hundred twenty percent (120%) of the units of such Product forecast for such calendar month in the applicable Rolling Commercial Forecast; provided, however, that Supplier will use its Commercially Reasonable Efforts to, but shall not be obligated to, supply such Product in excess of such one-hundred twentypercent (120%) quantity.

2.4Cancellations.  Customer may cancel any firm purchase order (in whole or in part) at any time prior to the delivery for any quantity of the Product that Supplier has not completed Manufacturing pursuant to such purchase order at the time that notice of cancellation is received by Supplier.  If, at the time of Customer’s cancellation of a purchase order:

2.4.1it is more than 90 days prior to the delivery date of such purchase order, Customer will reimburse Supplier for the cost of any Material purchased by Supplier pursuant to Section 2.2 above specifically to fill the cancelled purchase order to the extent such Material is unique to such Product and cannot otherwise be used in Supplier’s operations; provided that in no event shall Customer be responsible for reimbursing Supplier for more than the Per Unit Supply Price for each unit of the Product (as defined in Exhibit A) not purchased under the cancelled purchase order;

2.4.2it is less than 90 days prior to the delivery date of such purchase order, but Supplier has not commenced Manufacture of Products pursuant to such purchase order, Customer will reimburse Supplier for (a) the cost of any Material purchased by Supplier pursuant to Section 2.2 above specifically to fill the cancelled purchase order to the extent such Material cannot otherwise be used in Supplier’s operations and (b) the cost of the capacity reasonably reserved in the Facility for production of the purchase order that cannot, using Commercially Reasonable Efforts, be filled with alternative projects; provided that in no event shall Customer be responsible for reimbursing Supplier for more than the Per Unit Supply Price for each unit of the Product not purchased under the cancelled purchase order; or

2.4.3if Supplier has commenced Manufacture of Products pursuant to such purchase order, Customer shall reimburse Supplier for (a) Material and reasonable labor costs in respect of any works-in-progress pursuant to such cancelled purchase order (or part thereof) at the time notice of cancellation is received by Supplier; (b) the cost of any other unused Material purchased by Supplier specifically to fill the cancelled purchase order to the extent such Material cannot otherwise be used in Supplier’s operations and (c) the cost of the unused capacity reasonably reserved in the Facility for production of the purchase order that cannot, using Commercially Reasonable Efforts, be filled with alternative projects; provided that in no event shall Customer be responsible for reimbursing Supplier for

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HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

more than the Per Unit Supply Price for each unit of the Product not purchased under the cancelled purchase order.

2.5Materials.  Supplier shall be responsible for obtaining the Materials for the Manufacture of Products.  The cost of Materials paid by Supplier and incurred in accordance with this Agreement shall be deemed included in the Per Unit Supply Price for each unit of the Products. Supplier shall secure availability of Materials, including entering into supply agreements with relevant suppliers and Backup Suppliers and keeping safety stocks.

2.6Priority of Supply.  Supplier and its Affiliates shall use Commercially Reasonable Efforts to maintain capacity to fill Customer’s forecasted orders for the Product in a manner consistent with this Agreement, including purchase orders placed hereunder.

2.7Safety Stocks.   In order to secure the availability of the Product to Customer, Supplier undertakes to keep at all times, at its sole cost, in its premises or the premises of its suppliers a safety stock of (i) bulk Product and (ii) Primary Packaging materials, that shall correspond to at least the first three (3) months of the then-current Customer’s Rolling Commercial Forecast submitted to Supplier in accordance with Section 2.2 above. For the avoidance of doubt, the Parties expressly agree that the costs and expenses incurred by Supplier as a result of keeping such safety stock shall be deemed included in the Per Unit Supply Price for each unit of the Product. The Parties will agree upon the process for maintaining and monitoring the availability of such safety stock.  Customer also undertakes to keep at all times, at its sole cost, in its premises a safety stock of   Product  that shall correspond to at least the first  two (2) months of the then-current Customer’s Rolling Commercial Forecast submitted to Supplier in accordance with Section 2.2 above and one (1) month of which will be held as bulk drug Product and one (1) month of which will be held as finished stock Product.

2.8Allocation of Materials and Capacity for Manufacture. In the event that Materials or Manufacturing capacity required to Manufacture Products are short in supply, Supplier shall notify Customer in writing of such circumstances as soon as possible, including without limitation the underlying reasons for such shortage, proposed remedial measures, the date such shortage is expected to end and the amount of Materials and/or capacity allocated to Customer. Supplier shall allocate to Customer a proportionate share of the Materials and capacity, first by taking into account the outstanding purchase orders of Customer and other customers of Supplier and Supplier’s own requirements, and then Customer’s projected demand for Product for the relevant one-year period divided by the total demand by Supplier and all of Supplier’s customers (including Customer) for the corresponding period. In making any such allocation, Supplier shall not give any priority to its own requirements or those of its Affiliates other than reasonable amounts for clinical trial supplies.

2.9Continuous Improvement Actions.    Supplier shall exercise Commercially Reasonable Efforts to realize efficiencies in the supply chain for Product. These efforts may include, but may not be limited to, Manufacturing related improvement actions, actions to optimize work flow, actions to optimize Materials management, actions to optimize capacity utilization, actions to optimize forecasting, ordering and shipping, and actions to manage overhead costs and capital expenses.

3.	EXCLUSIVITY AND ALTERNATIVE SUPPLY

3.1Exclusivity.

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3.1.1Beginning on the First Commercial Sale of a Product in the Territory and ending on the termination or expiration of the Collaboration Agreement, Customer agrees to purchase one-hundred percent (100%) of its requirements of Product Manufactured by or on behalf of Marinus Pharmaceuticals, Inc. from Supplier (the “Sourcing Requirement”).

3.2Alternative Supply.  At any time during the Term, Supplier may elect to qualify one (1) or more additional alternative manufacturing facilities (whether owned by Supplier or a Third Party) to Manufacture the Product (each, a “Backup Supplier”).  Supplier shall be responsible for any and all costs associated with qualifying Backup Suppliers. Customer or its designee shall have the right to inspect the Backup Suppliers’ facilities and audit its records pursuant to Section 5.6 of the Collaboration Agreement. The Parties  shall from time to time at either Party’s request cooperate to  evaluate a long term demand for the Product against the available production capacity and determine whether to  qualify a Backup Supplier for  supply of the Product.

4.	DELIVERY; FAILURE TO SUPPLY

4.1 Delivery. All Product shall be delivered to Customer [***] (Incoterms 2020) the Facility within [ *2] days from Customer’s purchase order for the Product, unless otherwise agreed by the Parties pursuant to Section 2.3 above. Supplier will notify Customer at least five (5) Business Days prior to any shipment of the Product. Delivery shall be made at such time as [***]. [***]

4.2Delivery Delays.  Without limiting any other right or remedy of Customer under law or this Agreement, should all or part of a firm purchase order for Product be delivered more than ten (10) Business Days later than the delivery date specified in a firm purchase order (“Late Delivery”), the Parties may meet as necessary to amicably resolve the reasons for the Late Delivery and to agree on corrective actions within one (1) month of the agreed delivery date. Supplier shall be liable to compensate Customer for any and all direct costs and/or direct damages suffered by Customer due to delay in delivery and Customer will use Commercially Reasonable Efforts to mitigate such costs and damages.

Without limiting any other right or remedy of Customer under law or this Agreement, in the event of two (2) successive delays in delivery in excess of ten (10) Business Days after the agreed delivery date, or any delay in delivery in excess of thirty (30) Business Days, the Parties shall engage in good faith discussions in accordance with Section 4.7 below regarding the reasons for such delays and possible steps to prevent or mitigate the impact of such delays. If there is a third (3rd) successive delay in delivery in excess of ten(10) Business Days after the agreed delivery day, or any delay in delivery in excess of ninety (90) Business Days, unless otherwise mutually agreed by the Parties or unless such delay is not due to an act or omission of Supplier, any Supplier Representative or any of their respective Affiliates, then, unless Supplier can reasonably demonstrate to Customer that it will be able to provide uninterrupted supply, (a) Customer shall no longer have any obligation, subject to this Section 0, to satisfy the Sourcing Requirement, and (b) the Parties shall enter good faith discussions regarding any other appropriate remedies.  Nothing in this Section 0, including any exercise by Customer of its rights hereunder, shall serve to limit or eliminate any remedy of Customer under this Agreement or under law.  In the event that Customer is relieved of its obligation to satisfy the Sourcing Requirement  under this Section 0, if Supplier can demonstrate to Customer’s reasonable good faith satisfaction that it is able to perform its obligations under this Agreement in a timely fashion (i.e. fulfilling a purchase order within the delivery time set forth

[2]	* [***]

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in Section 4.1 of this Agreement), Customer’s obligation to satisfy the Sourcing Requirement  shall be reinstated eighteen (18) months after the third ten (10) Business Day delay, or the number of days of the delivery period set forth in Section 4.1, as applicable.

4.3Delivery Documentation.  Delivery of the Products shall be made together with the relevant batch documentation, including the CoA and the CoC, as required for release and in accordance with the Quality Agreement, unless otherwise agreed in writing between the Parties from time to time. Supplier shall, at Customer’s ’s cost (to be reimbursed to Supplier by Customer), equip each delivery with a data logger to monitor the temperature during the transportation of the Product to Customer.

4.4 Manufacturing Date. Supplier shall schedule its Manufacturing operations so that, unless otherwise agreed in writing at least [ * %] for oral suspension Product and [ *%3 ] for IV Product of the approved shelf life of the Products will remain on delivery of the Products. If, despite Supplier having used Commercially Reasonable Efforts, Supplier is not able to fulfil the above requirement, the Parties shall discuss in good faith a maximum ten percent (10%) reduction of the remaining shelf life (at the time of delivery) for the Products.

4.5Risk of Loss.  Supplier shall ensure that all Product held in storage is stored in accordance with the Specifications until delivery to Customer under this Agreement and that all storage areas meet cGMP requirements. Supplier shall hold title to and bear all risk of loss or damage to all Materials and to Products prior to delivery thereof to Customer or its designee hereunder, except as expressly set forth below in this Section 0.

Without limiting any other remedy of Customer under law or this Agreement, if any Product, during storage, changes chemical composition so as to be out of Specifications, then the Parties will agree in writing upon a plan for disposition  of the Product. If the Product has changed chemical composition due to Supplier’s breach of this Agreement or negligence (including the Manufacture, storage or use of such Materials or Products in a manner inconsistent with Specifications, Applicable Law or written instructions given to Supplier by Customer) or gross negligence or misconduct, then the cost of disposal shall be borne by Supplier.

4.1Delay in Supply Caused by Customer.  If Customer causes any delay to Supplier’s provision of Manufacture of Product, for reasons within Customer’s control including but not limited to delay in providing information on the Product reasonably requested by Supplier pursuant to this Agreement and reasonably available to Customer, Supplier shall be entitled to charge Customer for the cost of the capacity reasonably reserved in the Facility for performance of the production of the applicable purchase order that cannot, using Commercially Reasonable Efforts, be filled with (an) alternative project(s); provided that in no event shall Customer be charged or otherwise responsible for costs in excess of the Per Unit Supply Price for each unit of Product ordered under the delayed purchase order and provided further that Supplier shall use Commercially Reasonable Efforts to mitigate any consequences of a delay caused by Customer, including financial and supply consequences and to revise its manufacturing schedule in order to accommodate the delay and to timely manufacture Products under Customer’s submitted purchase orders and, further provided, that Customer shall still pay the Per Unit Supply Price for any such Product as is subsequently delivered to and accepted by Customer.

[3]	* [***]

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4.2Notice of Failure to Supply.   If Supplier is unable or anticipates that it will be unable to supply Product meeting Customer’s forecasted requirements in a timely manner at any time during the Term, Supplier shall provide prompt written notice to Customer.  Following such notice, the Parties shall discuss in good faith how to prevent or mitigate such inability to supply, including the elimination, amendment or suspension of the Sourcing Requirement.  Supplier shall consider in good faith any reasonable suggestions of Customer to prevent or mitigate such inability to supply, the costs associated with such suggestions to be allocated as mutually agreed by the Parties. For clarity, nothing in this Section 4.7 shall serve to limit or eliminate any liability of Supplier for timely deliveries of Products or any remedy of Customer under law or this Agreement.

4.3Supplier acknowledges that certain amounts of Products may be required to be maintained as mandatory reserve supplies in accordance with Applicable Laws in the Territory for the purpose of ensuring the availability of such Products in circumstances in which such availability is restricted or prevented as a result of a suspension of deliveries, serious crisis or other similar reason. Subject to the terms and conditons of this Agreement, Supplier undertakes to reasonably cooperate with Customer and timely deliver the amounts of Products ordered by Customer in order for the requirements for such mandatory reserve supplies to be met.

5.	PRICE AND PAYMENT

5.1Supply Price.  The price of the Product to be sold to Customer during the Term shall be as set forth in Exhibit A attached hereto (such price for the Product, the “Per Unit Supply Price”).

5.2Payment.  Supplier shall invoice Customer upon delivery of the Products, in accordance with the delivery provisions set forth at Section 4.1  above and shall only charge Customer for Products that are shipped to Customer or Customer’s designee pursuant to this Agreement.  Customer shall pay Supplier for all supplied quantities of conforming Products within thirty (30) days from the date of invoice  if shipped by air and  forty-five (45) days from the date of invoice if shipped by sea; provided that, pending resolution regarding any disagreement between the Parties as to conformance of a Product to the requirements of this Agreement or the Quality Agreement, Customer is not obligated for any payment with respect to any Product Customer believes to be non-conforming.

5.3Taxes and Other Charges.  All Product Per Unit Supply Prices are stated exclusive of sales or other similar taxes, Third Party shipping costs and customs duties, which shall be invoiced to Customer separately and paid by Customer, as applicable.  Customer and Supplier shall reasonably cooperate to eliminate or minimize the amount of any such taxes imposed on the transactions contemplated in this Agreement.  Customer is not responsible for any penalties or interest related to the failure of Supplier to collect sales, use, VAT or similar taxes.

6.	COMPLIANCE, QUALITY, SERIALISATION AND ENVIRONMENTAL

6.1Compliance with Law.  Supplier shall have Product Manufactured in compliance with cGMP and all other applicable laws and regulations (including, but not limited to, those dealing with occupational safety and health, those dealing with public safety and health, those dealing with protecting the environment, and those dealing with disposal of wastes), ordinances, decrees, judicial and administrative orders (and any license, franchise, permit or similar right granted under any of the foregoing), including Data Protection Laws and Anti-Corruption Laws, and any policies and other

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requirements of any applicable Governmental Authority that govern or otherwise apply to Supplier’s activities in connection with this Agreement (“Applicable Laws”), and in compliance with all applicable provisions of this Agreement and the Quality Agreement.  Supplier shall ensure that all necessary registrations and permits pertaining to its activities contemplated by this Agreement and the Quality Agreement are in place.  Supplier shall comply with Customer’s Third Party Code of Conduct attached hereto as Exhibit 2.

6.2Manufacturing Quality. Marinus represents and warrants that all Products Manufactured and supplied to Customer have been Manufactured at the Facility and in accordance with the Regulatory Approval (including approved Specifications therein) for the Product in the Territory, Quality Agreement and Applicable Laws. Supplier shall sample and analyze Materials in accordance with the requirements of the Registration Dossier (including approved Specifications therein), Applicable Laws (including the cGMP) and/or the Quality Agreement upon receipt to ensure that such Materials are free of defects and meet the applicable specifications therefor. Supplier shall take all steps reasonably necessary to prevent contamination and cross contamination of the Product and ensure that the Product is unadulterated and free from contamination, diluents and foreign matter.

6.3Stability testing. Supplier shall, at Supplier’s cost, conduct stability studies for the bulk and finished Product for the Territory required from time to time under Applicable laws and guidelines, including the ICH guidelines. Such stability studies will be conducted for the first three (3) production batches and thereafter during the period of the Manufacture, as required by the cGMP.

6.4Product Quality Reviews. Supplier shall conduct, at Supplier’s cost, periodic product quality reviews for the Product as may be required by Applicable Laws and guidelines and without undue delay provide Customer such reports and other results.

6.5 Secondary packaging and Serialisation.   Customer shall be responsible for secondary packaging (including Serializing) of the bulk Products delivered to Customer in finished Primary Packaging unlabeled vials and for the QP release of such finished Products to the market in the Territory. For clarity, the Parties acknowledge that, based on the cGMP, Customer shall act as the EU release site  for the Products in the Field in the Territory.

6.5.1Supplier and Customer shall (each at its own cost) use Commercially Reasonable Efforts to cooperate in good faith to provide to each other without undue delay all documents, information and/or other support reasonably requested by either of them and/or required by Applicable Laws, including, but not limited to, Supplier providing (i) information in its possession or control relating to approved packaging requirements, (ii) Serialisation numbers, and (iii) notices, documents and/or information received from the Regulatory Authorities. For clarity, Supplier shall be responsible to ensure that the contents of all packaging materials, including, but not limited to, labeling, packaging leaflets and specific product characteristics and the language versions of the same, meet the requirements of the Regulatory Approval (including approved packaging specifications therein) and Applicable Laws and Customer shall provide to Supplier all information in its possession and control that Supplier may reasonably require related thereto. To the extent required by Applicable Laws, Supplier shall, at its own cost, set up and maintain a relevant Serialisation system meeting the requirements of the Applicable Laws and, to the extent necessary for Customer’s performance under this Agreement and/or the Collaboration Agreement, Supplier shall ensure that Customer shall have access to Supplier’s technical system and the right to use such system solely to such extent and for such need,

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for the Term of this Agreement. Details of the above support may be agreed in a separate written agreement by the Parties, e.g. in the Quality Agreement. Each Party shall promptly inform the other Party of any enquiries by the competent Regulatory Authorities. For clarity, Marinus Pharmaceutical, Inc,’s Affiliate as the holder of the Regulatory Approvals for the Products in the Territory shall be responsible for responding to any enquiries from the Regulatory Authorities with respect to Manufacture (including Serialization) of the Product.

7.	QUALITY AUDITS; TESTING AND INSPECTION OF THE PRODUCT

7.1Inspection and Auditing Rights.  Supplier shall   include Customer in  audit and inspection rights of Supplier’s Third Party suppliers, including, but not limited, to Backup Suppliers as reasonable and customary. Customer shall have the right to audit and inspect Supplier  with respect to its obligations under this Agreement and the Quality Agreement, Supplier’s compliance with Applicable Laws in the performance of its obligations under this Agreement and the Quality Agreement, and the handling, The Parties will coordinate to make joint inspections of Supplier’s Third Party suppliers whenever possible.  Manufacture, testing, inspection, storage, disposal and transportation of the Product by Supplier and its permitted subcontractors, during normal business hours and, for any for-cause audit, upon at least seven (7) Business Days’ prior written notice, and, for any other audit, upon at least thirty (30) Business Days’ prior notice unless otherwise set forth in the Quality Agreement.  Supplier shall make available to Customer all relevant records and reports during such audit or inspection.  Supplier agrees to respond to Customer’s audit findings within thirty (30) days of receipt of Customer’s audit report (such response may not be final but shall be responsive to the findings), to take prompt corrective action to remedy any observed violations of the terms of this Agreement, the Quality Agreement or of Applicable Laws and to be responsive to the recommendations contained therein.  Such audits may be conducted no more than once per Calendar Year at Customer’s expense, provided that Customer may also conduct follow-up audits or inspections at any time or times during a Calendar Year that are directed at significant or critical quality issues directly related to the Manufacture or supply of the Product, observed during the regular audit or brought to Customer’s attention through customer complaints or claims by Regulatory Authorities.  The costs associated with any follow-up audit by Customer shall be discussed in good faith and agreed between the Parties in advance.

7.2Product Rejection and Inspection.

7.2.1Customer shall have a period of thirty (30) days from the date of arrival of the delivery of a shipment of the Product to Customer’s or its designee’s facility in the Territory pursuant to Section 4.1 (the “Inspection Period”), to inspect, or cause to have inspected by a Third Party designated by Customer, such shipment of the Product to determine whether such shipment conforms to Specifications or breaches Supplier’s warranties set forth in this Agreement.  Such inspection shall include Customer’s normal  inspection protocols, including the inspection of the Certificate of Analyses, Certificate of Conformity and other Product specific documents provided by Supplier in connection with the delivery of the Product and any verification methods and procedures that may be agreed  in the Quality Agreement. Customer shall give Supplier notice of rejection (“Rejection Notice”), in accordance with Section 7.2.2, of any shipment of the Product that, in whole or part, failed to meet Specifications or which otherwise breached Supplier’s warranties set forth in this Agreement, in each case at the time of delivery pursuant to Section0.

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7.2.2If Customer determines during the Inspection Period for any shipment of the Product that such Product did not conform to Specifications or otherwise breached Supplier’s warranties set forth in this Agreement, in each case at the time of delivery pursuant to Section 4.1, it shall notify Supplier prior to the date that is five (5) Business Days after the end of the Inspection Period for such Product.  Customer’s failure to timely deliver a Rejection Notice shall be deemed its acceptance of the Product, unless a Latent Defect of such Product exists.   Customer shall accompany any Rejection Notice with reasonable supporting evidence in its possession that shows that the Product delivered to Customer by Supplier was not Manufactured in accordance with Specifications or otherwise breaches Supplier’s warranties set forth in this Agreement, in each case at the time of delivery pursuant to Section 4.1.  At Supplier’s request, Customer shall provide any evidence in its possession demonstrating that the Product has been stored and handled appropriately by Customer pursuant to applicable Specifications.

7.3Independent Testing.

7.3.1 If Customer delivers a Rejection Notice to Supplier in respect of all or any part of a shipment of the Product, then the Parties shall have thirty (30) days from the date of Supplier’s receipt of such Rejection Notice to resolve any dispute regarding whether all or any part of such shipment of the Product was Manufactured in conformance with Specifications and Supplier’s warranties set forth in this Agreement.  Either Party may request, in writing, at any time within such 30-day period that an independent laboratory (a “Laboratory”) will be used to determine whether the Product met Specifications and Supplier’s warranties set forth in this Agreement at the time of delivery.  Such Laboratory must be mutually acceptable to both Parties and shall meet all the requirements of an outside laboratory as may be specified in the Quality Agreement. Such Laboratory shall act as an expert and not as an arbitrator.

7.3.2If the Laboratory determines, and its determination is not disputed under Section 14.5 (Dispute Resolution), or the Parties otherwise agree, that the Product met Specifications and Supplier’s warranties set forth in this Agreement at the time of delivery, then Customer shall (i) pay to Supplier the Per Unit Supply Price invoiced for each unit of such Product pursuant to Section 5.1, and (ii) pay to the Laboratory the amount of the fees charged by the Laboratory for such testing, if applicable.

7.3.3If the Laboratory determines, and its determination is not disputed under Section 14.5 (Dispute Resolution), or the Parties otherwise agree, that the Product did not meet Specifications or Supplier’s warranties set forth in this Agreement at the time of delivery, then Supplier shall (i) pay to the Laboratory the amount of the fees charged by the Laboratory for such testing, if applicable, (ii) dispose of the non-conforming Product, at Supplier’s  expense, in accordance with Customer’s instructions, unless the Parties agree that Customer is to  dispose of such non-conforming Product, at Supplier’s reasonable expense, and (iii) at Customer’s option, a) have Manufactured and supply replacement Product conforming to Specifications and Supplier’s warranties set forth in this Agreement as soon as reasonably practicable, however, in any case within the delivery time set forth in Section 4.1 above or b) promptly reimburse Customer for the Per Unit Supply Price for each unit of such non-conforming Products if previously paid by Customer, provided that, wherever practicable such refund shall be as a credit against future purchases of Product by Customer and reimburse Customer for any out-of-pocket costs incurred by Customer for  the acceptance of returns from Customer’s customers resulting from such non-conforming Products.

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7.4Latent Defects.  As soon as either Party becomes aware of a Latent Defect in any Batch, and no later than later of a) twelve (12) months after delivery in accordance with Section 4.1 or b) the expiry of the shelf life of the relevant Batch, such Party shall immediately notify the other Party in writing thereof, and if the Latent Defect is due to Supplier’s failure to have the Product Manufactured in conformance with the Specification, Supplier’s breach of its warranties set forth in this Agreement or Supplier’s negligence or misconduct or breach of this Agreement, at Customer’s election, the applicable Batch shall be deemed rejected as of the date of delivery of such notice.  Should Supplier (or Customer, if applicable) within thirty (30) days, after notice of such rejection, fail to agree that such rejection was reasonable, either Party may refer the matter to a Laboratory acceptable to both Parties in accordance with Section7.3.1. If the Laboratory determines, and its determination is not disputed under Section 14.5 (Dispute Resolution), or the Parties otherwise agree, that the affected Product has not been Manufactured in conformance with the Specification or is otherwise non-conforming due to Supplier’s breach of its warranties set forth in this Agreement,  Supplier shall, without limiting any other remedies available to Customer, (a) pay to the Laboratory the amount of the fees charged by the Laboratory for such testing, if applicable, (b) dispose of the non-conforming Product, at Supplier’s expense, in accordance with Customer’s instructions and (c) at Customer’s option i)  have Manufactured and supply a replacement Batch conforming to Specifications and Supplier’s warranties set forth in this Agreement as soon as reasonably practicable pursuant to a timeline to be agreed by the Parties, however, in any case within the delivery time set forth in Section 4.1 above or ii) promptly reimburse Customer for the Per Unit Supply Price for each unit of such non-conforming Product if previously paid by Customer to Supplier, provided that wherever practical such refunds shall be as a credit against future purchases of Product by Customer   and (d) reimburse Customer for any reasonable out-of-pocket costs incurred by Customer for  the acceptance of returns from Customer’s customers resulting from such non-conforming Batch. At Supplier’s request, Customer shall provide any evidence in its possession demonstrating that the Product has been stored and handled appropriately by Customer pursuant to applicable Specifications.

7.5Samples and Record Retention.  Supplier shall retain records and retention samples of each Batch of Product in accordance with Applicable Laws and shall make the same available to Customer upon request.  During and after the Term, Supplier shall assist Customer with respect to any complaint, issue or investigation relating to the Product.

7.6Government Inspections.  Each Party shall promptly notify the other Party if such Party receives notice from a Regulatory Authority regarding a cGMP investigation or other inspection directly related to the Product.  If Supplier receives advance notice of any such investigation, inspection or visit by any Regulatory Authority to inspect the Facility or review the Manufacture of the Product, upon Customer’s request Supplier shall use Commercially Reasonable Efforts to provide Customer with a copy of any report issued by such Regulatory Authority following such visit.

7.7Recalls and Seizure.

7.7.1Each Party shall keep the other Party promptly and fully informed of any notification or other information whether received directly or indirectly which might result in the Recall or Seizure of Product(s) in the Territory.  If either Party determines that it is necessary to Recall any Product, it shall immediately notify the other Party in writing and Supplier will collaborate with Customer in connection with any Recall or Seizure in the Territory.  At Customer’s written request, the Parties shall consult  on an appropriate course of action.

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7.7.2Supplier shall, subject to Section 11.2, be liable for the out-of-pocket costs and expenses actually incurred by Customer as a result of any Recall or Seizure (including any Per Unit Supply Price paid for each unit of the Product  and any in-process or finished Product that cannot be shipped due to the Recall or Seizure), to the extent such Recall or Seizure results from the negligence, willful recklessness  or breach of this Agreement by Supplier, its Affiliates or any of its permitted subcontractors (including, for the avoidance of doubt, with respect to any Latent Defect) or any act or omission of Supplier, its Affiliates or any of its permitted subcontractors.

7.7.3Customer shall be liable for the out-of-pocket costs and expenses actually incurred by Supplier as a result of any Recall or Seizure to the extent such Recall or Seizure results from the negligence, willful recklessness or breach of this Agreement by Customer or its Affiliates or any act or omission of Customer or its Affiliates.

8.	MANUFACTURING CHANGES

8.1Voluntary Changes.  Supplier shall not make any changes to the Manufacturing process, the Primary Packaging of the Product, the Specifications, the Materials, the sources of Materials or the Methods of Analysis except in accordance with the provisions of the Quality Agreement or  as may be otherwise agreed in writing by the Parties (Customer’s agreement not to be unreasonably withheld, conditioned or delayed). Should Customer request any changes to the bulk Primary Packaging or the secondary packaging of the Product, Supplier shall, subject to compliance with Applicable Laws, use Commercially Reasonable Efforts to cooperate with Customer and submit relevant applications to the Regulatory Authorities in the Territory.

8.2Required Changes.  If FDA, European Medicines Agency (“EMA”) or any other Regulatory Authority requests or requires any change in the Manufacturing process, the Manufacturing equipment, the Specifications, the Materials, the source of Materials or Methods of Analysis with respect to the Product, the Parties shall promptly (but in no event more than fifteen (15) Business Days after receipt of the Regulatory Authority’s notice) discuss an implementation plan for such change and Supplier shall, at its cost, use its Commercially Reasonable Efforts to implement such required changes.  For clarity, in no event shall Supplier be obligated to, with respect to such a change required or requested by a Regulatory Authority, continue Manufacturing any Product if such Manufacturing would not be in compliance with Applicable Laws or cGMP due to such change.

9.	INTELLECTUAL PROPERTY

9.1Ownership.

9.1.1Customer acknowledges that the Supplier Technology, as of the Effective Date, may include certain proprietary Inventions, processes, know-how, trade secrets, methods, approaches, analyses, improvements, other intellectual properties and other assets including, but not limited to, analytical methods, procedures and techniques, computer technical expertise and proprietary software, and technical and conceptual expertise in the area of manufacture, packaging and supplying products, in each case, that have been developed independently by Supplier.  Supplier shall have sole ownership of all Supplier Technology, including all Supplier Improvements, and shall, subject to Customer’s secondary right (but not the obligation) to prosecute, maintain and enforce in accordance with Article 12 (Intellectual

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Property) of the Collaboration Agreement,  have the sole right to prosecute, maintain and enforce such Supplier Technology in its sole discretion.

10.	REPRESENTATIONS AND WARRANTIES

10.1Representation and Warranties of Each Party.  Section 10.1 (Representations and Warranties of Each Party) of the Collaboration Agreement shall apply to this Agreement.

10.2Representations and Warranties of Supplier.  Supplier hereby further represents and warrants to Customer as follows:

10.2.1the Product at the time of delivery to Customer (i) has been Manufactured, analysed, stored, packaged and shipped in accordance with the Regulatory Approval (including approved Specifications therein) for the Product in the Territory, Quality Agreement, cGMP and other Applicable Laws; (ii) conforms to the Regulatory Approval (including approved Specifications therein), CoA and CoC, is free from defects and is merchantable; (iii) is not adulterated or misbranded within the meaning of the FD&C Act or other Applicable Laws; (iv) has been stored and handled in accordance with the procedures set forth under this Agreement, Regulatory Approval (including approved Specifications therein) for the Product in the Territory and the Quality Agreement and Applicable Laws; (v) shall meet the shelf life requirement set forth in Section 4.4 at the time of delivery pursuant to Section 4.1; and (vi) Supplier as the holder of the Regulatory Approval for the Product in the Territory has fulfilled its obligations with respect to the Serialisation and provided to Customer required Serialisation numbers;

10.2.2as of immediately prior to the delivery of the Product to Customer, Supplier has good and marketable title to such Product and such Product is free from all liens, charges, encumbrances and security interests; and

10.2.3 The Section 10.2 (g), (i) and (j) (Representations and Warranties of Marinus) of the Collaboration Agreement shall apply to this Agreement.

10.3Representations and Warranties of Customer. Customer hereby further represents and warrants to Supplier as follows:

10.3.1Immediately after the time of delivery of Product to Customer and during the approved shelf life of the Product, Customer (i) will  store, label, package and ship Product in accordance with cGMP and Applicable Laws and the Regulatory Approval (including approved Specifications therein); (ii) will not  adulterate or misbrand Product within the meaning of the FD&C Act and the Applicable Laws in the European Union; and (iii) will store and handle Product in accordance with the procedures set forth under this Agreement, Regulatory Approval (including approved Specifications therein) and/or the Quality Agreement;

10.3.2Section 10.3 (a) and (b) (Representations and Warranties of Licensee) of the Collaboration Agreement shall apply to this Agreement.

10.4Representation by Legal Counsel.  Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the

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drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

11.	INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE

11.1Indemnification.

11.1.1 Supplier shall indemnify and hold harmless Customer, its Affiliates, and their  directors, officers, employees, and agents and permitted assigns (collectively, the “Customer Representatives”) from and against all damages, losses, liabilities, expenses, claims, demands, suits, penalties or judgments or administrative or judicial orders (including reasonable attorneys’ fees and expenses reasonably incurred) (collectively, “Losses”) incurred by the Customer Representatives  in connection with any claims, demands, actions or other proceedings by any Third Party for damage to physical property, personal injury (including loss of injured person’s earnings) or death (including such claims made on the basis of product liability) or other direct damage  (individually and collectively, “Claims”) to the extent resulting from or arising out of; (i)  the gross negligence or willful misconduct of Supplier or its Affiliates and their respective officers, directors, employees,  agents and representatives; (ii) any breach by Supplier of its representations, warranties, obligations or covenants in this Agreement;  (iii) the Development, patient use of Licensed Product, Manufacture, supply of the Product to Customer by Supplier, or Commercialization of Product by or on behalf of Supplier, including Claims with respect to product liability except to the extent such Claims would be indemnifiable pursuant to Section 11.1.2 of this Agreement; (iv)  infringment of any patent, copyright or trademark or misappropriation of any trade secret or other intellectual property of any Third Party in the use of any Supplier Technology in the Manufacture of the Product; or (v) Supplier’s failure to abide by any Applicable Law (including environmental laws, regulations and orders and any failure by Supplier to obtain and maintain any Regulatory Approvals Supplier is required to have for Manufacture of the Product and required to be obtained and maintained by Supplier under Applicable Law), except, in each case ((i) through (v)), to the extent Customer has an obligation to indemnify any Supplier Representative pursuant to Section11.1.2.  The provisions of this Section shall survive the termination or expiration of this Agreement.

11.2Customer shall indemnify and hold harmless Supplier, its directors, officers, employees and agents (collectively, the “Supplier Representatives”) from and against all Losses incurred by the Supplier Representatives in connection with any Claims against such Supplier Representatives to the extent resulting from or arising out of (i) gross negligence or willful misconduct of Customer or Customer Representatives. (ii) any breach by Customer of its representations, warranties, obligations or covenants in this Agreement; (iii) Customer’s failure to comply with any Applicable Law (including environmental laws, regulations and orders and any failure by Customer to obtain and maintain any Regulatory Approvals relating to the handling, storage and shipment of the Product conducted by Customer and required to be obtained by Customer under Applicable Law), except, in each case ((i) through (iii)), to the extent Supplier has an obligation to indemnify any Customer Representative pursuant to Section 11.1.1. The provisions of this Section shall survive the termination or expiration of this Agreement.

11.2.1The Section 11.3 (Indemnification Procedure) of the Collaboration Agreement shall apply to this Agreement.

11.3Limitations on Liability.

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11.3.1NEITHER SUPPLIER NOR CUSTOMER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR SUCH OTHER PARTY’S AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES), WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY, CONTRIBUTION OR OTHERWISE, AND IRRESPECTIVE OF WHETHER SUPPLIER OR CUSTOMER, AS APPLICABLE, OR ANY REPRESENTATIVE OF THE APPLICABLE PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (1),THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY FOR THIRD PARTY CLAIMS UNDER SECTIONS 11.1.1 AND 11.1.2 OR (2) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 13, OR (3) DAMAGES AVAILABLE FOR A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

11.3.2Nothing in this Section 11.3 shall be deemed to exclude or limit the liability of either Party for any form of liability that may not be excluded or limited by law, including liability for fraud.

11.3.3Supplier shall be liable for reimbursing to Customer specific penalties claimed by a tendering authority or end customers, such as hospitals, in the Territory due to non-supply of the Product caused by Supplier’s gross negligence or willful acts or breach of Supplier of its represnetations, warranties or obligations under this Agreement and provided that Customer has first exhausted all of its existing inventory of Product, as applicable.

11.4Insurance.  The Section 11.6 (Insurance) of the Collaboration Agreement shall apply to this Agreement.

12.	TERM AND TERMINATION

12.1Term.  This Agreement shall commence on the Effective Date and continue, unless sooner terminated as set forth below in this Article 12 or in Article 14, for the duration of the  Term of the Collaboration Agreement.

12.2Termination for Material Breach.  In the event that either Party breaches any of its material obligations under this Agreement, the other Party may deliver written notice of such breach to the breaching Party.  If the breaching Party fails to cure such breach within ninety  (90) days following its receipt of such notice, the non-breaching Party may terminate this Agreement upon fifteen (15) days prior written notice to the breaching Party.

12.3Termination for Insolvency. Each Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (i) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (ii) such other Party is served with an involuntary

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petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within sixty (60) days of its filing, or (iii) such other Party makes an assignment of all or substantially all of its assets for the benefit of its creditors.

12.4Effects of Termination.

12.4.1Termination of this Agreement for any reason shall be without prejudice to the right of either Party to receive all payments accrued and unpaid at the effective date of such termination or expiration, without prejudice to the remedy of either Party  with respect to any previous breach of any of the representations, warranties or covenants herein contained and without prejudice to any other provisions hereof which expressly or necessarily call for performance after such termination.

12.4.2Upon termination of this Agreement for any reason, at Customer’s request, Supplier shall supply Customer with its inventory of bulk Product manufactured for supply under this Agreement and Customer shall pay Supplier the Per Unit Supply Price for each unit of such bulk Product. Customer or its designee shall have the right to pack, serialise and sell a remaining inventory of finished Product and the terms and conditions of this Agreement shall apply, as applicable, to such Products so sold.

12.4.3Should either Party terminate this Agreement with regard to relevant Product/s and country/ies of the Territory, Customer will promptly provide Supplier with information related to the Product requirements for its remaining tenders with hospitals. Supplier shall use Commercially Reasonable Efforts to provide all Products required for the tenders within ninety (90) days from receipt of such information and purchase order from Customer. All the terms and conditions of this Agreement shall apply, as applicable, to that supply.

12.4.4Further to Section 4.2, in the event of a termination by Customer of  this Agreement for material uncured breach by Supplier, Customer shall be entitled to seek damages for loss of Customer’s investments in the license rights to Product, including payments and fees paid by Customer to Supplier for rights to Develop and/or Commercialize the Products in the Territory, but only to the extent Customer has not been able to recoup such investments from the sales of Products.

12.5Survival. The following provisions shall survive the expiration or termination of this Agreement: Article 1 (Definitions) (solely to the extent necessary to give meaning to other surviving sections), Section 0 (Delivery) and Section 0 (Risk of Loss) (in each case, solely with respect to Products and Materials remaining at the Facility following the effective date of expiration or termination), Section 5.2 (Payment) and Section 5.3 (Taxes and Other Charges) (in each case, solely with respect to payment obligations accruing prior to expiration or termination), Section 7.5 (Samples and Record Retention), Section 7.7(Recalls and Seizures), Section 9.1 (Ownership), Section 11.1 (Indemnification), Section 11.3 (Limitations on Liability), Section 11.4 (Insurance) (until the expiry of the approved shelf life of the last Batch of the bulk Product delivered to Customer under this Agreement), Section 12.4 (Effects of Termination), this Section 12.5 (Survival), Article 13 (Confidentiality), Article 15 (Notices) and Article 16 (General). Without limiting the foregoing, all of Supplier’s obligations under this Agreement relating to compliance with cGMP in respect of the Materials and Products shall continue in force following expiration or termination of this Agreement according to the requirements of cGMP.

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12.6On a Product-by-Product and a country-by-country basis, in the event of termination or expiration of the Collaboration Agreement, this Agreement shall be automatically terminated to expire on the effective date of termination or expiration of the Collaboration Agreement.

13.	CONFIDENTIALITY

13.1Nondisclosure Obligation.  The Article 9 (Confidentiality) of the Collaboration Agreement shall apply to this Agreement.

13.2Publicity.  The Section 9.7 (Publicity) of the Collaboration Agreement shall apply to this Agreement.

14.	FORCE MAJEURE

If the production, delivery, acceptance, or use of the product specified for delivery under this agreement, or the performance of any other obligation of one of the parties hereunder is prevented, restricted or interfered with by reason of any cause or event beyond the reasonable control of such party and without the fault or negligence of such party (a “force majeure event”), the party so affected, upon prompt notice to the other party, shall be excused from performing such obligation during the continuance of such force majeure event.  If such force majeure event continues for a period of one hundred twenty (120) consecutive days or more the other party may terminate this agreement by notice in writing, provided that such force majeure event is continuing.  The affected party as a result of a force majeure event shall use all reasonable efforts, at its own expense, to eliminate the force majeure event and to resume performance as soon as practicable.

14.1Notices.

All notices, consents or waivers under this Agreement shall be in writing and will be deemed to have been duly given when (a) scanned and converted into a portable document format file (i.e., pdf file) and sent as an attachment to an e-mail message (and promptly confirmed by registered letter or overnight courier by an internationally recognized overnight delivery service (receipt requested)), or (b) the earlier of when received by the addressee or five (5) days after it was sent, if sent by registered letter or overnight courier by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and e-mail addresses set forth below (or to such other addresses and e-mail addresses as a Party may designate by notice):

If to Marinus Pharmaceuticals, Inc.:	Marinus Pharmaceuticals, Inc.
5 Radnor Corporate Center, 100 Matsonford Road
100 Matsonford Road, Suite 500
Radnor, PA 19087
Attention: [***]
Tel: [***]
E-mail address: [***]

with a copy to (which shall not constitute notice):

Hogan Lovells US LLP

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1735 Market Street, Floor 23
Philadelphia, PA 19103
Attention: Steve J. Abrams
Tel: [***]
E-mail address: [***]

If to Orion Corporation:	Orion Corporation
Orionintie 1,
02200 Espoo, Finland
Attn: [***]
Tel: [***]

with a copy to (which shall not constitute notice):

Orion Corporation Legal Affairs
Orionintie 1,
02200 Espoo, Finland
Attn: [***]
Tel: [***]

15.	GENERAL

15.1Governing Law.  The Section 14.4 (Governing Law; English Language) of the Collaboration Agreement shall apply to this Agreement.

15.2Escalation of Disputes and Arbitration. The Section 14.5 (Dispute Resolution) of the Collaboration Agreement shall apply to this Agreement.

15.3In all cases where a term of this Agreement is uncertain and has yet to be definitively determined as indicated by a [ * ] in a provision of this Agreement, Supplier agrees to use Commercially Reasonable Efforts to diligently pursue a mutually agreeable resolution of such uncertainty in a timely fashion and with the goal of having all provisions complete no later than December 31, 2021 and Customer agrees to reasonably cooperate with Supplier to reach such resolution.  The Parties further agree that any such resolution of such uncertainties shall not prejudice the Customer in comparison to Supplier’s other customers or Supplier’s own operations. Resolved items shall be incorporated into the Agreement by one or more amendments to be agreed and executed by both Parties.

15.4Assignment.  The Section 14.1 (Assignment) of the Collaboration Agreement shall apply to this Agreement.

15.5Further Assurances.  Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.6Entire Agreement.  This Agreement and all Exhibits attached hereto (as the same may be amended from time to time by the written agreement of the Parties), the Collaboration Agreement, the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Pharmacovigilance Agreement and the Quality Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other documents, agreements, verbal consents, arrangements and understandings between the Parties with respect to the subject matter hereof. In the event of discrepancies between this Agreement and an  Exhibit, the terms and conditions of this Agreement shall prevail unless otherwise specifically stated to the contrary in the Exhibit. This Agreement shall not be amended orally, but only by an agreement in writing, signed by both Parties that states that it is an amendment to this Agreement. This Agreement is an integral part of the Collaboration Agreement, the terms and conditions of which shall, as applicable, apply to this Agreement to the extent not amended herein. Whenever “this Agreement” is referred to the Collaboration Agreement, such reference shall also mean this Supply Agreement to the extent the context so requires.

15.7Severability.  If and to the extent that any provision (or any part thereof) of this Agreement is held to be invalid, illegal or unenforceable, in any respect in any jurisdiction, the provision (or the relevant part thereof) shall be considered severed from this Agreement and shall not serve to invalidate the remainder of such provision or any other provisions hereof.  The Parties shall make a good faith effort to replace any invalid, illegal or unenforceable provision (or any part thereof) with a valid, legal and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.8Independent Contractor.  Supplier shall act as an independent contractor and neither Party shall have any authority to represent or bind the other Party in any way.

15.9No Waiver.  Any waiver by one Party of any right of such Party or obligation of the other Party must be in writing and shall not operate as a waiver of any subsequent right or obligation.

15.10Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement and shall become effective when one (1) or more counterparts have been signed by each of the Parties and delivered to the other Party/ies, it being understood that the Parties need not sign the same counterpart.  This Agreement, following its execution, may be delivered via PDF copies or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

15.11Exhibits. The following Exhibits shall be attached to this Agreement: 1) Exhibit A (Unit of Product, Per Unit Supply Price, Adjustment of Per Unit Supply Price), 2) Customer’s Third Party Code of Conduct, 3) Quality Agreement, 4) Pharmacovigilance Agreement, Exhibit B (List of Supplier’s Manufacturers).

[Signature page follows.]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ORION CORPORATION

By:
Name:
Title:

By:

Name:

Title:

MARINUS PHARMACEUTICALS, INC.

By:
Name:
Title:

MARINUS PHARMACEUTICALS EMERALD LIMITED

By:

Name:

Title:

[Signature page to Manufacturing and Supply Agreement]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT A

Unit of Product, Per Unit Supply Price, Adjustment of Per Unit Supply Price

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT 2

Customer’s Third Party Code of Conduct

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT 3

Quality Agreement

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBT 4

Pharmacovigiliance Agreement

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXHIBIT B

List of Supplier’s Manufacturers

[***]

[***]

.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE 1.20

CONTEMPLATED CLINICAL TRIALS

[***]

.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”,

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE 10.2

EXCEPTIONS

[***]

.